UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Montpelier Re Holdings Ltd.
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MONTPELIER RE HOLDINGS LTD.

Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda

NOTICE OF 2012 ANNUAL GENERAL MEETING OF MEMBERS (herein referred to as “Shareholders”)

To Be Held on May 18, 2012 at 10:30 a.m. Atlantic Daylight Time

To Our Shareholders:

The 2012 Annual General Meeting of Shareholders (the “2012 Annual Meeting”) of Montpelier Re Holdings Ltd. (the “Company”) will be held at the Company’s Principal Executive Offices at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda on May 18, 2012, at 10:30 a.m. Atlantic Daylight Time. At this meeting you will be asked to consider and vote on the following proposals:

1)             To fix the number of directors of the Company at twelve and to elect four Class A directors and one Class C director to the Company’s Board of Directors (the “Board”) for terms ending in 2015 and 2014, respectively,

2)             To elect the designated company directors in respect of Montpelier Reinsurance Ltd. (“Montpelier Re”), a wholly-owned reinsurance company organized under the laws of Bermuda,

3)             To approve the adoption of the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan (the “2012 LTIP”), which would go into effect from the conclusion of the 2012 Annual Meeting,

4)             To appoint PricewaterhouseCoopers, an independent registered public accounting firm, as the Company’s independent auditor for 2012 and to authorize the Board, acting by the Company’s Audit Committee, to set their remuneration, and

5)    To hold an advisory vote to approve executive compensation.

In addition, we will consider any other business as may properly come before the 2012 Annual Meeting and any adjournments thereof.

The Company’s audited financial statements as of and for the year ended December 31, 2011, as approved by the Board, will be presented at the 2012 Annual Meeting, pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and the Company’s Bye- Laws.

The close of business on March 23, 2012 has been fixed as the record date for determining the Shareholders entitled to notice of, and to vote at, the 2012 Annual Meeting or any adjournments thereof. For a period of at least ten days prior to the 2012 Annual Meeting, a complete list of Shareholders entitled to vote at the 2012 Annual Meeting will be open for examination by any Shareholder during ordinary business hours at the offices of the Company at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda. This Proxy Statement, the Notice of the 2012 Annual General Meeting of Shareholders and the accompanying form of proxy are being first mailed to Shareholders on or about April 4, 2012.

The Company’s Proxy Statement and 2011 Annual Report are also available at https://materials.proxyvote.com/G62185.

Shareholders are urged to complete, date, sign and return the enclosed proxy card to Montpelier Re Holdings Ltd. in the accompanying envelope, which does not require postage if mailed in the United States. Signing and returning a proxy card will not prohibit you from attending the 2012 Annual Meeting. Please note that the person designated as your proxy need not be a Shareholder. Persons who hold their voting shares in a brokerage account or through a nominee will likely have the added flexibility of directing the voting of their shares by telephone or over the internet.

By Order of the Board,

Jonathan B. Kim
Secretary

Pembroke, Bermuda

March 26, 2012

The Company was incorporated as an exempted Bermuda limited liability company under the laws of Bermuda in November 2001. Through its subsidiaries in Bermuda, the United States (the “U.S.”), the United Kingdom (the “U.K.”) and Switzerland, the Company provides customized and innovative insurance and reinsurance solutions to the global market.

Montpelier Re, our wholly-owned operating subsidiary based in Pembroke, Bermuda, is registered as a Bermuda Class 4 insurer. Montpelier Re seeks to identify and underwrite attractive insurance and reinsurance opportunities by combining underwriting experience with proprietary risk pricing and capital allocation models and catastrophe modeling tools.

Montpelier Syndicate 5151 (“Syndicate 5151”), our wholly-owned Lloyd’s of London syndicate based in London, underwrites property insurance and reinsurance, engineering, marine hull and liability, cargo and specie risks as well as specialty casualty classes sourced mainly from the London, U.S. and European markets. Montpelier Capital Limited, our wholly-owned subsidiary based in London, serves as Syndicate 5151’s sole corporate member. Montpelier Underwriting Agencies Limited (“MUAL”), our wholly-owned Lloyd’s Managing Agent based in London, manages Syndicate 5151. Montpelier Underwriting Services Limited (“MUSL”), our wholly-owned subsidiary based in London, provides support services to Syndicate 5151 and MUAL.

Montpelier Underwriting Inc. (“MUI”) and Montpelier Europa AG (“MEAG”), our wholly-owned Lloyd’s Coverholders, are authorized to enter into contracts of insurance and reinsurance and/or issue documentation on behalf of Syndicate 5151. MUI, based in Hartford, Connecticut, underwrites reinsurance business on behalf of Syndicate 5151 through managing general agents and intermediaries. MEAG, based in Baar, Canton Zug, Switzerland, focuses on marketing activities in Continental Europe and the Middle East on behalf of Syndicate 5151 and Montpelier Re.

Montpelier Technical Resources Ltd. (“MTR”), our wholly-owned subsidiary based in Woburn, Massachusetts and Hanover, New Hampshire, provides accounting, finance, legal, risk management, information technology, internal audit, human resources and advisory services to the Company and many of its subsidiaries.

MONTPELIER RE HOLDINGS LTD.

Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda

PROXY STATEMENT

2012 Annual General Meeting of Shareholders

May 18, 2012

General Information

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board to be voted at the 2012 Annual Meeting to be held at the Company’s Principal Executive Offices at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda on May 18, 2012 at 10:30 a.m. Atlantic Daylight Time, or any postponement or adjournment thereof. This Proxy Statement, the Notice of 2012 Annual General Meeting of Shareholders and the accompanying form of proxy are being first mailed to Shareholders on or about April 4, 2012.

As of March 23, 2012, the record date for the determination of persons entitled to receive notice of, and to vote at, the 2012 Annual Meeting, there were 59,338,505 common shares of the Company, par value U.S. 1/6 cent per share (“Common Shares”), outstanding. Common Shares are the only class of our equity securities entitled to vote at the 2012 Annual Meeting. Common Shares are quoted on the New York Stock Exchange, Inc. (the “NYSE”) under the symbol “MRH” and the Bermuda Stock Exchange under the symbol “MRH BH”.

Holders of Common Shares are entitled to one vote on each matter to be voted upon by the Shareholders at the 2012 Annual Meeting for each Common Share held. Pursuant to Bye-Law 51 of our Bye-Laws, if, and so long as, the “Controlled Shares” (as defined below) of any person would otherwise represent more than 9.5% of the voting power of all of the Common Shares entitled to vote at an election of directors, then the votes conferred by the Controlled Shares owned by such person shall be reduced by whatever amount is necessary so that after any such reduction such votes shall constitute no more than 9.5% of the total voting power of all the Common Shares entitled to vote at any election of directors as set forth in our Bye-Laws. A Shareholder’s voting power in excess of 9.5% will be redistributed proportionally among the other Shareholders so that 100% of the voting power of all Common Shares is entitled to be cast. Such reduction of voting power may have the effect of increasing another Shareholder’s voting power to more than 9.5%, thereby requiring a corresponding reduction in such other Shareholder’s voting power and a corresponding proportional redistribution of such reduction. In addition, our Board may adjust a Shareholder’s voting rights to the extent that it reasonably determines in good faith that it is necessary to do so to avoid adverse U.S. tax consequences or materially adverse legal or regulatory treatment to the Company or any subsidiary of the Company or to any Shareholder or affiliate controlled by such Shareholder. “Controlled Shares” shall include, among other things, all Common Shares that a person is deemed to beneficially own directly, indirectly or constructively within the meaning of Section 958 of the U.S. Internal Revenue Code (the “Code”).

In order to determine the number of Controlled Shares owned by each Shareholder, we are authorized to require any Shareholder to provide information as to that Shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the Shareholder’s Common Shares, relationships with other Shareholders or any other facts the directors may deem relevant to a determination of the number of Common Shares attributable to any person. We may, in our reasonable discretion, reduce or disregard the votes attached to Common Shares of any holder failing to respond to such a request or submitting incomplete or inaccurate information. In 2012, we anticipate the need to reduce the voting power of at least one Shareholder in accordance with Bye-Law 51 as described above. See “Section 16(a) Beneficial Ownership Reporting Compliance”.

The presence of two or more persons present in person and representing in person or by proxy in excess of 50% of the total combined voting power (that is, the number of maximum possible votes entitled to attend and vote at a general meeting, after giving effect to Bye-law 51) of all of the issued and outstanding Common Shares throughout the meeting shall form a quorum for the transaction of business at the 2012 Annual Meeting.

At the 2012 Annual Meeting, Shareholders will also receive the report of our independent registered public accounting firm and may be asked to consider and take action with respect to such other matters as may properly come before the 2012 Annual Meeting.

Each of the Shareholder proposals presented herein will be decided by the affirmative vote of a majority of the voting rights attached to the Common Shares voted at the 2012 Annual Meeting, subject to Bye-law 51, provided a quorum is present. The Company intends to conduct all voting at the 2012 Annual Meeting by poll to be requested by the Chairman of the meeting, in accordance with the Company’s Bye-Laws. While the advisory vote on Proposal 5, “An Advisory Vote to Approve Executive Compensation” will not be binding upon the Company, the Board will consider the outcome of this vote when considering executive compensation.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 18, 2012. The Proxy Statement and the 2011 Annual Report are available at https://materials.proxyvote.com/G62185.

About the 2012 Annual Meeting

Where and when will the 2012 Annual Meeting be held?

The 2012 Annual Meeting will be held at the Company’s Principal Executive Offices at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda on May 18, 2012 at 10:30 a.m. Atlantic Daylight Time.

What will I be voting on?

At this meeting you will be asked to consider and vote on the following proposals:

1)             To fix the number of directors of the Company at twelve and to elect four Class A directors and one Class C director to the Board for terms ending in 2015 and 2014, respectively,

2)             To elect the designated company directors in respect of Montpelier Re,

3)             To approve the adoption of the 2012 LTIP, which would go into effect from the conclusion of the 2012 Annual Meeting,

4)             To appoint PricewaterhouseCoopers, an independent registered public accounting firm, as the Company’s independent auditor for 2012 and to authorize the Board, acting by the Company’s Audit Committee, to set their remuneration, and

5)             To hold an advisory vote to approve executive compensation.

In addition, we will consider any other business as may properly come before the 2012 Annual Meeting and any adjournments thereof.

How do I vote my Common Shares?

You can vote either in person at the 2012 Annual Meeting or by proxy whether or not you can attend the 2012 Annual Meeting.

To vote by proxy, you must either:

•     complete the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,

•     vote by telephone (instructions are on the proxy card), or

•     vote by Internet (instructions are on the proxy card).

Can I change my vote?

Yes. Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company, at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda, a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the 2012 Annual Meeting.

What if I don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your Common Shares will be voted in accordance with the Board’s recommendations.

How many votes are required to elect Directors and to adopt the proposals?

Each of the Shareholder proposals presented herein will be decided by the affirmative vote of a majority of the voting rights attached to the Common Shares voted at the 2012 Annual Meeting, subject to Bye-law 51, provided a quorum is present. The Company intends to conduct all voting at the 2012 Annual Meeting by poll to be requested by the Chairman of the meeting, in accordance with the Company’s Bye-Laws. While the advisory vote on Proposal 5, “An Advisory Vote to Approve Executive Compensation” will not be binding upon the Company, the Board will consider the outcome of these votes when considering executive compensation.

Could other matters be decided at the 2012 Annual Meeting?

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of 2012 Annual Meeting and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters at their discretion.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

How can I access proxy materials and the 2011 Annual Report electronically?

The Proxy Statement and the 2011 Annual Report are available at https://materials.proxyvote.com/G62185.

Solicitation and Revocation

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD.

Such persons designated as proxies serve as officers of the Company. Any Shareholder desiring to appoint another person to represent him or her at the 2012 Annual Meeting may do so either by inserting such person’s name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Secretary of the Company at the address indicated herein before the time of the 2012 Annual Meeting. It is the responsibility of the Shareholder appointing such other person to represent him or her as proxy to inform such person of this appointment.

All Common Shares represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions given thereon. If no instructions are provided in a properly executed proxy, it will be voted in accordance with the Board’s recommendations as set forth on the accompanying form of proxy, and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the 2012 Annual Meeting. If a Shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the Common Shares in respect of which he or she is appointed proxyholder in accordance with the directions of the Shareholder appointing him or her. Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company, at Montpelier House, 94 Pitts Bay Road, Pembroke HM08, Bermuda, a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the 2012 Annual Meeting. Attendance at the 2012 Annual Meeting by a Shareholder who has executed and delivered a proxy to us shall not constitute a revocation of such proxy.

Member brokerage firms of the NYSE that hold Common Shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions, vote in their discretion upon the proposal to appoint PricewaterhouseCoopers, an independent registered public accounting firm, as the Company’s independent auditor for 2012 and to authorize the Company’s Board, acting by the Company’s Audit Committee, to set their remuneration. The elections of directors, the approval of the 2012 LTIP and the advisory vote to approve executive compensation are considered to be non-routine matters upon which a broker will not have discretionary authority to vote if no instructions are given by the beneficial owner of the Common Shares. Broker non-votes occur when Common Shares held for a beneficial owner are not voted. If a Shareholder abstains from voting, or if a Shareholder’s Common Shares are treated as a broker non-vote, those Common Shares will not be considered as votes cast “For” or “Against” the proposal, but will be included in the number of Common Shares represented for the purpose of determining whether a quorum is present.

We will bear the cost of solicitation of proxies. We have engaged the firm of Georgeson Shareholder Communications Inc. to assist us in the solicitation of proxies for a fee of $7,750, plus the reimbursement of reasonable out-of-pocket expenses. Further solicitation may be made by our directors, officers and employees personally, by telephone, by internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the 2012 Annual Meeting to the beneficial owners of Common Shares which such persons hold of record.

PROPOSAL 1

APPROVAL OF A TWELVE MEMBER BOARD AND ELECTION OF DIRECTORS

Our Bye-Laws provide for a classified Board, divided into three classes of approximately equal size. Each director serves a three-year term, except in the case of a director appointed to fill a casual vacancy. Currently, our full board consists of twelve directors.

At the 2012 Annual Meeting, Shareholders are requested to elect four nominees to Class A and one nominee to Class C for terms ending in 2015 and 2014, respectively.

Messrs. Bruton, Collins, Eisenson and Taylor and Ms. Straight have been nominated for election as directors at the 2012 Annual Meeting by the Compensation and Nominating Committee (the “Compensation Committee”). If elected, each of Messrs. Bruton, Collins and Taylor and Ms. Straight will serve as Class A directors for a three-year term expiring at the Company’s 2015 Annual General Meeting of Shareholders and Mr. Eisenson will serve as a Class C director for a two-year term expiring at the Company’s 2014 Annual General Meeting of Shareholders or until their respective successors are elected and qualified. In the event that Shareholders fail to elect each of the director nominees, the number of nominees elected plus the number of directors previously elected shall be deemed to be the number of directors so fixed.

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 1 WHICH CALLS FOR THE APPROVAL OF A TWELVE MEMBER BOARD AND ELECTION OF THE DIRECTOR NOMINEES.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Director Nominees

The current members and nominees of the Board and terms of each class are set forth below:

			Director
Name	Age	Position	Since

Class A - term ending 2012
John G. Bruton *	64	Director	2010
John D. Collins *	73	Director	2007
Candace L. Straight *	64	Director	2006
Anthony Taylor *	66	Chairman	2001

Class B - term ending 2013
Heinrich Burgi	62	Director	2010
Thomas G.S. Busher	56	Deputy Chairman, COO and EVP	2007
Morgan W. Davis	61	Director	2006
John F. Shettle, Jr.	57	Director	2004

Class C - term ending 2014
Michael R. Eisenson *	56	Director	2011
Christopher L. Harris	42	Director, President and CEO	2008
J. Roderick Heller III	74	Director	2007
Ian M. Winchester	65	Director	2007

* Nominated for election at the 2012 Annual Meeting.

Each of the director nominees for election at the 2012 Annual Meeting have been nominated by the Compensation Committee and director nominees Bruton, Collins, Straight and Taylor were previously elected by Shareholders. Mr. Eisenson was appointed to the Board in 2011 to replace Clement S. Dwyer, Jr., an independent director who resigned from the Board effective September 30, 2011.

The following information presents the principal occupation, business experience and recent business activities involving the Company and other affiliations of the directors and director nominees.

Class A Directors, term expiring in 2012:

John G. Bruton. Mr. Bruton has served as Prime Minister (Taoiseach) of Ireland from 1994 to 1997 and previously as Minister for Finance, Minister for Industry and Energy and Minister for Industry and Trade.  He was also President of the Council of the European Union in 1996, member from 2001 to 2004 of the Presidency (Preasidium) of the Convention on the Future of Europe and Ambassador of the European Union to the United States from 2004 to 2009.  He is currently a member of the Board of Directors of the Ingersoll Rand Corporation and of the Centre for European Policy Studies.  He is also a Distinguished Fellow at the Centre for Transatlantic Studies at Johns Hopkins University. He was chosen as a director nominee for his extensive understanding of institutional structures and policies, especially within the European Union and in terms of its relations with other regions, economies and markets.

John D. Collins. Mr. Collins is currently a director of Suburban Propane Partners, L.P. In 1999, he retired from his role as a senior audit partner with KPMG LLP (“KPMG”) in New York City. Since then he has been a consultant to KPMG and subsequently to a number of other companies. During his career, Mr. Collins served a five-year term as the U.S. representative on the International Auditing Procedures Committee, which developed auditing standards for use worldwide. He has also previously served as a director of Mrs. Fields’ Original Cookies, Inc., a trustee of eight investment companies in the Columbia Atlantic Mutual Funds Group and as a member of the Board of Le Moyne College in Syracuse, New York. Mr. Collins has extensive knowledge and understanding of generally accepted accounting principles and auditing standards. With his strong financial and accounting background, Mr. Collins serves as our Audit Committee Chair and meets the U.S. Securities and Exchange Commission (the “SEC”) definition of an audit committee financial expert.

Candace L. Straight. Ms. Straight is currently a self-employed investment banking consultant specializing in the insurance industry. From 1998 to 2003, she was as an Advisory Director of Securitas Capital, LLC (“Securitas”), a global private equity investment firm specializing in insurance and financial services related industries. She is currently a director of Neuberger Berman Mutual Funds and is a current or former member or trustee of numerous non-profit boards and commissions. Throughout her career she has worked for numerous corporations, including Merck & Co. Inc. and Bankers Trust Company. From 1987 to 1996, Ms. Straight was a principal of Head & Company LLC, a merchant banking firm specializing in the insurance industry. Head & Company LLC acquired numerous companies, including Integon Corporation, Sphere Drake and Marketing One. Ms. Straight was president of Integon Corporation from 1990 to 1992 and served as a director until 1995. She also served as a director of Integon Life, Marketing One and Drake Holdings. Ms. Straight has extensive experience in the areas of capital and investment management, capital markets and strategic planning.

Anthony Taylor. Mr. Taylor currently serves as our Non-Executive Chairman, a post he has held since January 1, 2010. He has also previously served as the Company’s President, Chief Executive Officer (“CEO”) and Executive Chairman. From 1983 to 1998, Mr. Taylor served as the Active Underwriter for Lloyd’s Syndicate Number 51 “A Taylor & Others”, a non-marine syndicate, which was managed initially by Willis Faber Agencies and later by Wellington Underwriting Agencies Limited (“Wellington Agencies”). From 1999 to 2001, Mr. Taylor was Chairman of Wellington Underwriting Inc., as well as Underwriting Director of Wellington Agencies. During 2001, Mr. Taylor was Chairman of Wellington Agencies and Deputy Chairman of Wellington Underwriting plc (“Wellington Underwriting”). Mr. Taylor is a Fellow of the Chartered Insurance Institute and has held various committee and board positions for the Lloyd’s market. In 2010, Mr. Taylor joined the Board of Hardy Underwriting Bermuda Limited and in 2010 he also joined the Board of CATCo Reinsurance Opportunities Fund Ltd. as Non-Executive Chairman. Mr. Taylor has more than forty-five years of experience in the global insurance and reinsurance industries and is an experienced public company executive and director.

Class B Directors, term expiring in 2013:

Heinrich Burgi. Dr. Burgi received his legal doctorate and barrister degree in Switzerland where he specialized in commercial and tax law. A former airline pilot with Swissair, Dr. Burgi has over twenty-five years of experience in various line and senior management positions at leading reinsurers Winterthur Re (now Partner Re) and Swiss Re in Zurich and Hong Kong, where he served in various capacities from 1982 to 2005, including as Global Head of Aviation and Marine and Head of their Group Chief Underwriting Office in Asia. He has also served many years as president of the Swiss Aviation Pool and retired in 2005 as a member of Swiss Re’s senior management. In 2006, Dr. Burgi was the co-founder and Chief Operating Officer/Chief Underwriting Officer of Asia Capital Re in Singapore and later co-founder of ACR ReTakaful in Bahrain and Kuala Lumpur. Dr. Burgi is a multi-lingual Swiss citizen with extensive experience in underwriting as well as in strategic and operational management.

Thomas G.S. Busher. Mr. Busher joined the Company in 2001 and currently serves as Deputy Chairman, Chief Operating Officer (“COO”) and an Executive Vice President (“EVP”) of the Company. Mr. Busher also serves as the Company’s Head of European Operations and as Chairman of MUAL. From 1985 to 2000, he was employed by Wellington Underwriting, where he served as Director and Group Secretary and as Director and Secretary of Wellington Agencies. Mr. Busher also formerly served as Chairman of Lloyd’s Underwriting Agents Association and as a member of the Business Conduct Committee of Lloyd’s Regulatory Board and of Lloyd’s/FSA Liaison Committee. Mr. Busher is a Solicitor of the Supreme Court of England & Wales. He has extensive strategic and operational as well compliance and regulatory management experience.

Morgan W. Davis. Mr. Davis currently serves as a director of White Mountains Insurance Group, Ltd. (“White Mountains”). He also serves as a director of OneBeacon Insurance Group, Ltd. (“OneBeacon”), a specialty insurer and an affiliate of White Mountains, and was formerly Managing Director at OneBeacon from 2001 to 2005. From 1994 to 2001, Mr. Davis served in various executive capacities at White Mountains. Mr. Davis also previously served as a director of Answer Financial Inc. and Esurance Holdings, Inc., which were both wholly-owned subsidiaries of White Mountains. Prior to that, he was with Fireman’s Fund Insurance Company for seven years and INA/Cigna Corporation (“CIGNA”) for ten years. In addition, Mr. Davis’s public service includes his role as a director on the Board of The African Development Foundation, an independent U.S. Federal agency established to support African-designed and African-driven solutions that address grassroots economic and social problems for marginalized populations. Mr. Davis has extensive insurance industry experience, specifically in the areas of underwriting and claims management, and is an experienced public company executive and director.

John F. Shettle, Jr. Mr. Shettle is an Operating Partner of Stone Point Capital, a private equity firm focused on the global financial services industry. Prior to joining Stone Point, Mr. Shettle was a Senior Advisor and Operating Partner at Lightyear Capital, a private equity firm providing buyout and growth capital to companies in the financial services industry. From August 2005 to November 2007, he was the President and CEO of the Victor O. Schinnerer Company, where he was responsible for running two of the largest underwriting management insurance organizations in North America, Victor O. Schinnerer & Company, Inc. and ENCON Group Inc. Mr. Shettle has served as a Senior Managing Director of Securitas and was the CEO of AVEMCO Corporation and Tred Avon Capital Advisors, Inc. Mr. Shettle is a director of Cunningham Lindsey Group Limited, Sharebridge Holdings, Inc. and Sagicor Financial Corporation. Mr. Shettle has more than thirty years of experience in the global insurance industry and has extensive experience in underwriting, finance and strategic and operational management.

Class C Directors and Director Nominees, term expiring in 2014:

Michael R. Eisenson. Mr. Eisenson was appointed to the Board in September 2011. He is a Managing Director, the Chief Executive Officer and co-founder of Charlesbank Capital Partners, LLC (“Charlesbank”), a private equity investment firm based in Boston and New York. Prior to co-founding Charlesbank in 1998, Mr. Eisenson was the President of Harvard Private Capital Group, Inc. (“Harvard”), Charlesbank’s predecessor. Before joining Harvard, Mr. Eisenson was with the Boston Consulting Group, a corporate-strategy consulting firm. Mr. Eisenson also serves on the Board of Directors of Blueknight Energy Partners, CIFC Corp. and Penske Auto Group, Inc., as well as several privately held Charlesbank portfolio companies. Mr. Eisenson was formerly a director of Catlin Group Limited, Playtex Products, Inc. and Caliper Life Sciences. Mr. Eisenson has extensive experience in the areas of finance and investments and is an experienced public company director.

Christopher L. Harris. Mr. Harris currently serves as President and CEO of the Company. He was promoted to President on January 1, 2008 and became CEO on July 1, 2008. He originally joined the Company in 2002 as Chief Actuary and Senior Vice President (“SVP”) and was later named Chief Risk Officer in 2005 and Chief Underwriting and Risk Officer in 2006. Prior to joining the Company, from 2001 to 2002, Mr. Harris was employed by Allianz Risk Transfer, where he was Chief Actuary, North America. Prior to his employment with Allianz, Mr. Harris ran the actuarial consulting practice for KPMG Bermuda from 1998 to 2001. Mr. Harris is a Fellow of the Casualty Actuarial Society, a Chartered Property and Casualty Underwriter and a Chartered Financial Analyst. He has extensive experience in the global insurance and reinsurance industries, particularly in the areas of underwriting, actuarial, aggregate management and strategic and operational management.

J. Roderick Heller III. Mr. Heller is currently Chairman and CEO of Carnton Capital Associates, a private investment corporation in Washington, D.C. From 1986 to 1997, Mr. Heller served as Chairman and CEO of NHP Inc. (“NHP”) and various related organizations. Prior to its sale in 1997, NHP was a public company which, collectively with NHP Partners, Inc., was the largest owner and operator of apartment properties in the U.S. From 1971 to 1982, Mr. Heller was a partner in the law firm of Wilmer, Cutler & Pickering in Washington, D.C. He served as Chairman of National Capital Revitalization Corporation, the economic development corporation of Washington, D.C., from 2001 until 2003, and is on the board of First Potomac Realty Trust and various private for-profit corporations. Mr. Heller has extensive experience in the areas of legal and regulatory compliance, capital markets and investment management.

Ian M. Winchester. Mr. Winchester is currently a Managing Partner and Chairman of the Investment Committee of BHC Winton Funds, L.P. investment funds, which focus on providing capital to syndicates operating in the Lloyd’s of London market, and the Managing Director - Insurance for Brooks, Houghton & Co., a privately owned specialist investment banking and fund management firm founded in 1989. From 1985 to 2006, he was with T&H Holdings, Inc., parent of Toplis and Harding, Inc., one of the oldest independent insurance outsourced services companies in North America specializing in claims adjusting work, where he served as Chairman, President and CEO and where he continues to serve as a non-executive director. From 1970 to 1985, he was with Winchester Bowring, Ltd., a specialist reinsurance broker at Lloyd’s and a subsidiary of Marsh & McLennan, Inc., where he served as Managing Director from 1976 to 1985, and from 1964 to 1970 he was with Alexander Howden, Ltd., now a part of Aon Corporation, where he served as an Assistant Director from 1968 to 1970. Mr. Winchester has also been an Underwriting Member of Lloyd’s since 1978. Mr. Winchester has over forty years of experience in the insurance and reinsurance industry, particularly in the areas of reinsurance brokerage, insurance loss adjusting and strategic and operational management.

Executive Officers

(as of March 23, 2012)

			Executive
			Officer
Name	Age	Principal Position	Since

Christopher L. Harris (1) (2)	42	President and CEO	2006
Michael S. Paquette (3)	48	CFO and EVP	2007
Thomas G.S. Busher (1) (4)	56	Deputy Chairman, COO and EVP	2001
Christopher T. Schaper	47	President, Montpelier Re	2011
Timothy P. Aman	45	Chief Risk Officer and SVP	2011
William Pollett (5)	44	Chief Corporate Development and Strategy Officer and SVP	2007
Jonathan B. Kim (6)	46	General Counsel, Secretary and SVP	2004
George A. (Chip) Carbonar (7)	50	Controller	2011

(1)         See the biographies of Messrs. Harris and Busher under “Proposal 1 — Approval of a Twelve Member Board and Election of Directors”.

(2)         Mr. Harris also serves as Chairman and CEO of Montpelier Re. He also serves as Chairman of Montpelier Re U.S. Holdings Ltd. (“MRUSHL”), and a director of MUI, MUAL and MTR.

(3)         Mr. Paquette also serves as Finance Director of MUAL and President of MRUSHL and MTR. He is a director of MRUSHL, MUAL and MUI and is Chairman of MTR.

(4)         Mr. Busher also serves as Deputy Chairman, COO and EVP of Montpelier Re. He also serves as Chairman of MUSL, MUAL and MEAG.

(5)         Mr. Pollett also serves as the Company’s Treasurer and as Montpelier Re’s Treasurer and SVP.

(6)         Mr. Kim also serves as a director and Secretary of MRUSHL, MUI and MTR.

(7)         Mr. Carbonar also serves as Controller and Vice President of MTR.

Michael S. Paquette. Mr. Paquette currently serves as our Chief Financial Officer (“CFO”) and is an EVP of the Company. He has held these positions since May 1, 2008. Prior to joining the Company in May 2007 as Controller and SVP, he spent eighteen years with White Mountains in various capacities, including Controller and SVP, and four years with KPMG as an auditor. Mr. Paquette assisted White Mountains in establishing the Company in 2001 and is a Certified Public Accountant (CPA), a Certified Management Accountant (CMA) and a Certified Financial Manager (CFM).

Christopher T. Schaper. Mr. Schaper joined the Company in 2011 as the President of Montpelier Re where he is responsible for the underwriting strategy, profitability and growth of Montpelier Re’s Bermuda-based businesses, including reinsurance and insurance accountability. Mr. Schaper has twenty-five years of experience within the insurance and reinsurance industry, most recently with Endurance Specialty Holdings Ltd. where he served from 2002-2011 as Head of Casualty Treaty until 2006 and as Head of Reinsurance and Chief Underwriting Officer from 2006-2011. Mr. Schaper is a Chartered Property Casualty Underwriter (CPCU).

Timothy P. Aman. Mr. Aman is responsible for our risk management activities, including ceded reinsurance, catastrophe modelling, enterprise risk management and financial modelling. He joined the Company in August of 2007 as an SVP and Risk Management Officer, with nineteen years of insurance and reinsurance experience, including eleven years with Guy Carpenter & Company, LLC (“Guy Carpenter”). During his tenure as managing director at Guy Carpenter, Mr. Aman served as a senior reinsurance and retrocessional treaty broker and risk management advisor. From 1989 to 1996, he served in the International & Marine department at St. Paul Re and the actuarial department at CIGNA. He is a fellow of the Casualty Actuarial Society and is a member of the American Academy of Actuaries.

William Pollett. Mr. Pollett currently serves as Chief Corporate Development and Strategy Officer, Treasurer and is an SVP of the Company. Prior to joining the Company in 2006, he spent five years with ACE Group, initially as CFO of ACE Tempest Re and then as Senior Financial Analyst and SVP at ACE Limited. Prior to the ACE Group, Mr. Pollett was employed by the OIL Group of Companies for seven years in various capacities, including Treasurer and Vice President of its investment companies. Mr. Pollett is a Chartered Financial Analyst (CFA) and a Chartered Accountant (CA).

Jonathan B. Kim. Mr. Kim currently serves as General Counsel, Secretary and an SVP of the Company as well as a director of the Montpelier Re Foundation, the Company’s charitable arm. Prior to joining the Company from 1991 to 1998, he worked for Winthrop, Stimson, Putnam & Roberts (currently Pillsbury Winthrop Shaw Pittman LLP) in New York. Subsequently, he served as in-house counsel to a number of start-up ventures and worked in London as an Account Director for Modem Media, Inc. (now part of the Publicis Groupe S.A.). From 2002 to 2004, Mr. Kim was with AXA Advisors, LLC, a subsidiary of the AXA Group, in New York.

George A. (Chip) Carbonar.  Mr. Carbonar currently serves as our Controller. Prior to joining the Company in 2007 as Vice President - Finance of MTR, Mr. Carbonar served as Assistant Controller to OneBeacon and its predecessors for twenty years.  Mr. Carbonar is a Certified Public Accountant (CPA) and has an extensive background in Generally Accepted Accounting Principles, statutory and management accounting and reporting, information technology, reinsurance accounting, premium and loss control and receivables management.

Corporate Governance and Related Matters

The Board acts as the Company’s ultimate decision maker and advises and oversees management, which is responsible for day-to-day operations. The Company has adopted Corporate Governance Guidelines to provide a framework for the governance of the Company. This document is available on our website at (www.montpelierre.bm > Corporate Governance > Governance Documents > Corporate Governance Guidelines and Procedures) and may also be obtained at no charge upon written request to the attention of the Company Secretary at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics for all its directors, officers and employees, including the Company’s CEO and CFO. This document is available on our website at (www.montpelierre.bm > Corporate Governance > Governance Documents > Code of Conduct and Ethics) and may also be obtained at no charge upon written request to the attention of the Company Secretary at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda.  Any waiver of any part of the Code of Conduct and Ethics for executive officers or directors may be made only by the Board (or the Audit Committee) and will be promptly disclosed to Shareholders as required by SEC and NYSE rules.

The Board and Committees

The Board

The Board is elected by the Shareholders.  It selects the CEO, the CFO and other members of the senior management team, who are charged with the conduct of the Company’s business.  After selecting the senior management team, the Board acts as an advisor to senior management and ultimately monitors its performance.  The Board’s ability to monitor senior management’s performance is facilitated by the presence of independent directors who have substantive knowledge of the Company’s business.

The Board has determined that the positions of CEO and Chairman of the Board should be held by two different individuals. The Board believes that its current leadership structure is appropriate for the Company at this time because the CEO and our Chairman of the Board fulfill separate and distinct roles. The CEO is responsible for the day-to-day management of the Company while our Chairman of the Board presides over meetings of the Board and acts as liaison between the non-management directors and the CEO.

Board Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. The Board receives regular reports from the Enterprise Risk Management Committee on the risk management work undertaken by management and the extent of any action taken to address areas identified for improvement. The Board defines the risk measures to be used within the Company, including the definition of the Company’s risk appetite and its risk tolerances.  Extensive and informed discussion of risk management reporting, risk tolerance, risk measurement, capital management and corporate strategy takes place at each of our Board meetings.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management.  In particular, the Audit Committee supervises and oversees the review of the financial reporting process and internal audit functions that are designed to provide management and the Audit Committee with assessments of the Company’s risk management processes and internal control systems.  The Underwriting Committee oversees the Company’s underwriting risk management exposure and the Finance Committee oversees the Company’s investment risk management.  In setting compensation, the Compensation Committee strives to implement a compensation structure that rewards performance and discourages risk-taking that is inconsistent with the Company’s business strategy.

Director Independence

Members of the Audit Committee and the Compensation Committee must meet all applicable independence tests as defined by the NYSE, the SEC and the Company’s Categorical Standards for Director Independence (the Company’s “Independence Standards”) as adopted by the Board and attached hereto as Appendix A.

The Board and the Compensation Committee have reviewed the responses of directors and director nominees to a questionnaire asking about their direct and indirect relationships with the Company (including those of their immediate family members) and other potential conflicts of interest, as well as pertinent materials provided by management related to transactions, relationships or arrangements between the Company and the directors or director nominees or parties related thereto.

The Board has concluded that each of the Company’s directors and director nominees, other than Messrs. Busher, Harris and Taylor, are independent in accordance with the director independence standards of the NYSE and the Company’s Independence Standards and that none of the Company’s directors and director nominees, other than Messrs. Busher, Harris and Taylor, has a material relationship with the Company that would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director.  Only Messrs. Busher, Harris and Taylor, by virtue of their current or, in the case of Mr. Taylor, former management positions with the Company, are not considered to be independent directors. Accordingly, the majority of the Board is comprised of independent directors.

Board and Committee Meetings

During 2011, the following meetings of the Board were held: nine meetings of the full Board (including telephonic meetings), seven meetings of the Audit Committee, five meetings of the Compensation Committee and four meetings each of the Finance Committee and the Underwriting Committee. During 2011, each of our directors attended over 75% of the aggregate of: (i) the total number of meetings of the Board (during the period such person was a director) and (ii) the total number of meetings held by all committees of the Board (during the period such director was a member).

Mr. Taylor, our Non-Executive Chairman of the Board, attends and presides over each regularly scheduled executive session of non-management directors.  Because Mr. Taylor is not “independent” as defined by the NYSE, the SEC and the Company’s Independence Standards, the Board meets at least once a year in executive session with only independent directors present.  On a rotating basis, the chairpersons of the Audit, Compensation, Finance and Underwriting Committees preside over these sessions.

It is the Board’s policy that all directors attend, or otherwise participate in, our Annual General Meetings of Shareholders unless unavoidably prevented from doing so. All of our directors were in attendance at our 2011 Annual General Meeting of Shareholders.

Committees of the Board

The Board had four standing committees during 2011: Audit Committee, Compensation Committee, Finance Committee and Underwriting Committee.

The following table describes the current members of each of the committees:

Director	Audit	Compensation	Finance	Underwriting
John G. Bruton (1)		X	X
Heinrich Burgi	X			X
Thomas G.S. Busher				X
John D. Collins	Chair		X
Morgan W. Davis		Chair	X
Michael R. Eisenson (2)		X		X
Christopher L. Harris (3)				X
J. Roderick Heller III		X	Chair
John F. Shettle, Jr.	X			X
Candace L. Straight (4)	X		X
Anthony Taylor (5)			X
Ian M. Winchester	X			Chair

(1)         Mr. Bruton served on the Audit Committee until May 18, 2011, at which time he was appointed to the Compensation Committee.

(2)         Mr. Clement S. Dwyer, Jr., an independent director who resigned from the Board effective September 30, 2011, formerly served on the Compensation and Underwriting Committees.  Mr. Eisenson was appointed to the Board on September 30, 2011, at which time he was appointed to the Compensation and Underwriting Committees.

(3)         Mr. Harris served on the Finance Committee until May 18, 2011, at which time he was appointed to the Underwriting Committee.

(4)         Ms. Straight served on the Compensation Committee until May 18, 2011, at which time she was appointed to the Audit Committee.

(5)         Mr. Taylor served on the Underwriting Committee until May 18, 2011, at which time he was appointed to the Finance Committee.

The Audit Committee, Compensation Committee, Finance Committee and Underwriting Committee charters are available on our website at www.montpelierre.bm.  The following summarizes the responsibilities of the various committees of the Board.

Audit Committee.  The Audit Committee has general responsibility for the oversight and surveillance of our accounting, reporting and financial control practices. The Audit Committee annually reviews the qualifications of our independent registered public accounting firm, is directly responsible for its selection and reviews the plan, fees and results of its audit.  In addition, the Audit Committee annually reviews the performance, organization and scope of the Company’s internal audit function. The Board has determined that all members of the Audit Committee are “independent,” as defined by the NYSE, the SEC and the Company’s Independence Standards. The Board has further determined that, of the persons on the Audit Committee, at a minimum Mr. Collins meets the requirements of being an “Audit Committee Financial Expert” under Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

In accordance with applicable NYSE listing standards, the Board has considered Mr. Collins’ service on the audit committees of more than one public company and has determined that such service does not impair his ability to serve effectively on the Company’s Audit Committee.  In each case the respective boards of directors have agreed that Mr. Collins has adequate time to fulfill his duties on each of the audit committees.

The Audit Committee has established a charter which outlines its primary duties and responsibilities.  This document is available on our website at (www.montpelierre.bm > Corporate Governance > Committees > Audit Committee Charter) and also may be obtained at no charge upon written request to the attention of the Company Secretary at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda. The Audit Committee’s report appears on page 14 of this Proxy Statement.

Compensation Committee.  The Compensation Committee: (i) assists in discharging the Board’s responsibilities regarding all compensation matters; (ii) oversees the administration of each of the compensation plans of the Company and its major subsidiaries, including its Long-Term Incentive Plan; (iii) reviews and makes recommendations on the compensation of the Company’s non-management directors; (iv) prepares the annual report on executive compensation for inclusion in the Company’s Annual Report on Form 10-K; and (v) fulfills all its other duties and responsibilities as outlined within its charter.

The Compensation Committee is responsible for all aspects of compensation and benefits policies for the Company’s CEO and all other executive officers. This includes approving and reviewing performance measures, evaluating performance and reviewing and approving all salary and incentive payments and equity awards for the Company’s CEO and all other executive officers. The Compensation Committee is also responsible for recommending to the Board management succession for all executive officers of the Company, including the CEO. In addition, the Committee searches for qualified director candidates as needed and reviews background information of candidates for selection to the Board, including those recommended by Shareholders, and makes recommendations to the Board regarding such candidates. The Board has determined that all members of the Compensation Committee are “independent” as defined by the NYSE, the SEC and the Company’s Independence Standards.

The Compensation Committee has established a charter, which outlines its primary duties and responsibilities.  This document is available on our website at (www.montpelierre.bm > Corporate Governance > Committees > Compensation and Nominating Committee Charter) and may also be obtained at no charge upon written request to the attention of the Company Secretary at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda. The Compensation Committee annually reports on the Company’s Compensation Discussion and Analysis. The Compensation Committee’s report appears on page 28 of this Proxy Statement.

In carrying out its function to nominate candidates for election to the Board, the Compensation Committee seeks candidates who meet the criteria for selection and have any specific qualities or skills being sought based on input from members of the Board. The Compensation Committee believes that director candidates must have: (i) the highest standards of integrity, significant accomplishments in their chosen field of expertise and a notable degree of experience; (ii) experience with a high degree of responsibility in a business, non-profit organization, educational institution, professional services firm or other organization; (iii) an ability to commit the appropriate time to preparing for Board meetings, attending meetings and other corporate governance matters; (iv) an understanding of basic financial statements; and (v) familiarity with the role and function of a board of directors.

The Compensation Committee may also consider additional factors in evaluating a potential director candidate, including candidate qualifications that would assist the Board in achieving a mix that represents a diversity of background and experience. Such qualifications may include leadership skills, strategic or policy setting experience in a complex organization, experience and expertise that is relevant to the Company’s insurance and reinsurance businesses, including any specialized business experience, actuarial or underwriting expertise, other specialized skills, an ability to contribute meaningfully to the needs of the Company and the Board, high ethical character and a reputation for honesty, integrity and sound business judgment, an ability to represent the interests of Shareholders and any qualities and accomplishments that complement the Board’s existing strengths.

The Compensation Committee also evaluates whether such director candidate is independent, is financially literate, has accounting or related financial management expertise, qualifies as an audit committee financial expert and is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its Shareholders.

The Compensation Committee may identify potential nominees for director through director suggestions, management recommendations, business, insurance industry and other contacts and Shareholder nominations. The Compensation Committee may, to the extent it deems appropriate, engage a third-party search firm and other advisors to identify potential nominees for director.

Finance Committee. The Finance Committee approves and oversees the policies, processes and procedures related to our investing activities and monitors our investment performance. The Finance Committee also oversees our capital structure and financing arrangements.

Underwriting Committee. The Underwriting Committee approves and oversees the policies, processes and procedures related to our underwriting activities and monitors our underwriting performance.

Shareholder Recommendations

Shareholders who wish to recommend a person or persons for consideration as a nominee for election to the Board should send a written notice by mail, c/o Company Secretary, Montpelier Re Holdings Ltd., Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda, or by fax to (441) 296-4358 and include the following information:

•            the name(s) and address(es) of the Shareholder(s) making the nomination as they appear in the Register of Members and of the beneficial owner (if any), the number of Common Shares which are owned beneficially and of record by such Shareholder(s) and the period for which such Common Shares have been held;

•            a representation from the Shareholder(s) that he is a holder of record of the Common Shares and that he intends to vote in person or by proxy at the Annual General Meeting of Shareholders to propose and vote for the nomination;

•           the name of each person whom the Shareholder(s) recommend(s) to be considered as a nominee;

•            a description of the relationship between the nominating Shareholder(s) and each nominee;

•            a business address and telephone number for each nominee (an e-mail address may also be included);

•            biographical information regarding such nominee, including the person’s employment and other relevant experience and a statement as to the qualifications of the nominee;

•            all information relating to such nominee required to be disclosed pursuant to Regulation 14A of the 1934 Act; and

•           written consent of the recommended nominee to nomination and to serving as a director, if elected.

Upon receipt of any such recommendations, the Company may request that the potential nominee complete a Directors’ and Officers’ Questionnaire soliciting information about such potential nominee’s independence, related party transactions and other relevant information required to be disclosed by the Company.

In the case of nominations or other proposals to be brought before the Annual General Meeting of Shareholders, Shareholders shall give notice of such proposals between 90 and 120 days prior to the first anniversary of the preceding Annual General Meeting of Shareholders.  In the event that the date of the Annual General Meeting of Shareholders is advanced more than 30 days or delayed more than 90 days, such notice shall be given between 120 days prior to the Annual General Meeting of Shareholders and the later of: (i) the 90th day prior to such Annual General Meeting of Shareholders; and (ii) the 10th day following the first public announcement by the Company of the date of the Annual General Meeting of Shareholders. In the case of a nomination to be brought before a Special General Meeting, Shareholders shall give notice of such nomination between 90 and 120 days prior to the date of the Special General Meeting or, if later, within 10 days of the date of the first public announcement by the Company of such Special General Meeting. Shareholders who submit nominations or other proposals must also provide certain information with regard to their economic and other interests. A Shareholder who desires instead to directly nominate a candidate for election to the Board of Directors at the Annual General Meeting or a Special General Meeting of Shareholders must meet the deadlines and other requirements set forth in the Company’s Amended and Restated Bye-Laws. Shareholders who wish to convene a Special General Meeting as provided by the Bermuda Companies Act 1981, as amended, must also provide certain information with regard to their economic and other interests.

Shareholder Communications

Shareholders, as well as any interested parties, may communicate directly with the Board or any one or more individual directors by mail, c/o Company Secretary, Montpelier Re Holdings Ltd., Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda or by fax at (441) 296-4358. All communications will be compiled and summarized by the Secretary of the Company. For communications addressed to a specific director, that director will receive such summary. The Chairman of the Board will receive the summary for all communications that are not addressed to a particular director.  All routine inquiries and information requests will be handled by the Company’s Corporate Affairs Manager.  All other correspondence will be evaluated by the Company’s Secretary, who will forward a particular communication to the appropriate Board or Board Committee member(s) upon determining that it is made for a valid purpose and is relevant to the Company and its business. At each regularly-scheduled meeting of the Board, the Company’s Secretary shall present a summary of all communications received since the last meeting that were not forwarded and upon request shall make such communications available to any or all of the directors.

Audit Committee Report

This report is being furnished by the Audit Committee of the Board with respect to the Company’s consolidated financial statements for the year ended December 31, 2011.

The Audit Committee has established a charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary. This document is available on the Company’s web site at (www.montpelierre.bm > Corporate Governance > Committees > Audit Committee Charter).

Company management is responsible for the preparation and presentation of complete and accurate consolidated financial statements. PricewaterhouseCoopers, our independent registered public accounting firm, is responsible for performing an integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with Public Company Accounting Oversight Board standards and for issuing a report based on its audit.

In performing its oversight role in connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2011, the Audit Committee has: (1) reviewed and discussed the audited consolidated financial statements with management; (2) reviewed and discussed with PricewaterhouseCoopers the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (3) received and discussed the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.  Based on these reviews and discussions, the Audit Committee has determined PricewaterhouseCoopers to be independent and has recommended to the Board that the audited consolidated financial statements be included in the 2011 Annual Report on Form 10-K (the “2011 10-K”) for filing with the SEC and for presentation to Shareholders at the 2012 Annual Meeting.

John D. Collins (Chair)	March 23, 2012
Heinrich Burgi
John F. Shettle, Jr.
Candace L. Straight
Ian M. Winchester

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 23, 2012 unless otherwise noted, with respect to the ownership of Common Shares by each person known by us to beneficially own 5% or more of our outstanding Common Shares.  Common Shares are the only class of our equity securities entitled to vote at the 2012 Annual Meeting.  As of March 23, 2012, we were not aware of any persons who beneficially owned 5% or more of our outstanding 8.875% Non-Cumulative Preferred Shares, Series A (“Preferred Shares”).

Name and Address of Beneficial Owner	Number of Common Shares Owned	Percentage of Common Shares Outstanding (1)

Charlesbank Capital Partners, LLC (2)	5,750,000	9.7%
200 Clarendon Street, 54th Floor
Boston, MA 02116

Dimensional Fund Advisors L.P. (3)	5,040,203	8.5%
Palisades West, Building One, 6300 Bee Cave Road
Austin, TX 78746

Donald Smith & Co., Inc. (4)	4,835,672	8.1%
152 West 57th Street
New York, NY 10019

LSV Asset Management (5)	3,630,188	6.1%
155 N. Wacker Drive, Suite 4600
Chicago, IL 60606

Times Square Capital Management, LLC (6)	3,553,505	6.0%
1177 Avenue of the Americas, 39th Floor
New York, NY 10036

BlackRock, Inc. (7)	3,265,625	5.5%
40 East 52nd Street
New York, NY 10022

The London Company (8)	3,151,968	5.3%
1801 Bayberry Court, Suite 301
Richmond, VA 23226

The Vanguard Group, Inc. (9)	3,044,047	5.1%
100 Vanguard Boulevard
Malvern, PA 19355

(1)         Based on 59,338,505 Common Shares outstanding as of March 23, 2012.

(2)         Information based on a Form 3 and a Schedule 13D, filed with the SEC by Charlesbank on October 11, 2011 and September 29, 2011, respectively.

(3)         Information based on a Schedule 13G/A, as of December 31, 2011, filed with the SEC by Dimensional Fund Advisors L.P. on February 13, 2012.

(4)         Information provided by Donald Smith & Co., Inc. on March 21, 2012.

(5)         Information based on a Form 13G, as of December 31, 2011, filed with the SEC by LSV Asset Management on February 3, 2012.

(6)         Information based on a Schedule 13G/A, as of December 31, 2011, filed with the SEC by Times Square Capital Management LLC on February 8, 2012.

(7)         Information based on a Form 13G/A, as of December 31, 2011, filed with the SEC by BlackRock, Inc. on February 13, 2012.

(8)         Information based on a Form 13G/A, as of December 31, 2011, filed with the SEC by The London Company on February 10, 2012.

(9)         Information based on a Form 13G/A, as of December 31, 2011, filed with the SEC by The Vanguard Group, Inc. on February 10, 2012.

Security Ownership of Management

The following table sets forth information, as of March 23, 2012, with respect to the beneficial ownership of Common Shares and Preferred Shares by each of our directors and our Named Executive Officers and by all of our directors and executive officers as a group.  None of the Common Shares or Preferred Shares shown as beneficially owned by our directors and executive officers are known to have been pledged as security. Common Shares are the only class of our equity securities entitled to vote at the 2012 Annual Meeting.

Name of Beneficial Owner (1)	Number of Common Shares Owned	Percentage of Common Shares Outstanding (2)	Number of Preferred Shares Owned	Percentage of Preferred Shares Outstanding (2)
John G. Bruton	4,500	*	—	*
Heinrich Burgi	4,500	*	—	*
Thomas G.S. Busher	409,690	*	—	*
John D. Collins	10,459	*	16,000	*
Morgan W. Davis	40,340	*	—	*
Michael R. Eisenson (3)	5,750,000	9.7%	—	*
Christopher L. Harris	278,596	*	5,000	*
J. Roderick Heller III	19,000	*	—	*
Michael S. Paquette	77,550	*	—	*
William Pollett	66,974	*	—	*
Christopher T. Schaper	—	*	—	*
John F. Shettle, Jr.	12,465	*	—	*
Candace L. Straight	11,528	*	—	*
Anthony Taylor	1,201,189	2.0%	27,000	*
Ian M. Winchester	42,300	*	9,500	*

All directors and executive officers as a group (18 persons)	8,000,463	13.5%	57,500	*

*                 Represents less than 1.0% of our outstanding Common Shares and Preferred Shares.  Beneficial ownership is determined in accordance with Rule 13d-3(d)(1) of the 1934 Act, meaning that Restricted Share Units (“RSUs”) vesting within sixty days of such date are deemed to be Common Shares outstanding for computing the percentage held by each person or entity listed, but are not deemed outstanding for computing the percentage held by any other person or entity.

(1)         The address of each of the beneficial owners identified is Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda.

(2)         Based on 59,338,505 Common Shares and 6,000,000 Preferred Shares outstanding as of March 23, 2012. The Common Shares shown as beneficially owned by Messrs. Bruton, Burgi, Collins, Davis, Heller, Shettle and Winchester and Ms. Straight each include 3,250 RSUs that vest in May 2012. The Common Shares shown as beneficially owned by Messrs. Paquette and Taylor include 6,000 and 2,000 RSUs, respectively, that vest in May 2012.

(3)         Mr. Eisenson is the CEO and a Managing Director of Charlesbank, the investment advisor to Charlesbank Equity Fund VII, Limited Partnership and its affiliated investment funds (the “Charlesbank Funds”), the registered owners of these Common Shares.  Mr. Eisenson serves as the representative of the Charlesbank Funds on the Board and disclaims beneficial ownership of these Common Shares, except to the extent of his pecuniary therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All relationships and transactions between the Company and any of our directors, executive officers or their immediate family members are reviewed to determine whether such persons have a direct or indirect material interest. Responsibility for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for the determination, based on facts and circumstances, as to whether the Company or a related person has a direct or indirect material interest lies primarily with our legal department. The Company has a written related person transaction policy. This document is available on the Company’s web site at (www.montpelierre.bm > Corporate Governance > Governance Documents > Related Person Transaction Policy).

As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement.  In addition, our Audit Committee reviews and approves or ratifies any related person transaction that must be disclosed.  In the course of its review, our Audit Committee considers:

•      the nature of the related person’s interest in the transaction;

•      the material terms of the transaction, including, without limitation, the amount and type of the transaction;

•      whether the transaction would impair the judgment of a director or executive officer in acting in the best interests of the Company;

•      the importance of the transaction to the related person; and

•      any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or any vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

We have entered into transactions with parties that are related to the Company. We believe that each of these transactions, as described below, was made on terms no less favorable to us than we could have obtained from unrelated parties.

KVO Capital Management, LLC (“KVO”)

In April 2008, the Company entered into a Letter Agreement with Kernan V. Oberting, the Company’s former CFO, setting forth the terms of his voluntary departure as a full-time employee, effective May 1, 2008, in order to establish KVO, an investment advisory company.  The Letter Agreement provided, among other things, for the Company to enter into a Consulting Agreement with Mr. Oberting and KVO and an Investment Management Agreement with KVO (the “Consulting Agreement” and “IMA”, respectively).

Pursuant to the Consulting Agreement, KVO was to provide capital management and consulting services to the Company for an initial period from May 1, 2008 to December 31, 2010. The Consulting Agreement provided KVO with a monthly consulting fee equal to 0.0025% of the Company’s consolidated total invested assets at the end of each month.

Pursuant to the IMA, KVO was to provide the Company with discretionary investment management services for an initial period from May 1, 2008 to December 31, 2010. The IMA provided KVO with a monthly management fee equal to 0.0833% of the net asset value of Montpelier Re’s investment account, which initially consisted of cash and securities in an aggregate amount equal to $100.0 million (the “Investment Account”). The IMA also provided KVO with the opportunity to receive an annual incentive fee equal to 15% of the Net Profits of the Investment Account (as defined in the Consulting Agreement).

In July 2010 the Company and KVO mutually agreed to: (i) amend the IMA (the “IMA Amendment”); (ii) reduce the Investment Account; (iii) permit Montpelier Re to make a $25.0 million investment in the KVO Offshore Fund Ltd. (the “KVO Fund”); and (iv) terminate the Consulting Agreement with immediate effect.

Under the IMA Amendment, KVO was entitled to receive the same monthly management fee on the Investment Account as specified in the IMA through December 31, 2010, calculated as if no withdrawals were made during 2010 other than the $25.0 million investment in the KVO Fund. In addition, KVO remained entitled to an annual incentive fee equal to 15% of the Net Profits of the Investment Account through the date the Investment Account was formally liquidated.

During 2010 Montpelier Re withdrew $87.0 million in cash and investments from the Investment Account and re-invested $25.0 million of such assets into the KVO Fund. During 2011 Montpelier Re withdrew a further $73.0 million in cash and investments from the Investment Account and transferred the remainder of the Investment Account ($7.7 million) into the KVO Fund.

Montpelier Re’s investment in the KVO Fund is subject to the same management fee and annual incentive fee as the IMA. Half of the KVO Fund investment is subject to a one-year lock-up and the other half is subject to a three-year lock-up, each subject to early redemption fee equal to 5% of the amount redeemed.

During the years ended December 31, 2011, 2010 and 2009, Montpelier paid KVO a total of $0.4 million, $2.2 million and $2.0 million, respectively, for managing the Investment Account and the KVO Fund and for services provided under the Consulting Agreement. At December 31, 2011 and 2010, Montpelier owed KVO zero and $0.1 million, respectively, for such services provided.

With respect to the years ended December 31, 2011 and 2010, and the period from May 1, 2008 to December 31, 2009, KVO earned incentive fees of $0.1 million, $2.0 million and $9.8 million, respectively. During the years ended December 31, 2011, 2010 and 2009,Montpelier paid KVO incentive fees of $2.1 million, $9.8 million and zero, respectively.

WL Ross & Co. LLC

Wilbur L. Ross, Jr., a former director of the Company, is Chairman and CEO of WL Ross & Co. LLC. Investment funds managed by WL Ross & Co. LLC collectively owned 8.6% of the Company’s Common Shares outstanding at December 31, 2009.

On February 26, 2010, the Company purchased the entirety of the 6,897,802 Common Shares previously owned by Mr. Ross and investment funds managed by WL Ross & Co. LLC at a price of $19.00 per share in a private transaction. The Common Shares acquired by the Company represented 8.9% of its Common Shares outstanding immediately prior to the transaction. Pursuant to the transaction, Mr. Ross resigned from the Board on March 1, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, during the year ended December 31, 2011, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% Shareholders were complied with by such persons except that, on September 26, 2011, Mr. Carbonar filed a late Form 4 reporting the conversion of 1,000 RSUs to Common Shares on September 15, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section we detail the material components of the compensation awarded to and earned by our Principal Executive Officer, our Principal Financial Officer and our three other most highly compensated executive officers for 2011, whom we refer to collectively as our “Named Executive Officers”.  Our Named Executive Officers are:

Christopher L. Harris	President and CEO (Principal Executive Officer)
Michael S. Paquette	CFO and EVP (Principal Financial Officer)
Thomas G.S. Busher	Deputy Chairman, COO and EVP
William Pollett	Chief Corporate Development and Strategy Officer, Treasurer and SVP
Christopher T. Schaper	President, Montpelier Re

We also describe our executive compensation philosophy and we explain how and why the Compensation Committee adopted the Company’s current compensation policies and practices and approved the amounts set forth in the “Summary Compensation Table”.

Executive Summary

Corporate Governance

We seek to maintain the highest corporate governance standards. Our Compensation Committee, which is composed solely of independent, non-management directors, reviews all compensation-related decisions with respect to our Named Executive Officers, including our CEO. Upon recommendation by the Compensation Committee, such decisions are subsequently approved by our Board.

In 2011 and early 2012, we undertook several key initiatives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and as part of our ongoing efforts to maintain a corporate governance program that is in line with industry and market “best practices”.  These initiatives included, among others:

1)                         The adoption of a formal recoupment, or “clawback”, policy (the “Clawback Policy”) to recover excess incentive compensation payouts in the event that the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under securities laws.  Any clawback would apply to excess incentive compensation payouts to current or former executive officers covered by the Clawback Policy during the three (3)-year period immediately preceding the date on which the Company is required to prepare the accounting restatement, with such excess incentive-based compensation reduced by any taxes paid or payable on the excess compensation by the executive officer.  All of our officers subject to the requirements of Section 16 of the 1934 Act, including all our Named Executive Officers, are covered by the Clawback Policy.  The requirements of the Clawback Policy are more stringent than those required by the Sarbanes-Oxley Act of 2002. Implementation rules for the mandatory clawback requirements of Dodd-Frank have yet to be finalized as of the date of this Proxy Statement.  However, to the extent necessary, we will amend our Clawback Policy to conform with the final Dodd-Frank rules once issued.  To date, the Company has never been required to restate its financial results.

2)                         The adoption of formal share ownership guidelines for certain senior executives (the “Share Ownership Guidelines”), including our Named Executive Officers.  Pursuant to the Share Ownership Guidelines, select senior executives must amass Common and/or Preferred Shares (including outstanding incentive-based restricted share unit RSU awards) with an aggregate market value equivalent to established multiples of base salaries within five (5) years of their appointment as senior executives, unless such requirements are temporarily waived or modified by the chairperson of the Compensation Committee in certain rare instances of undue hardship on the senior executive or other circumstances.  Once achieved, these minimum shareholdings must be maintained throughout the senior executive’s continuous service with the Company.  See “Share Ownership Requirements” for additional information regarding our Share Ownership Guidelines.

3)                         The favorable Shareholder approval of our executive compensation arrangements at our 2011 Annual General Meeting. This process, known as the Advisory Vote to Approve Executive Compensation as required under Section 14A of the 1934 Act, is now commonly referred to as “Say-on-Pay”.  We also sought and obtained favorable Shareholder approval of our recommended annual frequency for Shareholder votes on “Say-on-Pay”, as we believe Shareholders should be entitled to provide annual feedback on our executive compensation arrangements. The Compensation Committee reviewed the results of the Company’s 2011 Say-on-Pay vote, in which the overwhelming majority of the Shareholders voted in favor of our compensation practices (over 98% of votes cast, excluding abstentions and non-votes). Accordingly, the Compensation Committee determined not to materially alter such practices for 2011.

Corporate Performance

An unprecedented series of catastrophic events in 2011 resulted in one of the costliest years on record for our Company and the insurance and reinsurance industry in general.  Such catastrophes included the Tohoku earthquake and tsunami in Japan, earthquakes in New Zealand and severe flooding in Thailand and Australia.  As a result of these significant loss events, we experienced a decrease of 6.1% in our fully-converted book value per share, inclusive of Common Share dividends declared (“FCBVPS”).  However, on a cumulative basis, our FCBVPS has grown 9.3% annually since 2001 compared to only 2.7% annual growth in the S&P 500 Index over the same period.  We regard FCBVPS to be a meaningful and consistent measure of financial performance in our industry and achieving FCBVPS growth has been and remains among the Company’s principal performance goals.  See “2012 Changes to Our ICP” for additional information.

Following reviews in 2011, we received favorable recognition from each of our rating agencies. Fitch affirmed the “A-” financial strength rating and the “positive” outlook of Montpelier Re (our primary operating subsidiary); A.M. Best affirmed Montpelier Re’s “A-” financial strength rating and upgraded its outlook to “positive”; and Standard & Poor’s affirmed Montpelier Re’s “A-” financial strength rating and “stable” outlook while upgrading our group Enterprise Risk Management (“ERM”) rating from “adequate” to “strong”. Our “strong” ERM classification places us in a relatively elite group, as only a small percentage of the companies in Standard & Poor’s coverage of property & casualty (“P&C”) insurers and reinsurers have been awarded an ERM rating of “strong”.

Under the direction of our CEO, Mr. Harris, our businesses persevered in 2011, despite highly challenging conditions for our industry, while laying groundwork for growth in 2012.  Our significant accomplishments included:

•            a $150 million public offering of 8.875% perpetual, non-cumulative preferred shares;

•            the acquisition of property catastrophe renewal rights from a competitor exiting the P&C sector of the market;

•            the sale of Montpelier U.S. Insurance Company, the Company’s former U.S. excess and surplus lines insurance business, resulting in a $16 million increase to the Company’s tangible book value; and

•            continued expansion of our underwriting partnerships with third parties.

We also increased our Common Share dividend by 5% in the fourth quarter, which is our third dividend increase in three years.

Performance-Based Compensation

As a result of the significant 2011 loss events experienced by the reinsurance industry in general and the Company in particular, and consistent with our established practice of linking executive-level compensation to Company performance, none of our Named Executive Officers received any cash or share-based incentive compensation tied to the Company’s annual results for 2011.  As in prior years, base salaries represented a relatively small portion of the overall target compensation for our senior executives. However, due to the absence of incentive compensation linked to the Company’s 2011 annual results, base salaries represented the principal component of overall compensation actually earned with respect to 2011.

Measuring performance by reference to our overall corporate results has been a long-standing principle of our compensation philosophy.  Premium- or revenue-based metrics, which might reward top-line growth over value creation and introduce the potential for unnecessary or excessive risk-taking by our executives, are not considered in measuring or allocating incentive compensation. Instead, the Company applies value-based metrics, which ultimately serve to align our executives’ incentives with the economic benefit provided to Shareholders.

Our Incentive Compensation Program (“ICP”), consisting of cash bonuses under the Company’s annual bonus plan and share-based grants under the Company’s 2007 Long-Term Incentive Plan (the “2007 LTIP”) or otherwise, serves as the primary incentive compensation vehicle for our Named Executive Officers. The ICP allows us to design and achieve an appropriate balance and blend of annual cash and short- and long-term share-based incentive awards. The Compensation Committee believes our allocation of such awards to be appropriate, given the objective of aligning the interests of our Named Executive Officers with those of Shareholders.

The following chart illustrates the approximate allocation of compensation in 2011 for our Named Executive Officers between (a) short- and long-term incentive awards (i.e., those granted under the Company’s annual cash bonus plan versus RSUs granted under the 2007 LTIP or otherwise) and (b) fixed compensation and variable components (i.e., base salaries versus ICP awards). The allocations below are based on target ICP payout formulas as disclosed herein under “Components of Compensation” and exclude one-off discretionary awards.  Mr. Schaper, who joined Montpelier Re at the end of November, did not participate in our compensation programs for the full year and therefore his allocations as they relate to 2011 are not applicable.  Had Mr. Schaper participated in our compensation program for the full year, his allocations would have been the same as those of Messrs. Harris, Paquette and Busher.

	Christopher L. Harris	Michael S. Paquette	Thomas G. S. Busher	William Pollett	Christopher T. Schaper
Short-Term / Long-Term Incentive Awards	33% / 67%	33% / 67%	33% / 67%	33% / 67%	not applicable
Fixed / Variable Component	25% / 75%	25% / 75%	25% / 75%	30% / 70%	not applicable

As demonstrated by the table above, at target, 70% to 75% of the total compensation for our Named Executive Officers is variable and contingent on performance (excluding perquisites).  In addition, long-term incentive compensation, in the form of share-based incentive awards but excluding one-off discretionary awards, makes up 45% to 50% of the total compensation for our Named Executive Officers (excluding perquisites).

Our business focuses on the assumption of catastrophic risks and the management of risks generally.  By its nature this business is subject to cyclical market conditions, often prompted by severe but infrequent natural and man-made catastrophic events.  Because a significant portion of our executive compensation is linked to our operating results — which can vary significantly depending on the frequency and severity of insured catastrophic risks — the overall compensation awarded and paid to our Named Executive Officers in a given year can also vary significantly.

Such was the case in 2011, a record high catastrophe year, when no incentive compensation payouts based on Company performance were earned or paid, as compared to relatively low catastrophe years such as 2010 and 2009, when incentive compensation payouts were substantially above performance targets.  Accordingly, our Named Executive Officers are not rewarded disproportionately in years that fall in the bottom or lower end of a market cycle.  At the same time, because the share-based incentive awards under the ICP vest over multi-year periods, we believe our Named Executive Officers and our employees throughout the Company are incentivized to remain with the organization through periods of both favorable and unfavorable market conditions.

Reflecting our pay-for-performance philosophy and in accordance with our historical approach to executive compensation, we have generally avoided pay practices that might be considered problematic.  For instance, we do not provide any tax gross-ups or guaranteed minimum bonuses to our Named Executive Officers.  In addition, all change in control benefits payable under the 2007 LTIP, RSU award agreements and the Company’s Severance Plan (the “Severance Plan”) have “double-trigger” vesting conditions, meaning they would vest in connection with a change in control (trigger 1) only if the executive officer also experienced a qualifying termination (trigger 2).  See “Potential Payments Upon Termination of Employment or Change in Control” and “Service Agreements”.

The following table is a variation on the Summary Compensation Table appearing in this Proxy Statement. The Summary Compensation Table, which discloses compensation for our Named Executive Officers according to the format required by the SEC, illustrates the value of all share-based incentive compensation based on the probable level of satisfaction of the applicable performance conditions as of the grant date (which, for 2011, the Company determined to be payout at target levels), not the actual value of incentive compensation ultimately awarded to our Named Executive Officers.  This supplemental table provides a useful tool for those seeking year-over-year comparisons of the total base salaries and the actual ICP compensation awarded and paid to our Named Executive Officers over the 2009-2011 period.

See “Grants of Plan-Based Awards”, “Outstanding Equity Awards at Fiscal Year-End” and “Option Exercises and Shares Vested” for additional information regarding our 2011 ICP awards.

Named Executive Officer	Base Salary (1)	Contingent Annual Cash Bonus	Fair Value of Variable RSU Awards (2)	Non-Contingent Cash Bonuses and One-Off Grants of Fixed RSUs (3)	All Other Compensation (4)	Total Compensation
Christopher L. Harris
2011	$843,750	$—	$—	$—	$267,124	$1,110,874
2010	675,000	830,250	1,307,266	—	342,214	3,154,730
2009	675,000	1,302,750	2,187,317	427,500	343,638	4,936,205

Michael S. Paquette
2011	$348,750	$—	$—	$167,600	$66,559	$582,909
2010	322,500	405,900	639,108	—	71,400	1,438,908
2009	300,000	579,000	972,141	—	47,549	1,898,690

Thomas G.S. Busher
2011	$743,750	$—	$—	$—	$186,438	$930,188
2010	650,000	799,500	1,258,849	—	339,352	3,047,701
2009	650,000	1,254,500	2,106,306	—	296,707	4,307,513

William Pollett
2011	$270,813	$19,307	$—	$—	$200,617	$490,737
2010	267,800	241,422	388,984	—	202,573	1,100,779
2009	267,800	371,974	650,848	—	218,424	1,509,046

Christopher T. Schaper
2011	$54,295	$—	$—	$696,500	$23,229	$774,024

(1)         Amendments to the service agreements of Messrs. Harris and Busher resulted in increases to their base salaries, effective April 1, 2011. These amendments were made to secure the services of both executives for longer fixed terms in response to market competition and in recognition of their importance to the Company.  Increases in the base salaries for both Messrs. Harris and Busher were substantially offset by the elimination of certain Company-provided benefits, also effective April 1, 2011, and in particular their housing allowances, as described more fully below and in the Summary Compensation Table.  See “Components of Compensation—Base Salary and Benefits”.

(2)         The amounts disclosed in this column reflect the value of annual “Variable RSUs” (which are phantom, as opposed to actual Common Shares, and are earned based on Company performance during the first year of the applicable performance period and vest based on continued employment over the vesting period) awarded by the Company to each of the Named Executive Officers during 2011, 2010 and 2009.  The values in the table above are based on the fair value of the RSUs as of their respective grant dates and also reflect the number of RSUs actually earned based on Company performance, rather than an assumption that RSUs would be earned at the target level, as required by the Summary Compensation Table. Awards granted in 2011, which are contingent upon the Company’s performance during that year, resulted in no RSUs actually being earned.

(3)         The amounts disclosed in this column reflect the value of: (i) non-recurring cash bonuses that are guaranteed subject to the executive officer’s continued employment; and (ii) one-off grants of “Fixed RSUs” that are not contingent on Company performance. For Mr. Schaper, this column includes a one-time $200,000 sign-on bonus and the value of a one-off award of Fixed RSUs granted as an inducement in connection with his hiring.  For Messrs. Harris and Paquette, this column includes the value of one-off awards of Fixed RSUs granted in recognition of past performance and to further align compensation with general market rates.  With respect to all such one-off grants of Fixed RSUs, vesting is contingent solely on continued employment.  The values in the table above are based on the fair value of the RSUs as of their respective grant dates.

(4)         The amounts disclosed in this column reflect the value of, among other perquisites and benefits, Bermuda housing and travel allowances and supplemental defined contribution pension benefits, when applicable.  In the case of Messrs. Harris and Schaper, such supplemental pension benefits are in the form of cash payments made in lieu of Company-provided contributions to a non-qualified deferred compensation plan, and in the case of Mr. Paquette, such supplemental pension benefits are in the form of a Company-provided contribution to a non-qualified deferred compensation plan for employees based in the United States.  See “Components of Compensation—Base Salary and Benefits”.

Compensation Philosophy

The primary goal of our compensation program has always been to attract, reward and retain key executives while promoting the long-term interests of the Company and its Shareholders. We believe that executive compensation should correspond to long-term Shareholder value as measured by our results. To further this goal, we believe a significant portion of executive compensation should be at-risk and dependent upon our performance and that a significant portion should be denominated in the same equity currency as the interests held by Shareholders (i.e., Common Shares). We adhere to this approach by utilizing a combination of contingent and highly-variable annual cash and long-term, share-based incentive awards.

Compensation Policy

The Compensation Committee, which met five times in 2011, develops and oversees the Company’s executive compensation policy. For 2011, the policy was largely focused on compensating our Named Executive Officers for taking actions that result in the achievement of a targeted annual return on equity (“ROE”), assuming a standardized investment return.

As a property-orientated reinsurer, we regard our core strengths to be our underwriting and risk management capabilities. At the same time, we focus on maintenance of a short-duration, low volatility investment portfolio to enable us to liquidate portfolio assets to pay claims promptly. For 2011 and previous years, we used ROE as our main performance metric for ICP awards. To emphasize the importance of our core underwriting results and to eliminate the temporary effects of realized and unrealized investment gains and losses driven in part by market fluctuations, our computation of ROE assumed a standard (as opposed to actual) investment return. We believe ROE has provided an objective measure of our performance and our executives’ ability to:

•      identify and select underwriting opportunities intelligently;

•      develop methods and tools for assessing and monitoring insurance risk;

•      improve operational efficiencies; and

•      avoid or reduce other business risks such as strategic, legal/regulatory, reputational, credit, liquidity and foreign exchange.

As a global reinsurer, the Company is subject to a wide range of underwriting risks that our executives seek to mitigate to acceptable levels. Due to our use of ROE as a performance metric for 2011 and previous years, our executives have been directly rewarded for their successful assumption and avoidance of reinsurance risks within the Company’s overall risk appetite, which our Board determines annually.

Notwithstanding the significant merits of our ROE-based performance measure, the Compensation Committee has recently determined that for 2012 both our annual cash bonus opportunities and our Variable RSU awards will incorporate an “increase in FCBVPS” performance measure that we believe more directly aligns our interests and motivations with those of Shareholders.  In addition, we believe that this metric enables our employees to more easily understand, and identify with, their incentive hurdle, since our calculation of FCBVPS (and its increase or decrease) is presented in our quarterly earnings releases and filings with the SEC.  See “2012 Changes to Our ICP” for additional information.

The ICP is designed to foster a robust and efficient ERM framework. Consistent with this framework, our executives are rewarded primarily via performance-based equity awards with payouts to all participating executives based on group results.  From an ERM perspective, this payout structure serves as a control over excessive risk-taking by any one individual or area of the Company. The awards, which vest in full over several years, are designed to promote decisions and behavior that match not only our long-term appetite for underwriting and investment risk, but also our general risk profile.

Compensation Consultant

In 2011, our annual peer compensation survey included the assistance of Corporate Compensation Strategies, LLC (“CCSL”), an independent compensation consultant retained by our management. CCSL provides executive compensation consultation services to the Company, including advice on the structure and components of our compensation program and research and analysis regarding the competitiveness of the program. CCSL provides no other consulting or other services to the Company.  Representatives of CCSL are available to attend meetings of the Compensation Committee upon request and to supply information to the Committee and management between meetings. Oversight of all compensation matters regarding the Company, however, ultimately rests with the Compensation Committee.

Market and Peer Company Research

All our Named Executive Officers, other than Mr. Paquette, reside in Bermuda, which is the location of the Company’s principal executive offices.  To determine competitive compensation levels for executives in Bermuda, we subscribe to the following independent local market surveys and services: PricewaterhouseCoopers Bermuda International Business Compensation Survey, Towers Watson Survey on Executive Compensation, the Bermuda Employers’ Council Employment Conditions and Benefits Survey and Equilar’s Compensation Benchmarking Service.

For executive positions, we also review compensation information obtained from publicly available sources such as securities law filings and through our compensation consultant, CCSL.  Based on factors deemed relevant by the Compensation Committee, such as market capitalization, annual premiums written and the markets in which we write business, we regard the following companies as our primary peers: Ariel Holdings Ltd., Flagstone Reinsurance Holdings, S.A., RenaissanceRe Holdings Ltd., Validus Holdings, Ltd. and various Lloyd’s syndicates. These companies have been selected as a basis for comparison since they compete with us in underwriting various lines of business and since we believe the operational and industry challenges faced by their executive officers are similar to those that confront our Named Executive Officers.

We assess our executive compensation policy by closely monitoring our ability to attract and hire for key positions, as well as our employee satisfaction and turnover for such positions.  Either a repeated inability to recruit or higher than anticipated turnover would signal that our policy is out of step with our industry or our peers.  We believe that our compensation policy has been effective in recent years, enabling us to attract and retain key employees and resulting in a zero turnover rate (on a voluntary basis) for executive officers since 2009.

Risk Assessment of Compensation Program

Our ERM activities include the assessment and management of risks associated with our compensation program, at all times subject to the oversight of our Compensation Committee.  We have reviewed and considered all of the Company’s compensation policies and practices and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company.

In conducting our risk assessment, in 2011, we engaged in our annual enterprise-wide review of our compensation program with the assistance of CCSL, our outside compensation consultant.  See “Compensation Policy — Compensation Consultant” for additional information.  We identified and categorized the risks associated with the program, documented them and assigned ownership of the risks and their associated controls to our Board, its standing committees and management as appropriate. Through this process we have incorporated these risks and controls into our ERM framework via the Company’s Risk Register, a risk management tool that enables us to identify the risks we face as an enterprise, analyze their importance in terms of potential impact and probability and document the controls in place for managing those risks.  The Risk Register creates a consistent view of risk across the enterprise (including risks with respect to compensation), allowing management to focus resources on key risks and the development of controls to manage those risks.

Among the controls that allow us to effectively manage risks related to our underwriting and investment activities — and in turn our compensation program — are the Company’s Corporate Risk Policy, our ERM Committee (a broad range of managers charged with implementing our ERM program) and our Investment and Underwriting guidelines, which are overseen by our Board’s Finance and Underwriting Committees, respectively.  Furthermore, our Audit Committee reviews and discusses our risk assessment and risk management processes at least annually with both management and our internal auditors. As discussed above under “Compensation Policy — Market and Peer Company Research”, we also compare our compensation practices with those of peer companies through reviews of market surveys and publicly-available information and we maintain and implement compensation-related controls such as our recently adopted Clawback Policy and Share Ownership Guidelines.

When assessing the effectiveness of our controls, we focused on elements of our compensation program that could create undue or unintentional risks or encourage excessive or unnecessary risk-taking by our employees. Our assessment included an analysis of a broad range of considerations, including but not limited to the following: the identification of risks and related controls; the sufficiency of risk controls; the balance of potential risks to potential rewards within specific elements of the program; and the effectiveness of our ICP in discouraging risk-taking by our employees beyond our ability to effectively manage and mitigate such risks.

While our risk assessment was comprehensive in nature, we paid particular attention to elements of the program that provide for variable payouts and the controls on participants with the ability to affect such payouts, either directly or indirectly. We focused our attention in this respect since some groups within the Company may have portions of their overall compensation tailored to their specific business or operational platforms and goals.

Based on the foregoing, we believe that our compensation program, including all associated policies, practices and controls, does not create inappropriate or unintended material risk to the Company. We also believe our ICP provides incentives that discourage undue risk-taking by our employees, all of whom work in an industry and in support of a business, the foundation of which is built upon the assumption and management of risk.

Components of Compensation

The compensation of our Named Executive Officers is governed by their service agreements, the ICP, the Severance Plan (as applicable) and the compensation arrangements we offer staff generally. Service agreements are a common feature among our peer companies, particularly for those executives who relocate from their home countries.  For more information, see “Service Agreements”.

We believe our compensation packages provide a meaningful array of incentives that reasonably correspond with packages for comparable positions in our industry. The Compensation Committee has chosen not to target strict and narrowly-applied market percentiles for any component of compensation in favor of a more flexible and dynamic approach.  This approach provides the ability to address specific business conditions relevant to the Company, including the continued diversification of our underwriting lines and expansion of our operational platforms. The approach also allows us to encourage and reward entrepreneurial efforts by executives that promote the Company’s growth.

Historically, we have collected peer group information and the results of independent market surveys on an annual basis to obtain an understanding of the compensation practices among other reinsurers.  However, we do not use this information to target compensation relative to our peers formulaically.  Rather, the information provides us with a general overview of our market competitiveness.

A.  Base Salary and Benefits

Salaries and benefits for our employees are set by reference to the nature and demands of the position, the knowledge, skills and experience of the individual and the markets in the locations where we operate.

Base Salaries. In accordance with our compensation philosophy, we offer our Named Executive Officers competitive base salaries that are proportionate to their day-to-day responsibilities. These salaries constitute approximately one-quarter of the Named Executive Officers’ overall target compensation, with the exception of Mr. Pollett, whose salary constituted approximately one-third of his overall target compensation, in each case, excluding perquisites.  As described above in the “Executive Summary”, amendments to the service agreements between the Company and Messrs. Harris and Busher resulted in increases in their annual base salaries, effective April 2011 (from $675,000 to $900,000 for Mr. Harris and from $650,000 to $775,000 for Mr. Busher).  These salary increases were substantially offset by the elimination of the Bermuda housing allowances to which Messrs. Harris and Busher had been entitled. We believe these salary increases better align the executives’ compensation levels with prevailing market rates and reflect the executives’ continued importance to the Company. In 2011, Mr. Paquette’s base salary increased by 7.6% and Mr. Pollett’s base salary increased by 1.5%, reflecting a combination of merit, promotion and market adjustments.  We did not provide cost of living adjustments for any of our executive officers in 2011.

Benefits.  The principal employee benefits we offer our executives are retirement, health and welfare benefits.  Certain of our Bermuda-based executives also receive housing and personal travel allowances.  We do not pay tax gross-ups to any of our Named Executive Officers relating to any benefit programs or perquisites.  As a result of our annual review of benefit programs, we believe our benefits and perquisites are consistent with the practices of Bermuda-based peer companies.

Retirement Benefits.  The Company provides its employees with retirement benefits through Company-funded or Company-matched defined contribution retirement programs. For U.S. citizens and residents, the programs consist primarily of two qualified 401(k) plans: one for participants residing in the U.S. and one for U.S. citizens residing in Bermuda.  Substantially equivalent programs for employees who are not U.S. citizens or residents have been established in accordance with Bermuda law and the laws of the other jurisdictions where we maintain offices. Our Named Executive Officers participate in these retirement plans on the same terms and conditions as our other full-time employees.

Messrs. Harris, Paquette and Schaper received supplemental defined contribution pension benefits in order to bring their total 2011 pension benefits in line with all other Named Executive Officers at a level of 10% of their base salaries.  Messrs. Harris and Schaper, who are based in Bermuda, received their 2011 supplemental pension benefits in cash in order to prevent the benefits from constituting deferred compensation within the meaning of Section 457A of the Code.  Mr. Paquette, who is based in the United States, received his 2011 supplemental pension benefits in the form of a Company-provided contribution to a non-qualified deferred compensation plan for employees based in the United States.  See “All Other Compensation—2011” and “Non-Qualified Deferred Compensation”.

Health and Welfare Plans. The Company provides all qualifying employees with comprehensive health and welfare benefits, including medical, dental, life and disability insurance. Our U.S.-based employees, including Mr. Paquette, bear a portion of the cost of these benefits.

Housing and Personal Travel Allowances.  Many of our executives reside in Bermuda, where we may provide them with housing allowances to help defray the high cost of housing in the local market.  Messrs. Pollett and Schaper receive housing allowances while Messrs. Harris and Busher’s housing allowances were discontinued in April 2011 as part of the amendments of their service agreements. We also provide personal travel allowances to our Bermuda-based executive officers for a certain number of return trips to their home countries. Mr. Paquette receives neither housing nor personal travel allowances. The Company does not maintain or use corporate jet aircraft for business or personal travel by our executives.  See “Perquisites and Other Personal Benefits —2011”.

B.  Annual Cash Bonuses

We provide annual cash bonus opportunities to our Named Executive Officers that are entirely or substantially tied to calendar year performance. We believe such bonuses are common and appropriate for short-tail, property-oriented reinsurers and we view them as an important tool for influencing executive behavior in circumstances where long-term incentives have not had sufficient time to mature.

General Framework.  Annually, the Compensation Committee establishes threshold, target and maximum bonus opportunities for the Company’s cash bonus plan, each expressed as a percentage of base salary, as well as appropriate performance criteria.  This process enables the Compensation Committee to adjust the plan in light of developments affecting the industry as a whole and the Company in particular.  Expression of incentive compensation measures as percentages of salary reflects a standard industry approach and one we believe enables our employees to better understand how their bonuses and incentive awards are calculated.

Within our annual cash bonus plan, we utilize varying individual performance weightings depending on a particular employee’s position with the Company. Those with greater levels of overall responsibility have weightings that are exclusively (as in the case of Messrs. Harris, Paquette, Busher and Schaper) or substantially (as in the case of Mr. Pollett) weighted toward Company performance while those with comparatively less overall responsibility have weightings substantially weighted toward individual performance. This relative weighting of performance metrics permits those employees with limited opportunities to influence our overall results to remain eligible for an annual cash bonus even in years where the Company’s performance falls below threshold bonus levels.

2011 Performance Measurement.  Our 2011 annual bonus plan incorporated a ROE-based performance measure in which a standard investment return of 3.5% was applied in place of the Company’s actual investment portfolio return.  A standard investment return is the rate which, when combined with our projected underwriting return, results in the achievement of our targeted annual ROE.  The rate is determined by the Compensation Committee and approved by the Board at the beginning of each performance cycle and is based on the Company’s expected total investment return for that year. ROE is computed by dividing our adjusted comprehensive income(1) by our actual average common shareholders’ equity.

The threshold, target and maximum 2011 bonus amounts for Messrs. Harris, Paquette and Busher were 0%, 100% and 200% of base salary, respectively, and for Mr. Pollett were 0%, 75% and 150% of base salary.  Mr. Schaper did not participate in our 2011 bonus plan, as he joined the Company in late November. Threshold and target ROE performance were set at 3.01% and 9.01%, respectively, for all bonus plan participants.  ROE in excess of 19.01% would result in the maximum bonus.  No bonus would result from a ROE of 3.01% or less for Messrs. Harris, Paquette and Busher.  With respect to Mr. Pollett’s bonus, 90% of the target payout is based on the Company’s ROE while only 10% is based on personal performance metrics.  Accordingly, Mr. Pollett would remain eligible to receive a bonus in the event that the ROE was 3.01% or less.  However, in light of the relatively small portion of Mr. Pollett’s total compensation that is dependent on personal performance metrics, the Company does not consider such metrics to be a material component of his compensation. The selected ROE levels represent returns of 100, 700 and 1,700 basis points over the five-year U.S. Treasury rate at the beginning of the 2011 calendar year for threshold, target and maximum awards, respectively.  We believe these are adequate risk-adjusted return targets for Shareholders given our current risk profile as a property-oriented reinsurer.

2011 Results.  For 2011, our ROE was determined to be negative 7.4%. As a result, no cash bonuses linked to the Company’s 2011 annual financial results were earned or paid to any of the Named Executive Officers, although a modest bonus of $19,307 was earned and paid to Mr. Pollett with respect to the achievement of his personal performance goals.

Although the Compensation Committee retains absolute discretion in determining the final value of annual cash bonuses for our Named Executive Officers based on extenuating circumstances or otherwise, the Compensation Committee did not exercise its right to adjust bonus payments to any of our Named Executive Officers in 2011.

C.  Long-Term Incentive Awards

General Framework.  The Company’s 2007 LTIP was our principal share-based long-term incentive plan until its expiration on May 23, 2011.  Incentive awards made under the 2007 LTIP, the values of which are based on the value of Common Shares, could be made to eligible plan participants, including our Named Executive Officers, at the discretion of the Compensation Committee.  Incentives available for issuance under the 2007 LTIP consisted of performance shares, share appreciation rights and RSUs, although only RSUs are currently outstanding. Generally, we grant such awards at the commencement of one- to five-year periods.  By vesting these awards over time, our goal is to retain key employees through cyclical market conditions.

During 2011, we continued to use contingent annual Variable RSU awards as the principal component of our long-term incentive compensation.  RSUs vest in equal tranches over a one- to five-year period, depending on the individual award, subject to the recipient maintaining an active employment relationship with the Company through the applicable vesting date.  Holders of RSUs are not entitled to voting rights but are entitled to receive dividend equivalents in amounts equal to any dividends paid with respect to the Common Shares that underlie such RSUs. Upon satisfaction of all vesting conditions, RSUs are generally payable in Common Shares on a gross or net share basis.

(1)  Our adjusted comprehensive income, for purposes of determining 2011 ICP compensation, was based on our actual comprehensive loss of $113.1 million, less dividends declared on our Preferred Shares of $9.1 million, less the actual investment return on our investments, investment-related derivatives and cash and cash equivalents of $89.7 million, plus a standardized investment return on our investments, cash and cash equivalents of $102.4 million (as computed by multiplying our average total investments, cash and cash equivalents for 2011 of $2,926.3 million by 3.5%).

Pursuant to our Variable RSU awards, the actual number of RSUs to be awarded is dependent upon a pre-defined performance metric set by the Board during the initial year of the four-year award cycle.  Thus, during the initial year, the number of Variable RSUs expected to be awarded for a cycle may fluctuate. Accordingly, for our annual Variable RSU awards, dividend equivalents payments are made only after the completion of the initial year, when the number of Variable RSUs actually granted has been fixed.

As of December 31, 2011, all of the outstanding share-based awards made to the Named Executive Officers were issued under the 2007 LTIP prior to its expiration, with the exception of the 30,000 one-off Fixed RSUs awarded to Mr. Schaper in November 2011. Assuming that Shareholders approve the proposed 2012 LTIP, an inventory of Common Shares will be established for award issuances and Mr. Schaper’s 2011 Fixed RSU award will be payable in Common Shares.  Absent Shareholder approval, Mr. Schaper’s Fixed RSU award is payable only in cash.  See “Proposal Number 3 — Approval of the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan”.

Mr. Schaper did not receive a share-based incentive award for the 2011-2014 annual Variable RSU award cycle.  However, as noted above, he did receive a one-off discretionary Fixed RSU award in 2011. For all other Named Executive Officers, the target number of RSUs for the 2011-2014 annual Variable RSU award cycle was calculated as two (2) times base salary for Messrs. Harris, Paquette and Busher and one and a half (1.5) times base salary for Mr. Pollett, in each case divided by a preset price per Common Share ($25.00 with respect to 2011, as opposed to our share price of $19.94 at the beginning of the year), which was used to limit the number of Variable RSUs issuable Company-wide at target to approximately 590,000 per year, thereby managing our remaining share inventory under our share-based incentive plans. The RSUs vest and pay out in four equal, annual installments once the applicable awards are fixed and determinable.

2011 Performance Measurement and Results. For Variable RSU awards, the target performance metric for the 2011-2014 cycle was based on a 2011 ROE of 9.01%, with a threshold of 3.01% and a maximum of 19.01%.  For 2011, our actual ROE was determined to be negative 7.4%. As a result, no Variable RSUs linked to the Company’s 2011 annual financial results were awarded to any of the Named Executive Officers for the 2011-2014 award cycle.

One-Off Awards.  We also continued our policy of providing for one-off discretionary awards of Fixed RSUs as either an inducement to new hires, a retention measure or to reward exceptional performance.  As noted previously, Mr. Schaper received a one-off award of 30,000 Fixed RSUs, which vest in equal annual installments over a three-year period, when he joined the Company in November 2011 as President of Montpelier Re. In March 2011, Mr. Paquette received a one-off award of 10,000 Fixed RSUs, which vest in equal annual installments over a five-year period, in recognition of his 2010 performance and to further align his overall compensation with general market rates.

2011 RSU Payouts and Vesting.  During 2011, each of our Named Executive Officers, other than Mr. Schaper, earned and received Variable RSU payouts for the final, third and second installments of the 2008-2011, 2009-2012 and 2010-2013 award cycles, respectively.  Each of our Named Executive Officers, other than Messrs. Schaper and Pollett, also earned and received partial installments of any one-off Fixed RSU awards previously granted to him.  For additional information regarding outstanding grants and grants that vested during 2011, see “Outstanding Equity Awards at Fiscal Year-End”, “Option Exercises and Shares Vested” and “Awards Made Under Equity Compensation Plans”.

Future Awards.  While the Compensation Committee regularly reviews the form and design of our long-term incentive awards, we anticipate that any future capacity under the 2012 LTIP, assuming its approval by Shareholders at the 2012 Annual Meeting, will be heavily allocated towards grants of annual Variable RSUs and will: (i) be awarded in most instances based on the achievement of pre-established performance objectives; and (ii) contain time-based vesting and payout requirements designed to promote retention. We believe this approach promotes long-term share ownership by employees in the form of a tangible, equity-linked award, which aligns the interests of employees and Shareholders.  The approach also mitigates the adverse effects of volatility and cyclicality upon the results of the reinsurance sector and our Company.

2012 Changes to Our ICP

The Compensation Committee has recently determined that for 2012 both our annual cash bonus opportunities and our Variable RSU awards will incorporate an “increase in FCBVPS” performance measure, rather than a ROE-based performance measure. We believe that this refinement of the performance measure: (i) more directly aligns our interests and motivations with those of Shareholders, since it encompasses both our actual underwriting results and our actual investment results; and (ii) provides our employees with the ability to more easily understand, and identify with, their incentive hurdle, since we present our calculations of FCBVPS and the increase or decrease in our FCBVPS in our quarterly earnings releases and filings with the SEC.

We calculate FCBVPS by dividing our common shareholders’ equity by the sum of our ending Common Shares and unvested RSUs outstanding and our calculation of the increase (or decrease) in FCBVPS represents the increase (or decrease) in our FCBVPS during any particular period, after taking into account any dividends on Common Shares declared during such period.

Threshold and target performance for 2012 has been established as an increase in FCBVPS of 2.88% and 9.88%, respectively.  An increase in FCBVPS in excess of 16.88% would result in the maximum payout.  No payout would result from an increase in FCBVPS of 2.88% or less for Messrs. Harris, Paquette, Busher and Schaper.  With respect to Mr. Pollett’s annual bonus, 90% of the target payout is based on the Company’s increase in FCBVPS while 10% is based on personal performance metrics. Accordingly, Mr. Pollett would remain eligible to receive an annual bonus in the event that the increase in FCBVPS was 2.88% or less; however, his Variable RSUs would be paid out at zero. The selected performance levels for 2012 represent returns of 100, 800 and 1,500 basis points over the ten-year U.S. Treasury rate at the beginning of the 2012 calendar year for threshold, target and maximum awards, respectively. These performance levels compare to those used in 2011 of 100, 700 and 1,700 basis points over the five-year U.S. Treasury rate at the beginning of the 2011 calendar year for threshold, target and maximum awards, respectively.

In addition, the target number of Variable RSUs to be awarded for the 2012-2015 annual share-based incentive award cycle will be calculated as two (2) times base salary for Messrs. Harris, Paquette, Busher and Schaper and one and a half (1.5) times base salary for Mr. Pollett, in each case divided by a preset price per Common Share ($24.00 with respect to 2012, as opposed to our share price of $17.75 at the beginning of the year), which was used to limit the number of Variable RSUs issuable Company-wide at target to approximately 595,000 per year. The Variable RSUs vest and pay out in equal installments annually once the applicable awards are fixed and determinable.

Share Ownership Requirements

Our Named Executive Officers and selected senior executives are subject to formal share ownership requirements following the recent adoption of our Share Ownership Guidelines.  Covered senior executives under the Share Ownership Guidelines are required to amass Common and/or Preferred Shares (including RSUs underlying Common Shares) within five (5) years of being appointed as a senior executive and the required minimum shareholdings (taking into account shares sold or received on a net basis to meet tax withholding obligations) must be maintained and held during the senior executive’s continuous service with the Company, except that in certain rare circumstances the chairperson of the Compensation Committee, in his or her discretion, may temporarily waive or modify the recommended ownership levels in response to undue hardship on a senior executive or other considerations.

Minimum shareholdings for selected senior executives are equivalent to an aggregate market value in Common and/or Preferred Shares of five (5) times base salary in the case of our CEO, Mr. Harris, three and a half (3.5) times base salary in the case of Messrs. Busher, Paquette and Schaper and two (2) times base salary in the case of certain other senior executives, including Mr. Pollett, in each case, subject to adjustment by our Board.  As of December 31, 2011, each of our Named Executive Officers owned Common Shares and RSUs underlying Common Shares with an aggregate market value of at least five point seven (5.7) times his annual base salary, with the exception of Mr. Schaper, whose Common Shares and RSUs underlying Common Shares had an aggregate market value of one (1.0) times his annual base salary, since his association with the Company only began in November 2011.

The Company’s Insider Trading Policy prohibits our directors, officers and employees from buying or selling options on Common Shares, from selling Common or Preferred Shares short and from pledging Common or Preferred Shares as collateral.

Change in Control and Severance

Our Named Executive Officers may be entitled to payments following a termination of their employment and/or upon a change in control in the Company.  These payments are governed by their individual service agreements, the Severance Plan and the 2007 LTIP and RSU award agreements. Such payments are due in conjunction with a termination of employment in certain of the following situations:  (i) voluntary termination of employment by the executive with or without “constructive termination” (as such term is defined in the 2007 LTIP); (ii) termination of employment by the Company without “cause” (as such term is defined in the 2007 LTIP); (iii) termination of employment by the Company following disability; (iv) non-renewal of the executive’s current service agreement; (v) refusal/revocation of the executive’s Bermuda work permit; and (vi) a change in control of the Company followed by a termination of employment. In the event of a termination of employment for “cause”, none of the Named Executive Officers are entitled to any termination-related payments.

The service agreements between the Company and each of Messrs. Harris and Busher provide, in each case, that if the executive terminates his employment without “good reason”, he will be entitled to receive continuation of base salary, medical benefits and vesting of share-based incentive awards for twelve months following termination of employment. The Company has provided for these severance benefits in order to promote compliance with the non-competition provisions in Messrs. Harris and Busher’s service agreements and the Company may cease continuation of base salary and RSU vesting at any time in exchange for releasing the relevant Named Executive Officer from his non-competition obligation.  The service agreement between the Company and Mr. Paquette provides that if he terminates his employment without “good reason”, he will be required to give the Company no less than six months’ notice and will be entitled to receive continuation of his base salary and benefits during that period. The service agreement between the Company and Mr. Schaper provides that if he elects to terminate his employment, he will be required to give the Company no less than twelve months’ notice and will be entitled to receive continuation of his base salary and benefits during that period.

The key feature of the Severance Plan is that a simple change in control of the Company does not automatically trigger a vesting of benefits — a second trigger must also occur.  Upon a change in control of the Company, our Named Executive Officers (other than Mr. Pollett) are entitled to receive additional payments if, within twenty-four months following the change in control, their employment is terminated by the Company without cause or by the executive as the result of a constructive termination. These “double-trigger” severance payments would be made in lieu of any salary continuation or severance payments under the terms of their service agreements.  In addition, all RSUs granted under our share-based incentive plans would vest under comparable circumstances. The purpose of these arrangements is to mitigate the disincentives that may exist (economic and otherwise) in a transaction that would be negotiated by senior executives for the benefit of Shareholders and that may result in the elimination of the senior executives’ positions.  While none of our Named Executive Officers or other employees are entitled to a gross-up for any taxes or penalties associated with Section 280G of the Code (“Section 280G”), Messrs. Harris and Paquette’s service agreements provide for reductions in certain payments that might trigger taxes or penalties associated with Section 280G.

For additional information regarding the circumstances under which severance or change in control benefits are payable and the amounts thereof, see “Potential Payments upon Termination of Employment or Change in Control” and “Service Agreements”.

Compliance with Section 162(m) of the Code

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to any of a company’s named executive officers (under current rules, other than the CFO).  Prior to 2007, we were exempt from U.S. income taxes because we are a Bermuda limited liability company.  Accordingly, we were not eligible to take a U.S. income tax deduction for the compensation paid to any of our Named Executive Officers.  However, as a result of the establishment of our U.S. operations beginning in 2007, we are now subject to taxes on our U.S. income and are therefore potentially subject to Section 162(m)’s limitation on deductions.  We believe that the value of any lost deductions is currently insignificant; however the 2012 LTIP, which is subject to the approval of Shareholders at the 2012 Annual Meeting, will provide for the ability to grant future awards that may qualify as performance-based compensation under Section 162(m).

Role of Executive Officers in Executive and CEO Compensation

The components and levels of compensation for each of our Named Executive Officers are set by the Compensation Committee in consultation with our CEO (except with respect to his own compensation) and are approved by our Board. The Compensation Committee also reviews all of the Company’s compensation policies and elements of remuneration for our Named Executive Officers at least annually.

As CEO, Mr. Harris makes recommendations to the Compensation Committee on all aspects of compensation for our Named Executive Officers, including general plan structures, performance measures and any amendments thereto.

Recommended compensation for Mr. Harris is not discussed or reviewed with him prior to Compensation Committee review and he is not present during any Compensation Committee or Board discussions regarding his own remuneration.

The Company’s General Counsel and Secretary, Jonathan Kim, acts as Secretary for the Compensation Committee and supports Kevin Long, the Company’s Global Head of Human Resources, in the preparation of meeting and research materials. Mr. Long develops recommendations to the Compensation Committee and the Chairman of the Board regarding the CEO’s compensation. He is also responsible for providing the Board with sufficient information, including reports on the market practices of peer companies, to enable them to review and recommend structures, levels and targets for the CEO’s compensation.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as an officer or employee of the Company during 2011 and the Board notes no relationship that would impair the independence of any director who served as a member of the Compensation Committee during 2011.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis disclosure required by Item 402(b) of Regulation S-K of the 1934 Act with management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

March 23, 2012
Morgan W. Davis (Chair)
John G. Bruton
Michael R. Eisenson
J. Roderick Heller III

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information relating to compensation awarded to, earned by or paid for services rendered in all capacities during 2011, 2010 and 2009 by our Named Executive Officers.

Name and		Salary	Bonus (2)	Share Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Principal Position (1)	Year	($)	($)	($)	($)	($)	($)	($)	($)

Christopher L. Harris	2011	843,750	—	1,435,680	—	—	—	267,124	2,546,554
President and CEO	2010	675,000	—	1,062,818	—	830,250	—	342,214	2,910,282
(Principal Executive Officer)	2009	675,000	—	1,560,825	—	1,302,750	—	343,638	3,882,213

Michael S. Paquette	2011	348,750	—	733,896	—	—	—	66,559	1,149,205
CFO and EVP	2010	322,500	—	519,600	—	405,900	—	71,400	1,319,400
(Principal Financial Officer)	2009	300,000	—	503,700	—	579,000	—	47,549	1,430,249

Thomas G.S. Busher	2011	743,750	—	1,236,280	—	—	—	186,438	2,166,468
Deputy Chairman, COO	2010	650,000	—	1,023,455	—	799,500	—	339,352	2,812,307
and EVP	2009	650,000	—	1,091,350	—	1,254,500	—	296,707	3,292,557

William Pollett	2011	270,813	—	325,202	—	19,307	—	200,617	815,939
Chief Corporate Development	2010	267,800	—	316,247	—	241,422	—	202,573	1,028,042
and Strategy Officer and SVP	2009	267,800	—	337,227	—	371,974	—	218,424	1,195,425

Christopher T. Schaper	2011	54,295	200,000	496,500	—	—	—	23,229	774,024
President, Montpelier Re

(1)             All amounts presented in the table above and in the supporting tables that follow are expressed in U.S. dollars.  Certain amounts presented were paid in Bermuda dollars. The Bermuda dollar is fixed to the U.S. dollar at a one-to-one ratio.

(2)             Mr. Schaper began his employment with the Company in November 2011.  As an inducement in connection with his hiring, he was provided a one-time sign-on bonus of $200,000.  In general, the Company does not otherwise provide guaranteed minimum or discretionary bonuses to its Named Executive Officers.  Compensation shown as “Non-Equity Incentive Plan Compensation” within the above table represents the amount to which the Named Executive Officer was entitled under the Company’s annual bonus plan. See “Compensation Discussion and Analysis - Components of Compensation - Annual Cash Bonuses”.

(3)             For Variable RSUs, represents the grant date fair value assuming target-level performance (the most probable outcome as of the date of grant)  in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC Topic 718”) without regard to estimated forfeitures. At the maximum payout, the value of the Variable RSUs granted to Mr. Harris would be: 2011 - $2,871,360; 2010 - $2,125,636; 2009 - $2,266,650; for Mr. Paquette: 2011 - $1,132,592; 2010 - $1,039,200; 2009 - $1,007,400; for Mr. Busher: 2011 - $2,472,560; 2010 - $2,046,909; 2009 - $2,182,700; and for Mr. Pollett: 2011 - $650,404; 2010 - $632,495; 2009 - $674,454.  Mr. Schaper, who joined the Company in November 2011, was not eligible to receive an award of Variable RSUs for 2011.  For Fixed RSUs, represents the grant date fair value in accordance with FASB ASC Topic 718 without regard to estimated forfeitures. Mr. Schaper’s 2011 Fixed RSU award was not made pursuant to the 2007 LTIP but will be settled under the 2012 LTIP, provided the 2012 LTIP is approved by Shareholders at the 2012 Annual Meeting.  See Note 9 to the 2011 10-K for a description of the assumptions used to determine the initial grant date fair value of RSUs.

(4)             The individual components of “All Other Compensation” for 2011 are presented in the tables that follow.

All Other Compensation - 2011

Name	Perquisites and Other Personal Benefits (1) ($)	Housing Allowance ($)	Tax- Qualified Defined Contribution Pension ($)	Supplemental Defined Contribution Pension (2) ($)	Dividends on RSUs (3) ($)	Life Insurance (4) ($)	Total ($)

Christopher L. Harris	76,916	36,000	49,000	35,375	64,553	5,280	267,124

Michael S. Paquette	1,500	—	16,500	18,375	28,462	1,722	66,559

Thomas G.S. Busher	20,467	36,000	74,375	—	51,360	4,236	186,438

William Pollett	36,780	120,000	27,081	—	13,901	2,855	200,617

Christopher T. Schaper	—	14,367	—	5,430	3,150	282	23,229

(1)         See table below for the individual components of Perquisites and Other Personal Benefits.

(2)         Represents supplemental defined contribution pension benefits provided to Messrs. Harris, Paquette and Schaper in order to bring their total 2011 pension benefit into line with all other Named Executive Officers at a level of ten percent of base salary. Messrs. Harris and Schaper received their 2011 supplemental benefits in cash and Mr. Paquette received his 2011 supplemental benefit in the form of a Company-provided contribution to a non-qualified deferred compensation plan. See “Non-Qualified Deferred Compensation”.

(3)         Represents dividend equivalents earned on outstanding RSU awards.

(4)         Represents the cost of employer-provided life insurance.

Perquisites and Other Personal Benefits - 2011

Name	Personal Travel (1) ($)	Health Club Membership ($)	Tax and Financial Planning ($)	Car Service/ Parking (2) ($)	Total ($)

Christopher L. Harris	61,629	1,380	2,894	11,013	76,916

Michael S. Paquette	—	—	—	1,500	1,500

Thomas G.S. Busher	20,467	—	—	—	20,467

William Pollett	31,000	1,380	4,400	—	36,780

Christopher T. Schaper	—	—	—	—	—

(1)         Represents the incremental cost to the Company of reimbursing personal travel for our Bermuda-based Named Executive Officers.

(2)         Reflects the cost of a Bermuda taxi service to and from work for Mr. Harris and parking in the U.S. for Mr. Paquette.  A taxi service is provided to Mr. Harris because his service agreement precludes him from traveling in Bermuda by any means other than by automobile and, as a Bermuda resident, he is limited to owning and operating one automobile per household in accordance with local law.

Grants of Plan-Based Awards - 2011

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Share Awards: Number of Shares or	Grant Date Fair Value of Share Awards
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	(4) (5) ($)

Christopher L. Harris
Non-Equity Awards (1)	—	—	0	900,000	1,800,000	—	—	—	—	—
Variable RSUs (2)	1/1/11	3/2/11	—	—	—	0	72,000	144,000	—	1,435,680

Michael S. Paquette
Non-Equity Awards (1)	—	—	0	355,000	710,000	—	—	—	—	—
Variable RSUs (2)	1/1/11	3/2/11	—	—	—	0	28,400	56,800	—	566,296
Fixed RSUs (3)	3/15/11	3/2/11				—	—	—	10,000	167,600

Thomas G.S. Busher
Non-Equity Awards (1)	—	—	0	775,000	1,550,000	—	—	—	—	—
Variable RSUs (2)	1/1/11	3/2/11	—	—	—	0	62,000	124,000	—	1,236,280

William Pollett
Non-Equity Awards (1)	—	—	0	203,863	407,726	—	—	—	—	—
Variable RSUs (2)	1/1/11	3/2/11	—	—	—	0	16,309	32,618	—	325,202

Christopher T. Schaper
Non-Equity Awards (1)	—	—	—	—	—	—	—	—	—	—
Fixed RSUs (3)	12/15/11	11/15/11	—	—	—	—	—	—	30,000	496,500

(1)   Represents the Named Executive Officer’s annual bonus potential for 2011 pursuant to the Company’s 2011 Annual Bonus Plan.  Mr. Schaper, who joined the Company in November 2011, was not eligible to receive an annual bonus for 2011 pursuant to this plan. Based on the actual ROE achieved for 2011, the Compensation Committee and the Board did not award any cash bonuses linked to the Company’s 2011 annual financial results to Messrs.  Harris, Paquette, Busher and Pollett, although a bonus of $19,307 was earned and paid to Mr. Pollett with respect to the achievement of his personal performance goals. See “Compensation Discussion and Analysis - Components of Compensation - Annual Cash Bonuses”.

(2)   Represents Variable RSUs awarded pursuant to the 2007 LTIP for the 2011-2014 award cycle.  Variable RSUs are contingent awards in which the actual number of RSUs awarded is not known on the grant date and is dependent on Company performance during the initial year of the four year award cycle (the “Initial RSU Period”). The actual number of Variable RSUs awarded is not known until: (i) the completion of the Initial RSU Period; and (ii) the formal approval by the Compensation Committee and the Board of the number of RSUs awarded based on actual performance achieved.  The number of Variable RSUs shown above at target is based on an achieved ROE of 9.01%.  The number of Variable RSUs shown at maximum is based on an achieved ROE of 19.01% or greater. At an achieved ROE of 3.01% or less, no Variable RSUs would be awarded.  Variable RSUs vest in equal annual installments over a four-year period subject to continuous employment.

(3)   Represents Fixed RSUs awarded to Messrs. Paquette and Schaper during 2011.  Fixed RSUs are not contingent on Company performance and the actual number of RSUs awarded is known on the grant date. Mr. Paquette’s 2011 Fixed RSU award was made pursuant to the 2007 LTIP and vests in equal annual installments over a five-year period, subject to continuous employment. Mr. Schaper’s 2011 Fixed RSU award was not made pursuant to the 2007 LTIP and vests in equal annual installments over a three-year period, subject to continuous employment.  Mr. Schaper’s 2011 Fixed RSU award will be settled under the 2012 LTIP, provided the 2012 LTIP is approved by Shareholders at the 2012 Annual Meeting.

(4)   Represents the grant date fair value at target (the most probable outcome as of the date of grant) in accordance with FASB ASC Topic 718 without regard to estimated forfeitures. At the maximum payout, the value of the Variable RSUs granted to Messrs. Harris, Paquette, Busher, Pollett and Schaper would be $2,871,360, $1,132,592, $2,472,560, $650,404 and zero, respectively. See Note 9 to the 2011 10-K for a description of the assumptions used to determine the initial grant date fair value of RSUs.

(5)   Based on the actual ROE achieved for 2011, the Compensation Committee and the Board did not award any Variable RSUs to its employees (including Named Executive Officers) for the 2011-2014 award cycle.

Narrative to the Summary Compensation Table and Grants Of Plan-Based Awards

Service Agreements

Each of the Named Executive Officers is subject to a service agreement with the Company.  Each service agreement entitles the relevant Named Executive Officer to a base salary, the right to participate in the Company’s annual bonus and long-term incentive plans and certain benefits and other perquisites.  For further information regarding the components of the Named Executive Officers’ compensation, see “Compensation Discussion and Analysis-Components of Compensation”.

During 2010, the service agreements between the Company and each of Messrs. Harris and Busher were amended to provide for an increase in their base salaries from $675,000 to $900,000 and from $650,000 to $775,000, respectively, effective April 2011. These salary increases, which were substantially offset by the elimination of their previously-existing housing allowances, were adopted in response to market competition to better align Messrs. Harris and Busher’s rates of compensation with what the Compensation Committee considered market rates and to reflect the executives’ importance to the Company.

During 2011, the service agreement between the Company and Mr. Paquette was amended to provide: (i) an increase in his minimum base salary; (ii) continued vesting of his unvested RSUs for a period of twelve months following a termination of his service agreement by the Company without cause or by the executive for good reason; and (iii) for reductions in certain excess parachute payments (as defined under Section 280G), as described below.

Also during 2011, the service agreement between MUSL and Mr. Busher, was amended to reflect Mr. Busher’s duties as MUAL’s Non-Executive Chairman.  The amendment did not provide Mr. Busher with any compensation that he was not already entitled to receive under his former service agreement.

Messrs. Harris and Paquette’s service agreements provide that, in the event it is determined that any payment under those agreements would be considered an “excess parachute payment” under Section 280G, the payments will be reduced (with cash payments being reduced before share-based payments) in such a manner that no portion of the payments will be considered “excess parachute payments” under Section 280G. However, if such a reduction would result in Messrs. Harris or Paquette receiving less after-tax compensation than they would have ordinarily received, then such payments will not be reduced. In either case, Messrs. Harris and Paquette are fully responsible for their own personal income taxes and the Company has no obligation or intent to reimburse or otherwise provide a tax gross-up to them in connection with any such payments.

Messrs. Harris and Busher’s service agreements are for three-year terms ending December 31, 2013.  Mr. Paquette’s service agreement is continual and is terminable upon twelve-months’ written notice by the Company and upon six-months’ written notice by the executive. Mr. Pollett’s service agreement is continual and is terminable upon six months’ written notice by either the Company or the executive. Mr. Schaper’s service agreement is continual and is terminable upon twelve months’ written notice by either the Company or the executive.

The Named Executive Officers are entitled under their service agreements to certain benefits upon various circumstances resulting in termination of their employment. For information regarding the principal terms and conditions of these provisions see “Executive Officer Compensation-Potential Payments Upon Termination of Employment or Change in Control”.

The service agreements also contain restrictive covenants that prevent the Named Executive Officers from engaging in certain competitive activities and soliciting our customers and employees.  These covenants are effective during each Named Executive Officer’s employment and, with respect to each Named Executive Officer other than Mr. Pollett, for twelve months thereafter. With respect to Mr. Pollett, the non-competition covenant remains effective for the six-month period following the termination of his employment, and the non-solicitation covenant remains effective for the twelve-month period following the termination of his employment.  Pursuant to their service agreements, each Named Executive Officer is also subject to a confidentiality covenant of an indefinite duration.

Annual Cash Bonuses

Each Named Executive Officer participates in the Company’s annual cash bonus plan. The Company does not generally pay guaranteed minimum or discretionary bonuses (although in light of the Company’s business and the potential for unforeseen catastrophic events to disrupt the Company’s performance, the Compensation Committee retains the discretion to implement guaranteed or discretionary bonuses).

Pursuant to their service agreements, Messrs. Harris, Paquette and Busher are specifically entitled to a target bonus opportunity equal to 100% of their respective base salaries.  Messrs. Pollett and Schaper are not entitled to a specified target bonus opportunity pursuant to their service agreements.

For further information regarding the terms of the Company’s annual cash bonus plan, see “Compensation Discussion and Analysis-Components of Compensation-Annual Cash Bonuses”.

As an inducement in connection with his hiring in November 2011, Mr. Schaper was provided a one-time sign-on bonus of $200,000.

Long-Term Incentive Plan Awards

The Company has a practice of making annual grants to senior management, including the Named Executive Officers, of Variable RSUs that vest in equal annual installments over a four-year period subject to continuous active employment.  The actual number of RSUs awarded depends upon the Company’s performance during the initial year in which the grants are made.  For further information regarding the terms of the Company’s RSU awards, see “Compensation Discussion and Analysis-Components of Compensation-Long-Term Incentive Awards”.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (1) (#)	Market Value of Shares or Units That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Christopher L. Harris	—	—	—	—	—	102,806	1,824,807	—	—

Michael S. Paquette	—	—	—	—	—	48,925	868,419	—	—

Thomas G.S. Busher	—	—	—	—	—	77,701	1,379,193	—	—

William Pollett	—	—	—	—	—	20,920	371,330	—	—

Christopher T. Schaper	—	—	—	—	—	30,000	532,500	—	—

(1)         Represents RSU awards made pursuant to the 2007 LTIP (unless otherwise noted) that have not vested as of December 31, 2011.  Mr. Harris’ unvested RSUs consist of: 10,000 Fixed RSUs for the 2008-2012 award cycle; 10,000 Fixed RSUs for the 2008-2013 award cycle; 12,500 Fixed RSUs for the 2009-2013 award cycle; 32,568 Variable RSUs for the 2009-2012 award cycle; and 37,738 Variable RSUs for the 2010-2013 award cycle.  Mr. Paquette’s unvested RSUs consist of: 6,000 Fixed RSUs for the 2007-2012 award cycle; 10,000 Fixed RSUs for the 2011-2016 award cycle; 14,475 Variable RSUs for the 2009-2012 award cycle; and 18,450 Variable RSUs for the 2010-2013 award cycle. Mr. Busher’s unvested RSUs consist of: 10,000 Fixed RSUs for the 2008-2012 award cycle; 31,361 Variable RSUs for the 2009-2012 award cycle; and 36,340 Variable RSUs for the 2010-2013 award cycle. Mr. Pollett’s unvested RSUs consist of: 9,691 Variable RSUs for the 2009-2012 award cycle; and 11,229 Variable RSUs for the 2010-2013 award cycle. Mr. Schaper’s unvested RSUs consist of 30,000 Fixed RSUs for the 2011-2014 award cycle. Mr. Schaper’s 2011 Fixed RSU award was not made pursuant to the 2007 LTIP but will be settled under the 2012 LTIP, provided the 2012 LTIP is approved by Shareholders at the 2012 Annual Meeting.

(2)         Each outstanding RSU vests in equal annual installments over the applicable award cycle on December 15 of each year, except for: (i) 10,000 Fixed RSUs awarded to Mr. Harris in 2008 which vest in two equal remaining annual installments on July 1 of each year; (ii) 12,500 Fixed RSUs awarded to Mr. Harris in 2009 which vest in two equal remaining installments on November 19 of each year; (iii) 6,000 Fixed RSUs awarded to Mr. Paquette in 2007 which vest on May 7, 2012; and (iv) 10,000 Fixed RSUs awarded to Mr. Paquette in 2011 which vest in five equal installments on March 15 of each year.  The market value of all RSUs that have not vested was calculated using the $17.75 closing market price of Common Shares on December 30, 2011, as quoted on the NYSE.

Option Exercises and Shares Vested - 2011

	Option Awards		Share Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Christopher L. Harris	—	—	79,721	1,327,621

Michael S. Paquette	—	—	32,825	552,763

Thomas G.S. Busher	—	—	66,304	1,097,729

William Pollett	—	—	18,094	299,564

Christopher T. Schaper	—	—	—	—

(1)         Represents RSU awards and the value thereof that vested during 2011.

Non-Qualified Deferred Compensation - 2011

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) In Last Fiscal Year (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Christopher L. Harris	—	—	(1,629)	—	30,977

Michael S. Paquette	—	18,375	(1,229)	—	33,144

Thomas G.S. Busher	—	—	—	—	—

William Pollett	—	—	—	—	—

Christopher T. Schaper	—	—	—	—	—

(1)         The approximate annual rate of return earned on Mr. Harris’ balance for the year ended December 31, 2011 was negative 5.1% and the approximate rate of return earned on Mr. Paquette’s balance for the year ended December 31, 2011 was negative 7.3%.

The Company’s non-qualified deferred compensation plans allow participants to voluntarily defer, or for the Company to provide, qualifying remuneration payable (consisting of all or a portion of their salary, annual bonus and Company-provided contributions) which can be invested in various investment options available to the general public. Participants may change their investment elections on a daily basis.

A payment date is designated with each deferral election made.  Participants may elect to receive payments in a lump sum or in annual installments.  Payment dates cannot be accelerated and commence upon the earliest of the designated payment date, death and separation from service.

On December 15, 2011 and 2010, the Company provided Mr. Paquette with supplemental defined contribution pension benefits of $18,375 and $15,750, respectively, in order to bring his total 2011 and 2010 pension benefits in-line with all other Named Executive Officers at a level of ten percent of base salary.  These supplemental defined contribution pension benefits have been included in the Summary Compensation table as “All Other Compensation”.  Mr. Paquette did not make or receive any non-qualified deferred compensation contributions during 2009.

Mr. Harris did not make or receive any non-qualified deferred compensation contributions from 2009 to 2011.

All current and prior year earnings and losses have been excluded from the Summary Compensation Table as none of the investment options offered under the deferred compensation plan provide an above-market rate of interest.

Potential Payments Upon Termination of Employment or Change in Control

The following tables outline the potential payments and benefits that our Named Executive Officers would be entitled to receive under certain situations involving a termination of their employment, including a termination resulting from a change in control of the Company. Our Named Executive Officers are not employed at-will and the terms and conditions of their employment are governed by their individual service agreements.  Each service agreement is negotiated independently and the specific provisions of each may vary, in some cases significantly, from person to person. See “Service Agreements”, above. Termination of employment and satisfaction of all conditions to payment are deemed to occur at December 31, 2011 for purposes of this presentation.  The closing market price of Common Shares on December 30, 2011, as quoted on the NYSE, was $17.75.

The amounts shown in the tables that follow do not include payments and benefits provided on a non-discriminatory basis to salaried employees upon their termination of employment. These payments and benefits include: (i) earned but unpaid salary, unused vacation pay and continuation of standard insurance benefits (consisting of medical, dental and disability coverages) through the effective date of termination; (ii) reimbursement of all documented business-related expenses; and (iii) accumulated balances under any of the Company’s qualified defined contribution retirement plans.  In addition, the amounts shown in the tables do not include any distributions of non-qualified deferred compensation. The amount of such non-qualified deferred compensation is set forth in “Executive Officer Compensation - Nonqualified Deferred Compensation”.

In all cases, our Named Executive Officers may not compete against the Company or solicit its clients or employees for a period of up to one year following termination, for any reason, without the Company’s prior consent.  The Company may require the executive not to attend work and/or not to undertake any or all of their duties during such period.

Amounts Payable Upon Termination of Employment by the Company For Cause

In the event of their termination of employment by the Company for “cause”, none of the Named Executive officers are entitled to any termination payments, other than previously accrued obligations.

“Cause”, as used in this instance, means: (i) the conviction of an offense (other than a road traffic offense or other non-material offense not subject to a custodial sentence); or (ii) willful gross negligence or willful gross misconduct by the executive in connection with the executive’s employment with the Company that causes or is likely to cause material loss or damage to the Company.

Amounts Payable Upon Voluntary Termination of Employment by the Executive

Name	Cash Severance Payment ($)	Continuation of Vesting of Equity Incentive Plan Awards ($)	Continuation of Medical Benefits ($)	Repatriation/ Relocation Expenses ($)	Total Payments In Connection with Termination ($)
Christopher L. Harris	900,000	1,290,216	17,064	—	2,207,280
Michael S. Paquette	177,500	106,500	—	—	284,000
Thomas G.S. Busher	775,000	1,056,711	6,111	—	1,837,822
William Pollett	135,909	—	—	—	135,909
Christopher T. Schaper	550,000	—	—	—	550,000

In the event of voluntary termination of employment by the executive, Messrs. Harris and Busher are entitled to a continuation of their base salary, vesting of outstanding equity awards and medical benefits during the twelve-month period following the date of termination. Messrs. Paquette and Pollett are each required to provide the Company with no less than six-months’ written notice and are entitled to a continuation of their base salaries and, for Mr. Paquette, continued vesting of certain of his outstanding equity awards during that period.  Mr. Schaper is required to provide the Company with no less than twelve-months’ written notice and is entitled to a continuation of his base salary and benefits during that period.  The Company may avoid or discontinue paying Messrs. Harris or Busher their cash severance payments and may halt the vesting of their outstanding RSUs in exchange for releasing them from the restrictive covenants related to non-competition and non-solicitation set forth in their service agreements.

Amounts Payable Upon Termination of Employment by the Company Following Disability

Name	Cash Severance Payment ($)	Continuation of Vesting of Equity Incentive Plan Awards ($)	Continuation of Medical Benefits ($)	Repatriation/ Relocation Expenses ($)	Total Payments In Connection with Termination ($)
Christopher L. Harris	—	—	—	225,000	225,000
Michael S. Paquette	—	—	—	—	—
Thomas G.S. Busher	—	—	12,222	—	12,222
William Pollett	271,817	—	—	—	271,817
Christopher T. Schaper	550,000	—	—	—	550,000

In the event of termination of employment by the Company following disability, Mr. Harris is entitled to a one-time payment of repatriation/relocation benefits equal to three months’ base salary, Mr. Busher is entitled to a continuation of his current medical benefits for the remaining term of his service agreement and Messrs. Pollett and Schaper are each entitled to a continuation of their base salary for twelve months.

In this instance, “disability” means a condition that results in the executive being unable to perform the duties and responsibilities required of them due to a physical and/or mental disability for a stated period of time.

Amounts Payable Upon Termination of Employment by the Company Following a Change in Control

Name	Cash Severance Payment ($)	Accelerated Vesting of Equity Incentive Plan Awards ($)	Continuation of Medical Benefits ($)	Repatriation/ Relocation Expenses ($)	Total Payments Upon Termination ($)
Christopher L. Harris	6,608,250	1,824,807	—	—	8,433,057
Michael S. Paquette	1,868,000	868,419	—	—	2,736,419
Thomas G. S. Busher	6,088,500	1,379,193	—	—	7,467,693
William Pollett	135,909	371,330	—	—	507,239
Christopher T. Schaper	550,000	532,500	—	—	1,082,500

The Severance Plan provides for the payment of specified benefits if a participant’s employment is terminated by the Company without cause or by the participant pursuant to a constructive termination within twenty-four months following the occurrence of a change in control, as defined in the 2007 LTIP.  Benefits payable under the Severance Plan are triggered if termination is initiated by: (i) the Company for a reason other than death, disability or cause; or (ii) the executive in the case of constructive termination or for good reason. The Severance Plan is administered by the Compensation Committee, which is authorized to interpret the plan and to establish, amend and rescind any rules and regulations relating to the plan.  For purposes of the Severance Plan, (i) “cause” means (a) willful gross negligence or willful gross misconduct by the participant in connection with his or her employment with the Company or one of its subsidiaries which causes, or is likely to cause, material loss or damage to the Company or (b) conviction of an offense (other than a road traffic offense or other non-material offense not subject to a custodial sentence); and (ii) “constructive termination” means a termination of a participant’s employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a constructive termination by the Company or subsidiary and that follows (a) a material decrease in the participant’s salary or bonus opportunity or (b) a material diminution in the authority, duties or responsibilities of the participant’s position that results in the participant making a determination in good faith that he or she cannot continue to carry out his or her job in substantially the same manner as it was intended to be carried out immediately before such diminution.

Under the provisions of the Severance Plan, Messrs. Harris and Busher are eligible for Group A severance benefits and Messrs. Paquette and Schaper are eligible for Group B benefits.  Group A benefits consist of three times the sum of: (i) the executive’s annual base salary at the greater of (a) the annual rate in effect on the executive’s severance date and (b) or the annual rate in effect on the date of the change in control; and (ii) the executive’s highest annual bonus received during the three-year period preceding the year in which the severance occurs. Group B benefits consist of two (2) times the sum of: (i) the executive’s annual base salary at the greater of (a) the annual rate in effect on the executive’s severance date and (b) the annual rate in effect on the date of the change in control; and (ii) the executive’s highest annual bonus received during the three-year period preceding the year in which the severance occurs.  However, with respect to any Severance Plan payments due to Mr. Schaper, and in accordance with his service agreement, for the first twenty-four months of his employment, bonus under the Severance Plan shall be defined as the greater of 150% of target salary or the actual highest annual bonus earned for the 2012 and 2013 bonus cycles.  In order for an executive to receive any payments under the Severance Plan, the executive must execute a general release of all claims against the Company within sixty days after termination of employment.  Pursuant to the service agreements with each of Messrs. Harris, Paquette and Busher, amounts payable to them under the Severance Plan would offset other benefits to which the executive would be entitled upon his termination of employment without cause or for good reason (as discussed below).  Additionally, amounts payable to Mr. Schaper would offset other benefits to which he would be entitled upon the termination of his employment, no matter how such other benefits might arise.  As of December 31, 2011, amounts payable under the Severance Plan to each of Messrs. Harris, Paquette, Busher and Schaper would fully offset any benefits to which they would be entitled under their service agreements.

Under the provisions of the 2007 LTIP, if, within twenty-four months following the occurrence of a change in control, a participant’s employment is terminated by the Company for a reason other than death, disability or cause, or by the participant following a constructive termination or retirement at age 60, all outstanding RSUs immediately vest.  In the case of Variable RSUs granted less than one year prior to the change in control, the number of Variable RSUs that will be accelerated will reflect the greater of (a) target performance and (b) actual performance during the completed quarterly periods in the applicable performance period preceding the change in control.  The table above reflects the acceleration of those Variable RSUs still within the Initial RSU Period assuming actual performance.

Amounts Payable Upon Termination of Employment - Other Events Not Following A Change in Control (as Applicable)

Name	Cash Severance Payment ($)	Accelerated Vesting of Equity Incentive Plan Awards ($)	Continuation of Medical Benefits ($)	Repatriation/ Relocation Expenses ($)	Total Payments Upon Termination ($)

Termination Without Cause by the Company or for Good Reason by the Executive

Christopher L. Harris	3,600,000	1,824,807	51,192	—	5,475,999
Michael S. Paquette	355,000	562,675	19,780	—	937,455
Thomas G.S. Busher	3,100,000	1,379,193	18,333	—	4,497,526

Termination Without Cause by the Company

William Pollett	135,909	—	—	—	135,909
Christopher T. Schaper	550,000	—	—		550,000

Non-Renewal of Current Service Agreement Followed by Removal From Board (Other Than for Cause)

Christopher L. Harris	2,202,750	1,824,807	—	—	4,027,557
Thomas G.S. Busher	2,029,500	1,379,193	—	—	3,408,693

Refusal/Revocation of Bermuda Work Permit

William Pollett	—	—	—	109,954	109,954
Christopher T. Schaper	—	—	—	175,900	175,900

In the event of termination of employment without cause by the Company or for good reason by the executive:

•        Messrs. Harris and Busher are entitled to: (i) the sum of their annual base salary plus annual target bonus for the longer of (a) two (2) years and (b) the remaining years (including any fractions thereof) under their service agreements; (ii) an acceleration of the vesting of all of their outstanding equity awards; and (iii) a three-year continuation of their current medical benefits at the Company’s expense; and

•        Mr. Paquette is entitled to a continuation for one (1) year of: (i) his base salary; (ii) the vesting of his outstanding equity awards; and (iii) his current medical benefits at the Company’s expense.

Good reason, in this instance, means the occurrence of the following, without the executive’s consent: (i) a decrease in the executive’s base salary or any material decrease in annual bonus opportunity; (ii) a material diminution in the executive’s authority, duties or responsibilities such that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution; (iii) a relocation of the executive’s principal place of employment by more than 50 miles from the location at which he is then principally employed; or (iv) a material breach by the Company of the terms of the executive’s service agreement or of any outstanding award to the executive under the 2007 LTIP that the Company has failed to cure.

In the event of termination of employment without cause by the Company, Mr. Pollett is entitled to a six-month continuation of his base salary, and Mr. Schaper is entitled to a twelve-month continuation of his base salary. In each case, the Company may, in its sole discretion, terminate the employment of Mr. Pollett or Mr. Schaper without notice by paying the respective executive a lump-sum payment equal to the salary that would have been paid during the notice period had notice been given.

In the event of non-renewal of the executive’s current service agreement followed by the executive being removed from the Board (other than for cause), Messrs. Harris and Busher are entitled to: (i) one (1) times the sum of their annual base salary plus their highest annual bonus paid in the three years preceding the year in which the non-renewal occurs; and (ii) an acceleration of the vesting of all of their outstanding RSUs.

In the event that the executive’s service agreement is not renewed but the executive remains an active member of the Board, Messrs. Harris and Busher are entitled to a continuation of their current medical benefits at the Company’s expense (representing a current annual value of $17,064 for Mr. Harris and $6,111 for Mr. Busher), and their ongoing service on the Board will be considered continued employment for purposes of their outstanding equity awards.

In the event of refusal/revocation of Messrs. Pollett or Schaper’s Bermuda work permit, they are entitled to one-time payments of repatriation/relocation benefits, in each case, equal to three months’ base salary and three months’ housing allowance.

Amounts Payable Upon Retirement

None of our Named Executive Officers are entitled to any retirement benefits beyond those generally provided to our salaried employees on a non-discriminatory basis upon retirement or upon non-renewal of their service agreements, with the exception of Messrs. Harris and Busher, who, if they remain active members of the Board following their retirement, are entitled to a continuation of their current medical benefits at the Company’s expense (representing a current annual value of $17,064  for Mr. Harris and $6,111 for Mr. Busher) and their ongoing service on the Board will be considered continued employment for purposes of their outstanding equity awards.

Director Compensation

Each non-management director (other than the Chairman) receives the following cash compensation annually: (i) a retainer of $75,000; (ii) for the Chairmen of the Compensation and Finance Committees (Messrs. Davis and Heller, respectively), an additional retainer of $25,000; (iii) for the Chairmen of the Audit and Underwriting Committees (Messrs. Collins and Winchester, respectively), an additional retainer of $50,000; (iv) for all other members of the Audit and Underwriting Committees, an additional retainer of $10,000; and (v) Board and Committee attendance fees of $3,000 per meeting. Directors who are members of our management team do not receive any additional compensation for services as a member of the Board or any committee of the Board.

In addition, each non-management director (other than the Chairman) is entitled to receive a one-time grant of 6,000 RSUs upon their election to the Board. These RSUs vest in equal annual installments over a four-year period based on continuous service as a director and all such RSUs previously awarded to non-management directors were made pursuant to the 2007 LTIP.  Beginning in the second year of their service, each non-management director (including the Chairman) is entitled to receive an annual grant of 2,000 RSUs, which vest over a one-year period based on continuous service as a director.  The annual grants of RSUs awarded to non-management directors in 2011 were not made pursuant to the 2007 LTIP but will be settled under the 2012 LTIP, provided the 2012 LTIP is approved by Shareholders at the 2012 Annual Meeting. Holders of RSUs are not entitled to voting rights but are entitled to receive payments equivalent to dividends declared on Common Shares.

Mr. Eisenson was appointed to the Board in September 2011, and his continued service on the Board is subject to election by Shareholders at the 2012 Annual Meeting.  If Mr. Eisenson is elected to the Board at the 2012 Annual Meeting, he will be granted a one-time award of 6,000 RSUs on June 15, 2012 and he will be entitled to receive an annual grant of 2,000 RSUs. Mr. Eisenson serves as the representative of the Charlesbank Funds on the Board and he has informed us that he assigns all of his director compensation earned in the form of Common Shares to the Charlesbank Funds and all his director compensation earned in the form of cash to Charlesbank.

As Chairman, Mr. Taylor is entitled to receive an annual retainer of $250,000.  Unlike our other non-management directors, he does not receive any meeting fees or other cash compensation beyond his annual retainer. Subject to his continued service on our Board, Mr. Taylor continues to: (i) vest in all outstanding awards previously granted to him under the 2007 LTIP; and (ii) receive medical benefits at the Company’s expense.

During 2011, Mr. Winchester also served as a director of the Company’s wholly-owned subsidiary, MRUSHL, and received an additional annual retainer of $10,000 for such services.

The following table summarizes the total compensation earned by the Company’s non-management directors during the year ended December 31, 2011:

Director (1)	Fees Earned or Paid in Cash ($)	Share Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)

Class A Directors
John G. Bruton	109,819	36,840	—	—	—	2,254	148,913
John D. Collins	162,000	36,840	—	—	—	1,241	200,081
Candace L. Straight	114,181	36,840	—	—	—	1,241	152,262
Anthony Taylor (4)	250,000	36,840	—	—	—	38,424	325,264

Class B Directors

Heinrich Burgi	132,000	36,840	—	—	—	2,254	171,094
Morgan W. Davis	127,000	36,840	—	—	—	1,241	165,081
John F. Shettle, Jr.	141,547	36,840	—	—	—	1,241	179,628

Class C Directors

Clement S. Dwyer, Jr. (5)	75,750	36,840	—	—	—	900	113,490
Michael R. Eisenson (6)	30,250	—				—	30,250
J. Roderick Heller III	127,000	36,840	—	—	—	1,241	165,081
Ian M. Winchester	172,000	36,840	—	—	—	11,241	220,081

(1)         All amounts presented in the table above are expressed in U.S. dollars.  Certain amounts presented were paid in Bermuda dollars.  The Bermuda dollar is fixed to the U.S. dollar at a one-to-one ratio.

(2)         Represents the grant date fair value of RSU awards made during 2011 computed in accordance with FASB ASC Topic 718.  See Note 9 to the 2011 10-K for a description of the assumptions used to determine the initial grant date fair value of RSUs.  As of December 31, 2011, Messrs. Bruton and Burgi each had 5,750 unvested RSUs outstanding, Ms. Straight and Messrs. Collins, Davis, Shettle, Heller and Winchester each had 3,250 unvested RSUs outstanding, Mr. Taylor had 33,361 unvested RSUs outstanding and Messrs. Dwyer and Eisenson had no unvested RSUs outstanding.

(3)         Represents dividend equivalents earned on all outstanding RSUs held by the directors. In addition, for Mr. Taylor, such amount also includes $13,165 in medical benefits and for Mr. Winchester, such amount also includes $10,000 in fees for his services as a director of MRUSHL.

(4)         Mr. Taylor’s 2011 director compensation excludes the value of 39,825 RSUs that were vested and received by Mr. Taylor during 2011.  These RSUs were previously awarded to him while serving as an executive officer of the Company.

(5)         Mr. Dwyer, an independent director who resigned from the Board effective September 30, 2011, forfeited all 3,250 unvested RSUs that he previously held, including those RSUs that were granted to him in 2011.

(6)         Mr. Eisenson was appointed to the Board effective September 30, 2011. Mr. Eisenson serves as the representative of the Charlesbank Funds on the Board and he has informed us that he assigns all of his director compensation earned in the form of Common Shares to the Charlesbank Funds and all his director compensation earned in the form of cash to Charlesbank.

PROPOSAL 2

ELECTION OF DESIGNATED COMPANY DIRECTORS OF MONTPELIER RE

Proposal No. 2 calls for the election of Messrs. Harris, Busher and Schaper as the designated company directors for election to the board of directors of Montpelier Re, our wholly-owned Bermuda Class 4 operating subsidiary. Bye-law 85 of the Company’s Bye-Laws provides that, in the event that the voting rights of the “Controlled Shares” of a U.S. shareholder are adjusted pursuant to the Company’s Bye-Law 51, and the Company is required or is otherwise entitled to vote with respect to the election of the designated company directors of Montpelier Re, the Board shall refer such vote to the Shareholders.  The Board will then vote all of the Company’s common shares in Montpelier Re in the same proportion FOR and AGAINST as the Shareholder votes it receives at the 2012 Annual Meeting.

Messrs. Harris, Busher and Schaper will not receive any compensation for their services as directors of Montpelier Re.

Biographical information relating to Messrs. Harris and Busher is presented under “Proposal 1 — Approval of a Twelve Member Board and Election of Directors - Directors and Director Nominees”. Biographical information relating to Mr. Schaper is presented under “Proposal 1 — Approval of a Twelve Member Board and Election of Directors - Executive Officers”.

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 2 WHICH CALLS FOR THE ELECTION OF EACH OF THE NOMINEES AS DESIGNATED COMPANY DIRECTORS OF MONTPELIER RE.

PROPOSAL 3

ADOPTION OF THE MONTPELIER RE HOLDINGS LTD. 2012 LONG-TERM INCENTIVE PLAN

General

On February 29, 2012, our Board unanimously approved the 2012 LTIP, subject to Shareholder approval, as a flexible omnibus incentive compensation plan that would provide a mechanism for granting long-term incentive awards.  If approved by Shareholders, the 2012 LTIP will become effective at the conclusion of the 2012 Annual Meeting and will remain in effect until May 18, 2022, unless terminated earlier by the Board.  The purposes of the 2012 LTIP are to: (i) encourage selected employees, non-employee directors and consultants of the Company and its affiliates to acquire a proprietary interest in the Company’s growth and performance; (ii) generate an increased incentive to contribute to the Company’s future success; and (iii) enhance the ability of the Company and its affiliates to attract and retain qualified individuals.  The 2012 LTIP is intended to replace the 2007 LTIP, which expired pursuant to its terms on May 23, 2011.  Any outstanding awards granted under the 2007 LTIP will remain in effect pursuant to their terms.

Set forth below is a summary of the material terms and conditions of the 2012 LTIP, which is qualified in its entirety by the specific language of the 2012 LTIP set forth in Appendix B to this Proxy Statement.

Summary of the 2012 LTIP

Types of Awards

The 2012 LTIP would provide for the grant of RSUs, restricted Common Shares, options to purchase Common Shares that are intended to qualify as incentive share options (which we refer to as ISOs) under Section 422 of the Code, nonqualified share options (which we refer to as NSOs), share appreciation rights (which we refer to as SARs), deferred share units, performance compensation awards, performance units, cash incentive awards and other equity-based and equity-related awards.

Administration of the 2012 LTIP

Subject to the terms of the 2012 LTIP and applicable law, the Compensation Committee would have sole authority to administer the 2012 LTIP, including, but not limited to, the authority to: (i) designate 2012 LTIP participants; (ii) determine the types of awards to be granted; (iii) determine the number of Common Shares to be covered by awards; (iv) determine the terms and conditions of any awards; (v) determine the vesting schedules of awards and, if certain performance criteria must be attained in order for an award to vest or be settled or paid, establish such performance criteria and determine whether, and to what extent, such performance criteria have been attained; (vi) determine the methods by which awards may be settled, exercised, canceled, forfeited, deferred or suspended; (vii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2012 LTIP or any award made under the 2012 LTIP; (viii) establish, amend, suspend or waive such rules and regulations as it may deem appropriate for the proper administration of the 2012 LTIP; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards; (x) amend an outstanding award or grant a replacement award for an award previously granted under the 2012 LTIP in order to address the tax consequences of such award (subject to the prohibitions on repricing of options and SARs set forth in the 2012 LTIP); (xi) take any action that the Compensation Committee deems necessary or desirable pursuant to our Clawback Policy; and (xii) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2012 LTIP.  The Compensation Committee would generally be permitted to delegate certain authority to officers of the Company, including the authority to grant awards to our employees and consultants and to administer such awards, in each case subject to applicable laws.

Shares Available For Awards

Subject to adjustment for changes in capitalization and similar events, the maximum aggregate number of Common Shares that would be available to be delivered pursuant to awards granted under the 2012 LTIP (which will include any RSUs previously granted by the Company since May 23, 2011 defined as “Anticipation Awards” in the 2012 LTIP) would be 4,700,000.  The maximum aggregate number of Common Shares that may be delivered pursuant to ISOs granted under the 2012 LTIP would be 300,000.

Upon the exercise of a share-settled SAR, the maximum aggregate number of Common Shares that may be delivered pursuant to awards granted under the 2012 LTIP would be reduced by the actual number of Common Shares delivered upon the settlement of such share-settled SAR.  If an award granted under the 2012 LTIP: (i) were forfeited, expired, terminated or canceled without delivery of the Common Shares underlying such award; or (ii) were settled in cash, then the number of Common Shares subject to such award would not be treated as issued for purposes of the 2012 LTIP and would not reduce the aggregate number of Common Shares that may be delivered pursuant to awards granted under the 2012 LTIP.  If Common Shares that are either owned by a participant under the 2012 LTIP or issued upon the exercise, vesting or settlement of an award granted under the 2012 LTIP were surrendered or tendered to the Company in payment of either: (i) the exercise price of an award granted under the 2012 LTIP; or (ii) any taxes or social security (or similar) liabilities required to be withheld in respect of an award granted under the 2012 LTIP, then in each case, and in accordance with the terms and conditions of the 2012 LTIP, the surrendered or tendered Common Shares would again become available to be delivered pursuant to awards under the 2012 LTIP.  However, in no event would surrendered or tendered Common Shares increase the number of Common Shares that may be delivered pursuant to ISOs granted under the 2012 LTIP.

Subject to adjustment for changes in capitalization and similar events: (i) in the case of awards settled in Common Shares, the maximum aggregate number of Common Shares with respect to which awards may be granted under the 2012 LTIP to any participant in any fiscal year of the Company under the 2012 LTIP would be 250,000; and (ii) in the case of awards settled in cash based on a share’s fair market value, the maximum aggregate amount of cash that may be paid pursuant to awards granted under the 2012 LTIP to any participant in any fiscal year of the Company would be equal to the fair market value (determined in accordance with the applicable award agreement) as of the relevant vesting, payment, or settlement date multiplied by the number of Common Shares described in the preceding clause (i).  In the case of all other awards, the maximum aggregate amount of cash and other property (valued at its fair market value) other than Common Shares that may be paid or delivered pursuant to awards under the 2012 LTIP to any participant in any fiscal year of the Company would be $5,000,000.

Changes in Capitalization

In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, share split, reverse share split, split-up or spin-off or any other event that constitutes an “equity restructuring” within the meaning of FASB ASC Topic 718 with respect to Common Shares, the Compensation Committee would make equitable adjustments to the maximum aggregate number of Common Shares that may be delivered pursuant to the 2012 LTIP and make adjustments and substitutions of awards granted under the 2012 LTIP.  In the event of any reorganization, merger, amalgamation, consolidation, scheme of arrangement, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event that affects Common Shares (including any change in control), the Compensation Committee would be permitted, in its discretion, to adjust the maximum aggregate number of Common Shares that may be delivered pursuant to the 2012 LTIP and to adjust, substitute or, in certain circumstances, cancel awards granted under the 2012 LTIP as it deems appropriate or desirable.

Substitute Awards

The Compensation Committee may grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or an entity that we or any of our affiliates acquired or with which we or any of our affiliates combined.  We refer to these awards as “Rollover Awards”.  Rollover Awards may not be granted in a manner that would violate the prohibitions on repricing of options and SARs set forth in the 2012 LTIP.  The number of Common Shares underlying any Rollover Awards would be counted against the maximum aggregate number of Common Shares available for awards under the 2012 LTIP; however, Rollover Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that we or any of our affiliates acquired or with which we or any of our affiliates combined would not be counted against the maximum aggregate number of Common Shares available for awards under the 2012 LTIP, except in the case of ISOs.

Source of Shares

Any Common Shares issued pursuant to an award under the 2012 LTIP would consist, in whole or in part, of authorized and unissued Common Shares or Common Shares held in the Company’s treasury.

Eligible Participants

Any employee, non-employee director or consultant (including any prospective employee, director or consultant) of the Company or any of its affiliates would be eligible to participate in the 2012 LTIP.  The Company currently expects that awards will be generally limited to its 172 employees and 12 non-employee directors.

Restricted Common Shares and Restricted Share Units

Under the 2012 LTIP, the Compensation Committee would be permitted to grant restricted Common Shares and RSUs to participants.  Restricted Common Shares and RSUs would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2012 LTIP or the applicable award agreement, except that the Compensation Committee could determine that restricted Common Shares and RSUs would be permitted to be transferred by the participant for no consideration.  Restricted Common Shares could be evidenced in such manner as the Compensation Committee would determine.  Each RSU would be granted with respect to one Common Share or have a value equal to the fair market value of one such share. Upon the vesting of an RSU, the RSU could be paid in cash, Common Shares, other securities, other awards or other property, as determined by the Compensation Committee.  The Compensation Committee would be permitted to provide a participant who holds restricted Common Shares or RSUs with dividends or dividend equivalents, as described in “Dividends and Dividend Equivalents” below.

Share Options

Under the 2012 LTIP, the Compensation Committee would be permitted to grant both ISOs and NSOs to participants.  All options granted under the 2012 LTIP would be NSOs unless the applicable award agreement expressly stated that the option was intended to be an ISO.  In the case of ISOs, the terms and conditions of such grants would be subject to and comply with such rules as may be prescribed by Section 422 of the Code and applicable treasury regulations.  If an option were intended to be an ISO, and if, for any reason, such option did not qualify as an ISO, then such option would generally be regarded as an NSO appropriately granted under the 2012 LTIP.  The maximum aggregate fair market value of Common Shares in respect of which an ISO held by a participant may become vested and exercisable during any calendar year would not exceed $100,000.

The exercise price for options could not be less than the fair market value of the Company’s Common Shares on the grant date.  Under the 2012 LTIP, all options would be intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee would not reprice any option granted under the 2012 LTIP without the approval of Shareholders.

Subject to the provisions of the 2012 LTIP and the applicable award agreement, the Compensation Committee would determine the vesting criteria, term, methods of exercise and any other terms and conditions of any option.  Provisions relating to the exercisability of options following a termination of employment would be determined pursuant to the applicable award agreement unless earlier exercised or forfeited.  No option granted under the 2012 LTIP could be exercised more than 10 years after the date of grant.  No Common Shares would be delivered pursuant to any exercise of an option until payment in full of the aggregate exercise price was received by the Company and the participant had paid to the Company (or the Company has withheld in accordance with the 2012 LTIP) an amount equal to any taxes and social security (or similar) liabilities required to be withheld.  The exercise price would be permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Compensation Committee, with previously acquired Common Shares, through delivery of irrevocable instructions to a broker to sell Common Shares otherwise deliverable upon the exercise of the option, by having the Company withhold Common Shares from the Common Shares issued pursuant to the exercise of the option or through any other method (or combination of methods) approved by the Compensation Committee.

Share Appreciation Rights

Under the 2012 LTIP, the Compensation Committee would be permitted to grant SARs to participants.  The exercise price for SARs would not be less than the fair market value of Common Shares on the grant date. Upon exercise of a SAR, the holder would receive cash, Common Shares, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Compensation Committee, equal in value to the excess, if any, of the fair market value of Common Shares on the date of exercise of the SAR over the exercise price of the SAR.  Each SAR would be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Compensation Committee, in its discretion, specified in the applicable award agreement or thereafter.  Under the 2012 LTIP, SARs would be intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  Under certain circumstances, the Compensation Committee would have the ability to substitute, without the consent of the affected participant, holder or beneficiary, SARs for outstanding NSOs.  No SAR granted under the 2012 LTIP could be exercised more than 10 years after the date of grant.  The Compensation Committee would not reprice any SAR granted under the 2012 LTIP without the approval of Shareholders.

Performance Units

Under the 2012 LTIP, the Compensation Committee would be permitted to grant performance units to participants.  Performance units would be awards with an initial value established by the Compensation Committee at the time of the grant.  In its discretion, the Compensation Committee would set performance goals that, depending on the extent to which they were met during a specified performance period, would determine the number and/or value of performance units that would be paid out to the participant.  The Compensation Committee, in its sole discretion, would be permitted to pay earned performance units in the form of cash, Common Shares or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units on the settlement date or such other valuation formula set forth in the applicable award agreement.  Such Common Shares may be granted subject to any restrictions in the applicable award agreement deemed appropriate by the Compensation Committee.  The Compensation Committee would be permitted to provide a participant who holds performance units with dividends or dividend equivalents, as described in “Dividends and Dividend Equivalents” below.

Cash Incentive Awards

Under the 2012 LTIP, the Compensation Committee would be permitted to grant cash incentive awards to participants.  In its discretion, the Compensation Committee would determine the number of cash incentive awards to be awarded, the duration of the period which, and any condition under which, the cash incentive awards would vest or be forfeited and any other terms and conditions applicable to the cash incentive awards.  Each cash incentive award would have an initial value established by the Compensation Committee at the time of grant.  Subject to the provisions of the 2012 LTIP, the holder of a cash incentive award would receive payment based on the number and value of the cash incentive awards earned, which would be determined by the Compensation Committee, in its discretion, based on the extent to which performance goals or other conditions applicable to the cash incentive awards have been achieved.

Other Equity-Based and Equity-Related Awards

Subject to the provisions of the 2012 LTIP, the Compensation Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including deferred share units and vested shares, whether payable in cash, equity or otherwise.  The Compensation Committee would generally be permitted to determine the amounts and terms and conditions of any such awards.

Performance Compensation Awards

The Compensation Committee would be permitted to designate any award granted under the 2012 LTIP (other than options and SARs) as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code.  Awards designated as performance compensation awards would be subject to the following additional requirements:

Recipients of Performance Compensation Awards.

The Compensation Committee would, in its sole discretion, designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who would be eligible to receive performance compensation awards in respect of such performance period.

1)             Terms and Conditions of Performance Compensation Awards.  The Compensation Committee would determine the length of performance periods, the types of awards to be issued, the performance criteria that would be used to establish the performance goals, the kinds and levels of performance goals and any objective and nondiscretionary performance formula used to determine whether a performance compensation award had been earned for the performance period.

2)             Performance Criteria Applicable to Performance Compensation Awards.  The performance criteria used to establish the performance goals with respect to performance compensation awards would be based on the attainment of specific levels of performance of the Company or any of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and would be limited to the following: (i) net income or net income per Common Share; (ii) operating income or operating income per Common Share; (iii) growth in book value per share; (iv) growth in fully converted book value per share; (v) growth in fully converted tangible book value per share; (vi) return on equity; (vii) price performance of Common Shares; (viii) cash flow; (iv) underwriting income; and (v) loss ratio or combined ratio. These performance criteria would be permitted to be applied on an absolute basis or be relative to one or more peer companies or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis.  The performance goals and periods could vary from participant to participant and from time to time.  To the extent required under Section 162(m) of the Code, the Compensation Committee would, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the performance criteria it selected to use for the performance period.

3)             Modification of Performance Goals.  The Compensation Committee would be permitted to adjust or modify the calculation of performance goals for a performance period in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development or any other unusual or nonrecurring events affecting the Company, any of its affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or its financial statements or the financial statements of any of its affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions, so long as that adjustment or modification did not cause the performance compensation award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

4)             Requirements to Receive Payment for 162(m) Awards.  Except as otherwise permitted by Section 162(m) of the Code, in order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would be required to be employed by us on the last day of the performance period, the performance goals for such period would be required to be satisfied and certified by the Compensation Committee and the performance formula would be required to determine that all or some portion of the performance compensation award had been earned for such period.

5)             Certification.  Following the completion of a performance period, the Compensation Committee would be required to meet to review and certify in writing whether, and to what extent, the performance goals for the performance period had been achieved and, if so, to calculate and certify in writing the amount of the performance compensation awards earned for the period based upon the objective performance formula.  The Compensation Committee would then be required to determine the actual size of each participant’s performance compensation award for the performance period and, in so doing, would be entitled to apply negative discretion as authorized below.

6)             Limitations on Compensation Committee Discretion.  Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Compensation Committee under the 2012 LTIP be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or increase a performance compensation award above the maximum amount payable under the underlying award.

7)              Form of Payment.  Performance compensation awards (other than restricted Common Shares, RSUs and other equity-based awards subject to performance-based vesting conditions) would be payable in cash or in restricted Common Shares, RSUs or fully-vested Common Shares of equivalent value and would be paid on the terms determined by the Compensation Committee in its discretion.  Any restricted Common Shares or RSUs would be subject to the terms of the 2012 LTIP or any successor equity compensation plan and any applicable award agreement.  The number of restricted Common Shares, RSUs or fully-vested Common Shares equivalent in value to a particular dollar amount would be determined in accordance with a methodology specified by the Compensation Committee within the first 90 days of the relevant performance period (or, if shorter, the maximum period allowed under Section 162(m) of the Code).

Dividends and Dividend Equivalents

Under the 2012 LTIP, the Compensation Committee would be permitted to provide holders of awards (other than options, SARs or cash incentive awards) with dividends or dividend equivalents, payable in cash, Common Shares, other securities, other awards or other property, on a current or deferred basis and on such terms and conditions as may be determined by the Compensation Committee.

Amendment and Termination of the 2012 LTIP and Awards

Subject to any applicable law or government regulation and to the rules of the NYSE or any successor exchange or quotation system on which Common Shares may be listed or quoted, the 2012 LTIP would be permitted to be amended, modified or terminated by the Board without the approval of Shareholders, except that shareholder approval would be required for any amendment that would: (i) increase the maximum number of Common Shares for which awards may be granted under the 2012 LTIP or increase the maximum number of Common Shares that may be delivered pursuant to ISOs granted under the 2012 LTIP; or (ii) change the class of individuals eligible to participate in the 2012 LTIP.  Under these provisions, shareholder approval would not be required for all possible amendments that might increase the costs of the 2012 LTIP.  No modification, amendment or termination of the 2012 LTIP that would materially and adversely affect the rights of any participant would be effective without the consent of the affected participant unless otherwise provided by the Compensation Committee in the applicable award agreement.  The Board may, however, amend, modify or terminate the 2012 LTIP without the consent of any participant if it deemed such action necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules, provided such action affected the rights of all similarly situated participants.

The Compensation Committee would be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively.  However, unless: (i) otherwise provided by the Compensation Committee in the applicable award agreement; (ii) provided in the 2012 LTIP; or (iii) deemed necessary by the Compensation Committee in order to comply with applicable law, tax rules, stock exchange rules or accounting rules, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to or any holder or beneficiary of any award previously granted would not to that extent be effective without the consent of the affected participant, holder or beneficiary.  The Compensation Committee would not be permitted to engage in any waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would be considered a repricing of any option or SAR without the approval of Shareholders.

In the event of any unusual or nonrecurring event, including: (i) any reorganization, merger, amalgamation, consolidation, scheme of arrangement, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, any change in control of the Company or any its affiliates or other similar corporate transactions or events; or (ii) any change in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law that affects Common Shares, the Compensation Committee would be permitted, in its discretion, to make adjustments and substitutions of awards granted under the 2012 LTIP as it deems appropriate or desirable.

Change in Control

The 2012 LTIP would provide that, unless otherwise provided in an award agreement or as described below, any award that is outstanding and unvested immediately prior to a change in control will remain outstanding and unvested immediately after such change in control.  If, however: (i) within 24 months following the occurrence of a change in control, there was a termination of employment by the Company without cause or a constructive termination of a participant; or (ii) in connection with such change in control, no provision was made for the assumption of, or substitution for, awards previously granted then:

1)              any options and SARs then held by affected participants that were unexercisable or otherwise unvested would automatically be deemed exercisable or otherwise vested, as the case may be, as of the date of such termination or immediately prior to such change in control, as applicable;

2)              all performance units, cash incentive awards, awards designated as performance compensation awards, RSUs and other awards subject to performance-based vesting criteria would be paid out as if such termination or change in control, as applicable, were the last day of the applicable performance period and “target” performance levels had been fully attained; and

3)              all other outstanding awards then held by participants that were unvested or still subject to restrictions or forfeiture would automatically be deemed vested and all restrictions and forfeiture provisions related thereto would lapse as of the date of such termination or immediately prior to such change in control, as applicable.

Unless otherwise provided pursuant to an award agreement, a change in control would be defined to mean the first of the following events to occur, generally:

1)             the consummation of a merger, amalgamation, consolidation, scheme of arrangement, statutory share exchange, reorganization or sale or other disposition of all or substantially all of our assets;

2)             certain acquisitions by any individual, entity or group of beneficial ownership of 35% or more of either our then-outstanding Common Shares or the combined voting power of our then outstanding voting securities;

3)             the approval by Shareholders of a plan of complete liquidation or dissolution; or

4)             a change in the composition of a majority of the Board within any twenty-four month period that is not supported by the incumbent board of directors.

Each award agreement may provide for its own definition of change in control and any such definition must generally provide that a change in control would not occur until consummation or effectiveness of a change in control of the Company (rather than upon the announcement, commencement, shareholder approval or other potential occurrence of any event or transaction that, if completed, would otherwise result in a change in control of the Company).  An award agreement could provide, however, that shareholder approval of a plan of complete liquidation or dissolution of the Company could trigger a change in control.

Clawback Policy

Each award would be subject to our Clawback Policy, as described below, to the extent provided by such policy.  The Compensation Committee would be permitted to take all actions with respect to any award, whether vested or unvested, consistent with our Clawback Policy, including but not limited to the rescission, modification or cancellation of any award and the recovery of amounts previously paid or granted pursuant to an award.  By accepting any award or other benefit under the 2012 LTIP, each participant would be deemed to have accepted and consented to our Clawback Policy.  Our Clawback Policy would not be our exclusive remedy with respect to such matters.

Transferability

Unless otherwise provided in an applicable award agreement, awards under the 2012 LTIP would generally not be transferable by the holder other than by will or the laws of descent and distribution or with respect to certain permitted transfers among the holder’s immediate family.

International Considerations

The Compensation Committee would generally be permitted to grant awards to participants on terms and conditions that differ from those specified in the 2012 LTIP, or to modify the 2012 LTIP or to adopt one or more sub-plans, in order to address certain foreign legal, regulatory or tax considerations.  Pursuant to this authority, the Company may adopt a sub-plan, subject to the approval of Her Majesty’s Revenue and Customs, that would qualify as a Company Share Option Plan for purposes of the tax laws of the U.K.

Awards Under the 2012 LTIP

As awards under the 2012 LTIP would be made in the absolute discretion of the Compensation Committee, it is not possible at this time to determine the distribution of awards among the types of awards that could be granted pursuant to the 2012 LTIP, whether any awards would be made in the future under the 2012 LTIP or the awards that would have been made under the 2012 LTIP had it been in effect in prior years; however, certain awards that have been granted after May 23, 2011 and prior to the date of this Proxy Statement are reflected in the table entitled “New Plan Benefits” on page 49.  If the 2012 LTIP is not approved by Shareholders, these awards will remain outstanding but must be settled in cash.

Term of the 2012 LTIP

The 2012 LTIP would become effective as of its adoption by the Board, which has already occurred, and approval by Shareholders.  No award would be permitted to be granted under the 2012 LTIP after the tenth anniversary of the date the 2012 LTIP is approved by Shareholders.

Certain U.S. Federal Tax Aspects of the 2012 LTIP

The following summary describes the U.S. Federal income tax treatment associated with options and RSUs awarded under the 2012 LTIP.  The summary is based on the law as in effect on March 23, 2012.  The summary does not discuss state, local and foreign tax consequences and is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants under the 2012 LTIP.  Different tax rules may apply to specific participants and transactions under the 2012 LTIP, particularly in jurisdictions outside the United States.

Restricted Share Units

An RSU would result in no taxable income to the grantee or deduction to the Company at the time it was granted or, subject to Sections 409A and 457 of the Code, at the time the RSU vests.  The Company would generally settle outstanding RSUs by issuing Common Shares promptly following vesting.  Upon settlement, the grantee would, at that time, realize ordinary taxable compensation equal to (i) the per-share fair market value of a Common Share on the settlement date multiplied by (ii) the number of Common Shares subject to the RSU.  A corresponding deduction would be available to the Company upon each settlement, subject to Section 162(m) of the Code.  In addition, the value of dividend equivalents paid with respect to RSUs prior to vesting would constitute ordinary taxable compensation to the grantee and would result in a corresponding deduction to the Company at the time of payment, subject to Section 162(m) of the Code.  None of the Company’s officers are currently subject to Section 162(m) of the Code.  The foregoing summary assumes that the Common Shares delivered upon settlement of an RSU would not be subject to vesting conditions.

Incentive Share Options

Neither the grant nor the exercise of an ISO would result in taxable income to the optionee for U.S. Federal income tax purposes.  However, an amount equal to: (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by; (ii) the number or Common Shares with respect to which the ISO was being exercised would count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax”.  If the optionee did not dispose of the Common Shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those Common Shares, then: (a) upon a later sale or taxable exchange of the Common Shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss; and (b) the Company would not be permitted to take a deduction with respect to that ISO for U.S. Federal income tax purposes.

If Common Shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (which we refer to as a disqualifying disposition), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of: (i) any excess of the fair market value of the Common Shares at the time of exercise of the ISO over the amount paid for the Common Shares; or (ii) the excess of the amount realized on the disposition of the Common Shares over the participant’s aggregate tax basis in the Common Shares (generally, the exercise price).  A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee.  Any further gain realized by the optionee would be taxed as short-term or long-term capital gain and would not result in any deduction by the Company.  A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering Common Shares, or if the Common Shares acquired upon exercise of an ISO are subject to vesting conditions.  The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of Common Shares acquired upon exercise of an ISO assumes that the ISO would be exercised during employment or within three months following termination of employment.  The exercise of an ISO more than three months following termination of employment would result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death.  An individual’s options otherwise qualifying as ISOs would be treated for tax purposes as NSOs (and not as ISOs) to the extent that, in the aggregate, they first become exercisable during a single calendar year in exchange for a number of Common Shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Share Options

An NSO (that is, an option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it was granted.  An optionee exercising an NSO would, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of Common Shares with respect to which the option was being exercised.  If the NSO was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes.  A corresponding deduction would be available to the Company.  The foregoing summary assumes that the Common Shares acquired upon exercise of an NSO would not be subject to vesting conditions.

Summary of Awards Made Under Equity Compensation Plans from 2009 to 2011 (“Burn Rate”)

The following table summarizes all equity incentive awards made over the past three years, under the 2007 LTIP or otherwise, while distinguishing such awards among service-based awards (Fixed RSUs) and performance-based awards (Variable RSUs).

AWARDS MADE UNDER EQUITY COMPENSATION PLANS

	Fixed RSUs Awarded	Variable RSUs Awarded (1)	Total RSUs Awarded

Awards made in 2009 or in respect of 2009 performance	32,500	1,273,118	1,305,618
Awards made in 2010 or in respect of 2010 performance	10,000	713,741	723,741
Awards made in 2011 or in respect of 2011 performance	100,000	—	100,000
Total awards made under equity compensation plans from 2009-2011	142,500	1,986,859	2,129,359

(1)         For 2009, represents 659,647 target Variable RSUs which were awarded at a 193% payout ratio based on actual performance achieved by the Company during that year, as formally approved by the Compensation Committee and the Board in March 2010.  For 2010, represents 580,277 target Variable RSUs which were awarded at a 123% payout ratio based on actual performance achieved by the Company during that year, as formally approved by the Compensation Committee and the Board in March 2011. For 2011, represents 591,824 target Variable RSUs which were awarded at a zero payout ratio based on actual performance achieved by the Company during that year, as formally approved by the Compensation Committee and the Board in February 2012. See Note 9 to the 2011 10-K for further details regarding the 2009 to 2011 RSU awards.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2011, with respect to our equity compensation plans, equity-based awards outstanding and Common Shares available for future awards under all of our equity compensation plans.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by Shareholders - 2007 LTIP	713,279	(1)	—	—
Equity compensation plans not approved by Shareholders - DSP	—	(2)	—	58,917	(3)
Total	713,279		—	58,917

(1)         The 2007 LTIP was the Company’s principal share-based long-term incentive plan until its expiration on May 23, 2011. Incentive awards that could be granted under the 2007 LTIP consist of SARs, RSUs and performance shares. The only incentive awards that had been issued under the 2007 LTIP at the time of its expiration were RSUs. RSUs are phantom (as opposed to actual) Common Shares which, depending on the individual award, vest in equal tranches over one- to five-year periods, subject to the recipient maintaining a continuous relationship with the Company or any of its affiliates (either as an employee, a director or a consultant) through the applicable vesting date. Holders of RSUs are not entitled to voting rights but are entitled to receive dividend equivalents. RSUs do not require the payment of an exercise price. Accordingly, there is no weighted-average exercise price for RSU awards.

(2)         All non-management directors are eligible to voluntarily participate in the Directors Share Plan (the “DSP”).  Participants receive, in lieu of a portion of their annual cash retainer, a number of Director Share Units (“DSUs”) of the same dollar value based on the value of Common Shares at that date.  DSUs comprise a contractual right to receive Common Shares, or an equivalent amount of cash, upon termination of service as a director. Holders of DSUs are not entitled to voting rights but are entitled to receive cash dividends and distributions.  As of December 31, 2011, the Company had no DSUs outstanding.

(3)         On February 29, 2012, the Board formally terminated the DSP.  As a result, Company no longer has any securities remaining available for future issuance under equity compensation plans, other than those RSUs outstanding under the 2007 LTIP (as described above).

NEW PLAN BENEFITS - 2012 LTIP

The following New Plan Benefits table lists each person named in the Summary Compensation Table, all current executive officers as a group, all current directors (other than executive officers) as a group and all current employees of the Company and its affiliates (other than executive officers) as a group, indicating the aggregate number of determinable awards to be granted under the 2012 LTIP to each of the foregoing.

	RSU Awards
Name and principal position	Grant Date Fair Value (1) ($)	Number of RSUs (2) (#)

Christopher L. Harris, President and CEO	1,331,250	75,000

Michael S. Paquette, CFO and EVP	554,688	31,250

Thomas G.S. Busher, Deputy Chairman, COO and EVP	1,146,348	64,583

William Pollett, Chief Corporate Development and Strategy Officer and SVP	309,081	17,413

Christopher T. Schaper, President of Montpelier Re	1,310,036	75,833

All executive officers as a group (8 persons)	5,359,095	303,949

Directors (other than executive officers) as a group (10 persons)	331,560	18,000

All other employees (other than executive officers) as a group (160 persons)	5,172,592	291,639

(1)         The dollar value of the Fixed RSU awards presented represents the grant date fair value of the award in accordance with FASB ASC Topic 718 without regard to estimated forfeitures.  The dollar value of the Variable RSU awards presented represents the grant date fair value of the awards at target (the most probable outcome as of the date of grant) in accordance with FASB ASC Topic 718 without regard to estimated forfeitures.  Assuming maximum performance with respect to Variable RSUs, the aggregate grant date fair value of all Fixed and Variable RSUs granted would be: $2,662,500 for Mr. Harris, $1,109,375 for Mr. Paquette, $2,292,697 for Mr. Busher, $618,162 for Mr. Pollett, $2,123,572 for Mr. Schaper, $10,221,690 for all executive officers as a group, $331,560 for directors (other than executive officers) as a group and $10,207,185 for all other employees (other than executive officers) as a group.

(2)         Awards that are determinable, as of the date of this Proxy Statement, consist of those Fixed and Variable RSUs granted to participants since May 23, 2011, the date the 2007 LTIP expired.  The number of RSUs presented for Mr. Schaper includes 30,000 Fixed RSUs, the number of RSUs presented for the directors includes 18,000 Fixed RSUs and the number of Fixed RSUs presented for all other employees includes 8,000 Fixed RSUs.  The number of Variable RSUs is presented at target.  The actual number of Variable RSUs that will be granted will be between 0% and 200% of target, depending upon the Company’s achievement of certain established goals with respect to the Company’s increase in its FCBVPS during 2012.  Assuming maximum performance, the number of Variable RSUs granted would be: 150,000 for Mr. Harris, 62,500 for Mr. Paquette, 129,166 for Mr. Busher, 34,826 for Mr. Pollett, 91,666 for Mr. Schaper, 547,898 for all executive officers as a group and 567,278 for all other employees (other than executive officers) as a group.  Unless Shareholders approve the 2012 LTIP, all such Fixed and Variable RSUs will be settled in cash.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3 CALLING FOR THE ADOPTION OF THE 2012 LTIP, WHICH WOULD GO INTO EFFECT FROM THE CONCLUSION OF THE 2012 ANNUAL MEETING.

PROPOSAL 4

APPOINTMENT OF INDEPENDENT AUDITOR

On February 29, 2012, upon recommendation of the Audit Committee, the Board unanimously selected, subject to approval of Shareholders, PricewaterhouseCoopers, an independent registered public accounting firm, to continue to serve as the Independent Auditor of the Company and its subsidiaries for the year ending December 31, 2012.  In addition to this appointment, Shareholders are being asked to authorize the Board, acting by the Company’s Audit Committee, to set the remuneration for PricewaterhouseCoopers for the year ending December 31, 2012. PricewaterhouseCoopers has served as the Company’s Auditor since the Company’s inception.

A representative of PricewaterhouseCoopers is expected to be present at the 2012 Annual Meeting and will have the opportunity to make statements and to respond to appropriate questions.

Professional Fees Billed to the Company

The following table presents fees billed for professional services rendered by PricewaterhouseCoopers during 2011 and 2010. The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining its independence with respect to the Company and has determined that the provision of the specified non-audit services is consistent and compatible with PricewaterhouseCoopers maintaining its independence.

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the year and, pursuant to this policy, the Audit Committee pre-approved all (100%) of such services for the year ended December 31, 2011. The Audit Committee pre-approves services by authorizing specific projects within the categories outlined below, subject to the budget for each category.  The Audit Committee Charter permits the Audit Committee to delegate authority to one or more members, including the Chair, when appropriate, with respect to granting pre-approvals of audit and permitted non-audit services, provided that decisions of such members to grant pre-approvals must be presented to, and ratified by, the full Audit Committee at its next scheduled meeting.

	Year Ended December 31,
	2011	2010

Audit Fees (1)	$1,876,107	$1,870,000
Audit-Related Fees (2)	50,000	—
Tax Fees (3)	115,080	250,974
All Other Fees	—	—
Total Fees	$2,041,187	$2,120,974

(1)         Represents professional services rendered in connection with: (i) the audit of the Company’s annual financial statements, including internal controls over its financial reporting, as set forth in its Annual Reports on Form 10-K; (ii)  reviews of the Company’s quarterly financial statements, as set forth in its Quarterly Reports on Form 10-Q; (iii) audits of the Company’s subsidiaries that are required by statute or regulation; and (iv) services that only the Company’s independent registered public accounting firm reasonably can provide.

(2)         Represents audit-related work associated with the Company’s May 2011 issuance of Preferred Shares.

(3)         Represents tax compliance, tax advisory and tax planning services.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4 CALLING FOR THE APPOINTMENT OF PRICEWATERHOUSE-COOPERS, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2012, AND TO AUTHORIZE THE BOARD, ACTING BY THE COMPANY’S AUDIT COMMITTEE, TO SET THEIR REMUNERATION.

PROPOSAL 5

AN ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board seeks to maintain the highest corporate governance standards and recognizes the significant interest of Shareholders in executive compensation matters.  In accordance with the requirements of Section 14A of the 1934 Act (which was added by Dodd-Frank) and the related rules of the SEC, we are providing Shareholders with an opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed in the section entitled “Compensation Discussion and Analysis” and the related quantification tables beginning on page 18 of this Proxy Statement.

We believe that our compensation philosophy and framework for the Named Executive Officers is reflective of the Company’s financial results.  Our executive compensation program is designed to attract, retain and motivate executives and professionals of the highest quality to perform at their highest level of effectiveness. Accordingly, we believe that executive compensation should correspond to long-term Shareholder value as measured by our results.  To this end, we believe a significant portion of executive compensation should be at-risk and dependent upon our performance and that a significant portion should be denominated in the same equity currency as the interests held by Shareholders (i.e., Common Shares).

Specifically, our executive compensation policy includes the following features:

•                  Review by Independent Directors. All compensation-related policies with respect to our Named Executive Officers are developed and reviewed by the Compensation Committee, which is composed solely of independent, non-management directors and are also approved by the Board.

•                  Emphasis on Performance-Based Compensation. We guarantee a relatively small portion of the overall target compensation for our Named Executive Officers while providing a much larger share in the form of contingent, incentive-based compensation that is linked to the Company’s annual financial results.

•                  Avoidance of Problematic Pay Practices. We have generally avoided pay practices that might be considered problematic, such as providing tax gross-ups and guaranteed minimum or discretionary bonuses (although in light of the Company’s business and the potential for unforeseen catastrophic events to disrupt the Company’s performance, the Compensation Committee retains the discretion to implement guaranteed minimum or discretionary bonuses if necessary).  In addition, all change-in-control benefits payable under the 2007 LTIP, RSU award agreements and Severance Plan have “double-trigger” vesting conditions, meaning they would vest in connection with a change in control only if the executive officer also experienced a qualifying termination.

As this is an advisory vote, the result will not be binding on the Board, although our Compensation Committee will carefully consider the outcome of the vote when evaluating the effectiveness of our compensation policies and practices.

THE BOARD RECOMMENDS VOTING “FOR” THE FOLLOWING RESOLUTION:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

OTHER MATTERS

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of 2012 Annual General Meeting of Shareholders and this Proxy Statement.  If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters at their discretion.

Presentation of Financial Statements

In accordance with the Bermuda Companies Act 1981, as amended, and Bye-Law 76 of the Company, the Company’s financial statements for the year ended December 31, 2011 will be presented at the 2012 Annual Meeting.  The Board has approved these statements.  There is no requirement under Bermuda law that these statements be approved by Shareholders and no such approval will be sought at the meeting.

Householding

Unless it has received contrary instructions, the Company may send a single copy of this Proxy Statement to any household at which two (2) or more Shareholders reside if the Company believes the Shareholders are members of the same family. Each Shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce the Company’s expenses.

If you would like to receive your own proxy, follow the instructions described below.  Similarly, if you share an address with another Shareholder and together both of you would like to receive only a single proxy, follow these instructions:  If your Common Shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A. at (781) 575-2879, P.O. Box 43078, Providence, RI 02940-3078 (by mail) or 250 Royall Street, Canton, MA 02021 (by courier, overnight mail or registered mail). For more information, go to http://www.computershare.com.  If a bank, broker or other nominee holds your Common Shares, please contact your bank, broker or other nominee directly.

Other Information

We have filed the required certifications under Section 302 of the Sarbanes-Oxley Act of 2002 regarding the quality of our public disclosures as Exhibits 31.1 and 31.2 to the 2011 10-K.

Following our 2011 Annual Meeting of Shareholders, we promptly filed with the NYSE the CEO certification regarding the Company’s compliance with the NYSE corporate governance listing standards as required by NYSE Rule 303A.12(a).

2013 SHAREHOLDER PROPOSALS

To be considered for inclusion in the Proxy Statement relating to the 2013 Annual General Meeting of Shareholders, Shareholder proposals must be received by the Company no later than December 6, 2012, unless the Company changes the date of the 2013 Annual General Meeting of Shareholders by more than thirty days from the date of this year’s meeting, in which case the Company will provide a revised deadline in one of the Company’s 2012 Quarterly Reports on Form 10-Q. If a Shareholder proposal is introduced at the 2013 Annual General Meeting of Shareholders without any discussion of the proposal in the Company’s Proxy Statement and the Shareholder does not notify the Company by February 19, 2013 as required by Rule 14a-4(c)(1) of the 1934 Act of the intent to raise such proposal at the Annual General Meeting, then such proxies received by the Company for the 2013 Annual General Meeting of Shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal.

By Order of the Board,

Jonathan B. Kim
Secretary
Pembroke, Bermuda

March 26, 2012

The 2011 Annual Report, including our financial statements for the year ended December 31, 2011, is being mailed concurrently with this Proxy Statement. The 2011 Annual Report does not form any part of the material for the solicitation of proxies. Upon written request of a Shareholder, we will furnish, without charge, a copy of the 2011 10-K, as filed with the SEC.  If you would like a copy of this report, please contact Montpelier Re Holdings Ltd., Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda, Attn: Corporate Affairs Manager. The Company’s Proxy Statement, 2011 Annual Report and other proxy materials are also available at https://materials.proxyvote.com/G62185, http://www.sec.gov and http://www.montpelierre.bm. Information contained on such websites is not incorporated in this Proxy Statement.

APPENDIX A

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

I.                Introduction

For a director to be considered “independent” under the New York Stock Exchange (“NYSE”) rules, the Board of Directors of the Company (the “Board”), must determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).  These Standards have been established in order to assist the Board in determining director independence and may be amended by the Board from time to time.  These standards shall be interpreted in a manner consistent with the NYSE rules.

In order to be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence.

II.           Definitions

References to the “Company” include any parent or subsidiary in a consolidated group with the Company.

The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.  When applying the look-back provisions required herein, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, need not be considered.

III.      Employment Relationships

(1)  A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.  Employment as an interim Executive Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

(2)   A director is not independent if: (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who anticipates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

IV.       Compensation Relationships

(1)  A director is not independent if the director has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).  Compensation received by a director for former service as an interim Executive Chairman or CEO or other executive officer need not be considered in determining independence under this test.

(2)  A director is not independent if the director has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).  Compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer) need not be considered in determining independence under this test.

V.            Commercial and Charitable Relationships

(1)  A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds or exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues as reported for its last completed fiscal year.

(2)  A director is not independent if the director is an executive officer, director or trustee of a charitable organization that received contributions from the Company in an amount which, in any single fiscal year within the preceding three years, exceeded the greater of $1 million or 2% of such charitable organization’s total charitable receipts as reported for the last completed fiscal year; provided, however, that the Board may determine such relationships to be immaterial or nevertheless consistent with a director’s independence. Note that the Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for the purposes of this paragraph.

A-1

VI.       Interlocking Directorates

A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

VII.  Other Relationships

(1)  Being a director, executive officer or employee, or having an immediate family member who is a director, executive officer or employee, of a company that purchases insurance, reinsurance or other services or products from the Company, by itself, does not bar a determination that the director is independent if the payments made to the Company for such products or services are made in the ordinary course of business on an arms-length basis.

(2)  For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board after taking into account all relevant facts and circumstances.  For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

A-2

APPENDIX B

MONTPELIER RE HOLDINGS LTD.
2012 LONG-TERM INCENTIVE PLAN

1.                                      Purpose

The purposes of the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan (the “Plan”) are to encourage selected employees, non-employee directors and consultants of Montpelier Re Holdings Ltd. (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the Company’s growth and performance, to generate an increased incentive to contribute to the Company’s future success and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals.

2.                                      Definitions

As used herein, the following terms shall have the meanings set forth below:

(a)                                 “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

(b)                                 “Anticipation RSU” means any restricted share unit award previously granted by the Company that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the agreement evidencing such grant and that expressly provides that such grant may be settled in Shares to be issued under a long-term incentive plan that is approved by the Company’s shareholders after the date of grant.  From and after the date that the Plan is approved by the Company’s shareholders, each Anticipation RSU shall automatically be assumed under the Plan and shall be considered an Award for all purposes pursuant to the Plan.

(c)                                  “Award” means any award that is permitted under Section 6 of the Plan and granted under the Plan.

(d)                                 “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                   “Cause” shall (i) have the meaning set forth in the applicable Award Agreement or (ii) if not defined in an applicable Award Agreement, shall have the meaning set forth in any employment or service agreement between the Participant and the Company or any of its Affiliates or (iii) if not defined in an Award Agreement, employment or service agreement pursuant to this Section 2(f), shall mean (A) the Participant’s conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony; (B) the wilful and continued failure by the Participant to substantially perform any material duties set forth in any employment or service agreement between the Participant and the Company or one of its Affiliates or as otherwise reasonably assigned to the Participant from time to time (other than any such failure resulting from Participant’s Disability), in each case, after written demand for substantial performance is delivered by the Company (or Affiliate) to the Participant that identifies the manner in which the Company (or Affiliate) believes the Participant has not substantially performed such duties; (C) the commission of an act by the Participant involving moral turpitude, which could be reasonably expected to have an adverse effect on the Company or any of its Affiliates; (D) fraud, misappropriation, embezzlement or intentional breach of fiduciary duty by the Participant with respect to the Company or any of its Affiliates; (E) the Participant’s wilful malfeasance in connection with such Participant’s employment or service that has, in the Company’s (or Affiliate’s) determination, adversely affected the Company or any of its Affiliates; or (F) a material violation of any policy of the Company or any of its Affiliates, or a material breach of any agreement between the Participant and the Company or any of its Affiliates, that could, in each case, be reasonably expected to have an adverse effect on the Company or any of its Affiliates.

(g)                                  “Cash Incentive Award” means an Award (i) that is granted under Section 6(g) of the Plan, (ii) that is settled in cash and (iii) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of Shares.

(h)                                 “Change in Control” (i) shall have the meaning set forth in an Award Agreement; provided, however, that except in the case of a transaction described in subparagraph (C) below, any definition of Change in control set forth in an Award Agreement shall provide that a Change in Control shall not occur until consummation or effectiveness of a change in control of the Company, rather than upon the announcement, commencement, shareholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company or (ii) if there is no definition set forth in an Award Agreement, shall mean the first of the following events to occur:

(A)                               the consummation of (i) a merger, amalgamation, consolidation, scheme of arrangement, statutory share exchange or similar form of corporate transaction involving (I) the Company or (II) any of its Affiliates, but in the case of this clause (A) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (ii) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s shareholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation that, as a result of such transaction, owns the Company or all or substantially all the assets of the Company either directly or through one or more Subsidiaries) (the “Continuing Company”) (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any corporation controlled by the Continuing Company) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company (or equivalent body) were Continuing Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(B)                               direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, as amended) of securities of the Company representing in the aggregate 35% or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any Person or entity, or group of associated Persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change in Control:  (1) any acquisition by the Company or any of its Subsidiaries, (2) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company, (3) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any acquisition by a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, (5) any acquisition in connection with a merger, amalgamation, consolidation or scheme of arrangement which, pursuant to subparagraph (A) above, does not constitute a Change in Control and (6) any acquisition directly from the Company;

(C)                               the shareholders of the Company approve any plan or proposal for the liquidation of the Company; or

(D)                               the occurrence within any 24-month or shorter period of a change in the composition of the Board such that the “Continuing Directors” cease for any reason to constitute at least a majority of the Board.  For purposes of this subparagraph, “Continuing Directors” means (1) those members of the Board who were directors on the date hereof and (2) those members of the Board (other than a director whose initial assumption of office was pursuant to an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected or appointed by, or on the nomination or recommendation of, at least a majority of the then-existing directors who either were directors on the date hereof or were previously so elected or appointed.

(i)                                     “Clawback Policy” means any policy adopted by the Company or any of its Affiliates relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or any of its Affiliates as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including, without limitation, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time.

(j)                                    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(k)                                 “Committee” means the Compensation and Nominating Committee of the Board, or such other committee of the Board having responsibility for executive compensation by whatever name, or such other committee designated by the Board to administer the Plan.

(l)                                     “Company” shall have the meaning set forth in Section 1 of the Plan.

(m)                             “Constructive Termination” (i) shall have the meaning, and shall be determined in accordance with the procedures, set forth in the applicable Award Agreement or (ii) if not defined in an applicable Award Agreement, shall have the meaning, and shall be determined in accordance with the procedures, set forth in any employment or service agreement between the Participant and the Company or any of its Affiliates or (iii) if not defined in an Award Agreement, employment or service agreement pursuant to this Section 2(m), shall mean a termination of employment by a Participant for Good Reason; provided that the Participant must provide written notice to the Company or an Affiliate, as applicable, stating the circumstances believed to constitute Good Reason within 60 days of the initial existence of such circumstances, and, if such circumstance may reasonably be remedied, the Company or an Affiliate shall have 30 days to effect that remedy; provided, however, that if such circumstance is not remedied within that 30-day period, the Participant may terminate employment by submitting a notice of termination to the Company or an Affiliate, as applicable; provided, that the notice of termination invoking the Participant’s right to a Constructive Termination pursuant to this clause (iii) must provide that the Participant’s termination of employment will be effective no later than 45 days after the later of (A) the initial occurrence of the circumstances constituting Good Reason and (B) the end of such 30-day cure period, if applicable (otherwise, the Participant is deemed to have consented to the circumstances that may have given rise to the existence of Good Reason).

(n)                                 “Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

(o)                                 “Disability” means disability of a Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(ii) of the Code by a Participant’s disability, such term shall mean that the Participant is considered “disabled” within the meaning of Section 409A of the Code.

(p)                                 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(q)                                 “Exercise Price” means (i) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (ii) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the applicable Participant pursuant to such SAR.

(r)                                    “Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, (A) in the event that there is a public market for the Shares on such date, (x) for purposes of determining the Exercise Price of any Option or SAR that is granted under the Plan, the closing sales price of one Share (1) as reported by the NYSE for such date or (2) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (1) and (2), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (y) for all other purposes , the five-day average of the daily closing prices of one Share for the five consecutive trading days previous to and including as the last day such date as reported (1) by the NYSE or (2) if the Shares are listed on any other national stock exchange, on the stock exchange composite tape for securities traded on such stock exchange or, with respect to each of clauses (1) and (2), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (B) in the event there is no public market for the Shares on such date, the fair market value of one Share as determined in good faith by the Committee.

(s)                                   “Good Reason” (i) shall have the meaning set forth in the applicable Award Agreement or (ii) if not defined in an applicable Award Agreement, shall have the meaning set forth in any employment or service agreement between the Participant and the Company or any of its Affiliates or (iii) if not defined in an Award Agreement, employment or service agreement pursuant to this Section 2(s), shall mean (A) a material decrease in a Participant’s salary or bonus opportunity or (B) a relocation of such Participant’s principal place of employment by more than fifty miles from the location at which such Participant is then principally employed (or in the case of a Participant located in Bermuda, a relocation of such Participant’s place of employment from Bermuda), in each case, without the consent of the Participant.

(t)                                    “Incentive Share Option” means an option to purchase Shares from the Company that (i) is granted under Section 6(b) of the Plan and (ii) is intended to qualify for special U.S. Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

(u)                                 “Independent Director” means a member of the Board (i) who is neither an employee of the Company nor an employee of any Affiliate, and (ii) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

(v)                                 “IRS” means the U.S. Internal Revenue Service or any successor thereto and includes the staff thereof.

(w)                               “NYSE” means the New York Stock Exchange.

(x)                                 “Nonqualified Share Option” means an option to purchase Shares from the Company that (i) is granted under Section 6(b) of the Plan and (ii) is not an Incentive Share Option.

(y)                                 “Option” means an Incentive Share Option or a Nonqualified Share Option or both, as the context requires.

(z)                                  “Participant” means any employee, non-employee director or consultant (including any prospective employee, non-employee director or consultant) of the Company or any of its Affiliates, who in each case is eligible for an Award under Section 5 of the Plan and who is selected by the Committee to receive an Award under the Plan or who receives a Rollover Award pursuant to Section 4(c) of the Plan.

(aa)                          “Performance Compensation Award” means an Award (other than an Option or SAR) that (i) is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, (ii) is designated as a Performance Compensation Award by the Committee and (iii) is granted to a Participant pursuant to Section 6(e) of the Plan.

(bb)                          “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award under the Plan.

(cc)                            “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

(dd)                          “Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ee)                            “Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award.

(ff)                              “Performance Unit” means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

(gg)                            “Person” means a “person” as such term is used in Section 13(d) of the Exchange Act.

(hh)                          “Plan” shall have the meaning specified in Section 1 of the Plan.

(ii)                                  “Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

(jj)                                “Rollover Awards” shall have the meaning specified in Section 4(c) of the Plan.

(kk)                          “RSU” means either (i) a restricted share unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement or (ii) an Anticipation RSU.

(ll)                                  “Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(mm)                  “SAR” means a share appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

(nn)                          “SEC” means the U.S. Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

(oo)                          “Shares” means common shares of the Company, par value 1/6 cents per share, or such other securities of the Company (i) into which such shares shall be changed by reason of a recapitalization, merger, amalgamation, consolidation, scheme of arrangement, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

(pp)                          “Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its shares.

(qq)                          “Substituted Options” shall have the meaning specified in Section 6(c)(v) of the Plan.

(rr)                                “Substitution SARs” shall have the meaning specified in Section 6(c)(v) of the Plan.

(ss)                              “Termination of Employment” means a termination of an employee’s active employment with the Company and any of its Affiliates for any reason; provided, however, that if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(i) of the Code by a Participant’s separation from service, such term shall mean that the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

(tt)                                “Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

3.                                      Administration

(a)                                 Composition of the Committee.  The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code, (ii) meet the independence requirements of the NYSE or any other share exchange as appropriate, including the Bermuda Stock Exchange and (iii) meet the independence requirements of the Bermuda Monetary Authority and any other similar body with enforceable jurisdiction.  Notwithstanding the foregoing, in no event shall any action taken by the Committee be considered void or be considered an act in contravention of the terms of the Plan solely as a result of the failure by one or more members of the Committee to satisfy the requirements set forth in clause (i), (ii) or (iii) of the immediately preceding sentence.

(b)                                 Authority of the Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards and prescribe the form of instruments embodying the Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated; provided, however, that in no event may any Award be amended or any replacement Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of Section 7(b) of the Plan, (xii) make any determination including, but not limited to the certification of facts actionable under the Clawback Policy, or take any action that the Committee deems necessary or desirable pursuant to the Clawback Policy, including but not limited to the rescission, modification or recovery of any Award granted, paid, delivered, awarded or otherwise provided to any Participant pursuant to the Plan and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(c)                                  Committee Decisions.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any shareholder.

(d)                                 Indemnification.  No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder.  Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud, dishonesty or wilful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Memorandum of Association or Amended and Restated Bye-Laws.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Memorandum of Association or Amended and Restated Bye-Laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e)                                  Delegation of Authority to Officers.  The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more officers of the Company the authority to make grants of Awards to employees (other than any employee subject to Section 16 of the Exchange Act) and consultants of the Company and its Affiliates (including any such prospective employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.  To the extent that the Committee has delegated authority to one or more officers in accordance with this Section 3(e), all references to “Committee” in the Plan and in any applicable Award Agreement shall be deemed to refer to the officer(s) to whom such authority has been delegated.

(f)                                   Awards to Independent Directors.  Notwithstanding anything to the contrary contained herein, the Board or the Committee may, in their respective discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards.  In any such case, the Board may exercise all the authority, and may undertake any responsibility, granted to the Committee herein.

4.                                      Shares Available for Awards; Cash Payable Pursuant to Awards

(a)                                 Shares and Cash Available.  Subject to adjustment as provided in Section 4(b) of the Plan, the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (which, for purposes of clarity, shall include Anticipation RSUs) shall be equal to 4,700,000.  The maximum aggregate number of Shares that may be delivered pursuant to Incentive Share Options granted under the Plan shall be 300,000.  Upon exercise of a share-settled SAR, the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided above shall be reduced by the actual number of Shares delivered upon settlement of such share-settled SAR.  If, after the effective date of the Plan, any Award granted under the Plan (1) is forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (2) is settled in cash, then, in the case of clauses (1) and (2), the number of Shares subject to such Award that were not issued with respect to such Award will not be treated as issued hereunder for purposes of reducing the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan.  If Shares issued upon exercise, vesting or settlement of an Award are, or Shares owned by a Participant are, surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan.  Subject to adjustment as provided in Section 4(b) of the Plan, (A) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be 250,000, and (B) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company shall be equal to the Fair Market Value (determined in accordance with the applicable Award Agreement) as of the relevant vesting, payment, or settlement date multiplied by the number of Shares described in the preceding clause (A).  In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to $5,000,000.

(b)                                 Adjustments for Changes in Capitalization and Similar Events.

(i)                         In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, share split, reverse share split, split-up or spin-off or any other event that constitutes an “equity restructuring” within the meaning of Accounting Standards Codification No. 718 with respect to Shares, the Committee shall, in the manner determined by the Committee to be appropriate or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Share Options) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case, as provided in Section 4(a) of the Plan, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award.

(ii)                      In the event that the Committee determines that any reorganization, merger, amalgamation, consolidation, scheme of arrangement, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change in Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan and (Y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case, as provided in Section 4(a) of the Plan, and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having an Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c)                                  Rollover Awards.  Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Rollover Awards”); provided, however, that in no event may any Rollover Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of Section 7(b) of the Plan.  The number of Shares underlying any Rollover Awards shall be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided, however, that Rollover Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided further, however, that Rollover Awards issued in connection with the assumption of, or in substitution for, outstanding share options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Share Options under the Plan.

(d)                                 Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

5.                                      Eligibility and Participation.  Any employee, non-employee director or consultant (including any prospective employee, director or consultant) of the Company or any of its Affiliates (including any entities that become Affiliates of the Company after the date hereof) shall be eligible to be designated a Participant.

6.                                      Awards

(a)                                 Types of Awards.  Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Common Shares, (iv) RSUs, (v) Deferred Share Units, (vi) Performance Compensation Awards, (vii) Performance Units, (viii) Cash Incentive Awards, and (ix) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company.  Awards may be granted in tandem with other Awards.  No Incentive Share Option (other than an Incentive Share Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Share Option under the Code.

(b)                                 Options.

(i)                         Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a) of the Plan, the number of Shares subject to Options to be granted to each Participant, (C) whether each Option will be an Incentive Share Option or a Nonqualified Share Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option.  In the case of Incentive Share Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time.  All Options granted under the Plan shall be Nonqualified Share Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Share Option.  If an Option is intended to be an Incentive Share Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Share Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Share Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Share Options.

(ii)                      Exercise Price.  The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share, determined as of the date the Option is granted; provided, however, in the case of an Incentive Share Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price shall be no less than 110% of the Fair Market Value on the date of the grant.  Each Option is, unless otherwise specified by the Committee, intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii)                   Vesting and Exercise.  Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter.  Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise.  An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(v) of the Plan for the Shares with respect to which the Award is exercised has been received by the Company.  Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c) of the Plan, in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised.  The maximum aggregate Fair Market Value (determined on the date of grant) of the Shares in respect of which an Incentive Share Option held by a Participant may become vested and exercisable during any calendar year shall not exceed $100,000.  The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of U.S. Federal or state securities laws, as it may deem necessary or advisable.

(iv)                  Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any Option; provided, however, that in no event may any Option be exercisable after the 10th anniversary of the date the Option is granted; and further provided that in no event may any acceleration of any awarded but unvested Options occur due to a termination of employment or service for Cause.  Any determination by the Committee set forth in an applicable Award Agreement or otherwise under this Section 6(b)(iv) may be changed by the Committee from time to time and may govern the exercise of Options granted or exercised thereafter.

(v)                     Payment.

(A)                               No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(e) of the Plan) an amount equal to any U.S. Federal, state, local and foreign income and employment taxes and social security (or similar) liabilities required to be withheld.  Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, (3) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to, or withheld by, the Company, as of the date of such tender or withholding is at least equal to such aggregate Exercise Price and the amount of any U.S. Federal, state, local or foreign income or employment tax and social security (or similar) liability required to be withheld, if applicable.

(B)                               Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(vi)                  Expiration.  Provisions relating to exercisability of Options following Termination of Employment will be determined pursuant to the applicable Award Agreement.  In no event may an Option be exercisable after the 10th anniversary of the date the Option is granted.

(c)                                  SARs.

(i)        Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a) of the Plan, the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.

(ii)       Exercise Price.  The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share, determined as of the date the SAR is granted.  Each SAR is, unless otherwise specified by the Committee, intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii)      Exercise.  A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof.  The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.  Each SAR shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter.  In the event of a Participant’s Termination of Employment due to death, the terms of the applicable Award Agreement shall apply with respect to such Participant’s outstanding SARs.

(iv)                  Award Agreement.  Each grant of SARs shall be evidenced by an Award Agreement that shall specify the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the 10th anniversary of the date the SAR is granted; and further provided that in no event may any acceleration of any awarded but unvested SARs occur due to a termination of employment or service for Cause.  Any determination by the Committee set forth in an applicable Award Agreement or otherwise under this Section 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

(v)                     Substitution SARs.  The Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Share Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options, and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options.  If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(vi)                  Expiration.  Except as otherwise set forth in the applicable Award Agreement, each SAR shall expire immediately, without any payment, upon the 10th anniversary of the date the SAR is granted.  In no event may a SAR be exercisable after the 10th anniversary of the date the SAR is granted.

(d)                                 Restricted Common Shares and RSUs.

(i)                         Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Common Shares and RSUs shall be granted, (B) subject to Section 4(a) of the Plan, the number of Restricted Common Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Common Shares and RSUs may vest or may be forfeited to the Company, and (D) the other terms and conditions of such Awards.

(ii)                      Transfer Restrictions.  Restricted Common Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may, in its discretion, determine that Restricted Common Shares and RSUs may be transferred by the Participant for no consideration.

(iii)                   Issuance of Restricted Common Shares.  Restricted Common Shares may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Common Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Common Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iv)                  Award Agreement.  Each grant of RSUs and Restricted Common Shares, as applicable, shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Award relates, the period of restriction, the vesting conditions, the settlement date and such other provisions as the Committee may determine; provided, however, that in no event may any acceleration of any awarded but unvested RSUs or Restricted Common Shares occur due to a termination of employment or service for Cause.

(v)                     Payment/Lapse of Restrictions.  Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share.  RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, unless the grant of such Restricted Share or RSU is contingent on satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) of the Plan must be satisfied in order for the restrictions applicable thereto to lapse.  In the event of a Participant’s Termination of Employment due to death, the terms of the applicable Award Agreement shall apply with respect to such Participant’s outstanding Restricted Common Shares and RSUs.

(e)                                  Performance Compensation Awards.

(i)                         General.  The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.  Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

(ii)       Eligibility.  The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period.  However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period.  The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e).  Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii)      Discretion of the Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period, (B) the type(s) of Performance Compensation Awards to be issued, (C) the Performance Criteria that will be used to establish the Performance Goal(s), (D) the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula; provided that any such Performance Formula shall be objective and non-discretionary.  Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv)      Performance Criteria.  Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (i) net income or net income per Common Share; (ii) operating income or operating income per Common Share; (iii) growth in book value per share; (iv) growth in fully converted book value per share; (v) growth in fully converted tangible book value per share; (vi) return on equity; (vii) price performance of Common Shares; (viii) cash flow; (iv) underwriting income; and (v) loss ratio or combined ratio. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis.  To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

(v)                     Modification of Performance Goals.  The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi)                  Payment of Performance Compensation Awards.

(A)                               Condition to Receipt of Payment.  A Participant must be employed by the Company or one of its Affiliates on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.  Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B)          Limitation.  Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period are achieved, and certified by the Committee in accordance with Section 6(e)(vi)(C) of the Plan and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for such Performance Period.

(C)          Certification.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the objective Performance Formula.  The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D) of the Plan.

(D)          Negative Discretion.  In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained and without regard to any employment agreement between the Company and a Participant.

(E)           Discretion.  Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase the amount of a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

(F)                                 Form of Payment.  In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash, Restricted Common Shares, RSUs or fully vested Shares of equivalent value and shall be paid on such terms as determined by the Committee in its discretion.  Any Restricted Common Shares and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any applicable Award Agreement.  The number of Restricted Common Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

(f)                                   Performance Units.

(i)                         Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii)                      Value of Performance Units.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine in accordance with Section 4(a) of the Plan the number and/or value of Performance Units that will be paid out to the Participant.

(iii)      Earning of Performance Units.  Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv)                  Form and Timing of Payment of Performance Units.  Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units on the settlement date or such other valuation formula set forth in the applicable Award Agreement.  Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee.  The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement.  If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) of the Plan must be satisfied in order for a Participant to be entitled to payment.

(g)                                  Cash Incentive Awards.

(i)                         Grant.  Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to determine (A) the Participants to whom Cash Incentive Awards shall be granted, (B) subject to Section 4(a) of the Plan, the number of Cash Incentive Awards to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company and (D) the other terms and conditions of the Cash Incentive Awards.  Each Cash Incentive Award shall have an initial value that is established by the Committee at the time of grant.  The Committee shall set performance goals or other payment conditions in its discretion, which, depending on the extent to which they are met during a specified performance period, shall determine the number and/or value of Cash Incentive Awards that shall be paid to the Participant.

(ii)       Earning of Cash Incentive Awards.  Subject to the provisions of the Plan, after the applicable vesting period has ended, the holder of Cash Incentive Awards shall be entitled to receive a payout of the number and value of Cash Incentive Awards earned by the Participant over the specified performance period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.

(iii)                   Payment.  If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) of the Plan must be satisfied in order for a Participant to be entitled to payment.

(h)                                 Other Share-Based Awards.  Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, Deferred Share Units and fully vested Shares), whether payable in cash, equity or otherwise, in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(i)                                     Dividends and Dividend Equivalents.  In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant, or if permitted by the Committee in its sole discretion, the Participant’s assignee, with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (A) payment directly to the Participant, (B) withholding of such amounts by the Company subject to vesting of the Award or (C) reinvestment in additional Shares, Restricted Common Shares, RSUs or other Awards.

7.                                      Amendment and Termination

(a)                                 Amendments to the Plan.  Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder-approved plan for purposes of Section 162(m) of the Code, and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the shareholders of the Company, except that shareholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Share Options granted under the Plan; provided, however, that any adjustment under Section 4(b) of the Plan shall not constitute an increase for purposes of this Section 7(a), or (ii) change the class of individuals eligible to participate in the Plan.  No amendment, modification or termination of the Plan may, without the consent of the Participant (or his or her transferee) to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement; provided, however, that the Board may amend, modify or terminate the Plan without the consent of such Participant (or his or her transferee) if it deems such action necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules, provided such action affects the rights of all similarly situated Participants (or their transferees).

(b)                                 Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that except as set forth in the Plan, unless (i) otherwise provided by the Committee in the applicable Award Agreement or (ii) deemed necessary by the Committee in order to comply with applicable law, tax rules, stock exchange rules or accounting rules, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not, to that extent, be effective without the consent of the applicable Participant, holder or beneficiary.  Notwithstanding the preceding sentence or any other provision of the Plan, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation, or action is approved by the Company’s shareholders, it being understood that an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) of the Plan or Section 8(b) of the Plan shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

(c)                                  Adjustment of Awards in Connection With Regulatory Changes.  Subject to Section 6(e)(v) of the Plan and the final sentence of Section 7(b) of the Plan, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) of the Plan or the occurrence of a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having an Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

8.                                      Change in Control

(a)                                 Except as otherwise provided in the applicable Award Agreement, and subject to Section 8(b) of the Plan, all Awards that are outstanding and unvested as of immediately prior to a Change in Control shall remain outstanding and unvested immediately thereafter; provided, however, that if within 24 months following the occurrence of a Change in Control, there is a Termination of Employment by the Company or an Affiliate, as applicable, without Cause or a Constructive Termination of a Participant, then (i) all outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of the date of such termination, (ii) all Performance Units, Cash Incentive Awards, Awards designated as Performance Compensation Awards, RSUs and other Awards subject to performance-based vesting criteria shall be paid out as if the date of such termination was the last day of the applicable performance period and “target” performance levels had been fully attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units, Cash Incentive Awards, Awards designated as Performance Compensation Awards, RSUs and other Awards subject to performance-based vesting criteria) then held by Participants that are unvested or still subject to restrictions or forfeiture shall automatically be deemed vested and all restrictions and forfeiture provisions related thereto shall lapse as of the date of such termination.

(b)                                 Notwithstanding Section 8(a) and except as otherwise provided in the applicable Award Agreement, in the event of a Change in Control after the date of the adoption of the Plan, unless provision is made in connection with the Change in Control for assumption of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and Exercise Prices, if applicable, (i) all outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control, (ii) all Performance Units, Cash Incentive Awards, Awards designated as Performance Compensation Awards, RSUs and other Awards subject to performance-based vesting criteria shall be paid out as if the date of the Change in Control were the last day of the applicable performance period and “target” performance levels had been fully attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units, Cash Incentive Awards, Awards designated as Performance Compensation Awards, RSUs and other Awards subject to performance-based vesting criteria) then held by Participants that are unvested or still subject to restrictions or forfeiture shall automatically be deemed vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change in Control.

(c)                                  Notwithstanding any provision of Section 8(b) of the Plan, unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code), in the event of a Change in Control, any unvested but outstanding Awards shall automatically vest as of the date of such Change in Control and shall not be subject to the forfeiture restrictions following such Change in Control to the extent provided in Section 8(b) of the Plan; provided that in the event that such Change in Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control.

(d)                                 In the event that an Affiliate of the Company ceases to be an Affiliate of the Company, the Committee shall determine, in its sole and plenary discretion, the treatment of any outstanding Awards held by any Participants whose eligibility under the Plan would be affected by such cessation of the Affiliate.

9.                                      General Provisions

(a)                                 Nontransferability.  Except as otherwise provided in the applicable Award Agreement or Section 6(d)(ii) of the Plan, no Award (other than Restricted Common Shares with respect to which all applicable restrictions imposed under the terms of the applicable Award Agreement have expired, lapsed, been waived or satisfied, for purposes of this Section 9(a), “Released Securities”) or right thereunder shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution (or, in the case of an Award of Restricted Common Shares, to the Company), except that (i) an Option may be transferred by gift to any member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, if permitted in the applicable Award Agreement and (ii) the Committee may, in its sole discretion, permit any Participant who is a non-employee director to assign any Award to such director’s employer or an Affiliate of such employer; provided, however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant.  Subject to this Section 9(a), each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law by the Participant’s guardian or legal representative unless it has been transferred to a member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, in which case it shall be exercisable only by such transferee.  For the purposes of this provision, a holder’s “immediate family” shall mean the holder’s spouse, children and grandchildren.  Notwithstanding the foregoing, in no event shall any Incentive Share Options granted under the Plan be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations nor may any Award (or any rights and obligations thereunder) be transferred to a third party in exchange for value unless such transfer is specifically approved by the Company’s shareholders.  All terms and conditions of the Plan and all Award Agreements, including but not limited to any applicable vesting conditions, shall be binding upon any permitted successors and assigns.  Except as otherwise set forth in this Section 9(a), no Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.

(b)                                 No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.  Awards and amounts received thereunder shall not be considered to be wages or compensation for purposes of determining entitlements under any pension, severance or other arrangement of the Company.

(c)                                  Share Certificates.  All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable U.S. Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)                                 Expenses.  The expenses of the Plan shall be borne by the Company.  However, if an Award is made to a Participant in the service of an Affiliate and if such Award results in payment of cash to the Participant, such Affiliate shall pay to the Company an amount equal to such cash payment.

(e)                                  Withholding.

(i)                         Authority to Withhold.  A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, securities or Awards other than Shares or other property) of any applicable withholding taxes and social security (or similar) liabilities in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes and social security (or similar) liabilities.

(ii)                      Alternative Ways to Satisfy Withholding Liability.  Without limiting the generality of clause (i) above, subject to the Committee’s discretion, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having an aggregate Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on the RSU or any other Award

(in the case of SARs, RSUs and other Awards, if such SARs, RSUs and other Awards are settled in Shares), a number of Shares having an aggregate Fair Market Value equal to such withholding liability.

(f)                                   Section 409A of the Code.

(i)        It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii)                      No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii)                   If, at the time of a Participant’s “separation from service” (within the meaning of Section 409A of the Code), (A) such Participant shall be a “specified employee” (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period.  Such amount shall be paid without interest, unless otherwise determined from time to time by the Committee, in its sole discretion, or as otherwise provided in any applicable individual agreement between the Company and the relevant Participant.

(iv)                  Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(g)                                  Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, Disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(h)                                 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted common shares, shares, other types of equity-based awards (subject to shareholder approval if such approval is required) and Cash Incentive Awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(i)                                     No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee, director or consultant, nor shall it be construed as giving a Participant any rights to continued service on the Board.  Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(j)                                    No Rights as Shareholder.  No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.  In connection with each grant of Restricted Common Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a shareholder (including the right to vote and receive dividends) in respect of such Restricted Common Shares.  Except as otherwise provided in Section 4(b) of the Plan, Section 7(c) of the Plan or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(k)                                 Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of Bermuda, without giving effect to the conflict of laws provisions thereof.

(l)                                     Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m)                             Other Laws; Restrictions on Transfer of Shares.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.  Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that (i) any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws and (ii) all licenses, permissions and authorizations required to be granted under the laws of Bermuda, or by any authority or agency thereof, shall have been duly received.

(n)                                 No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or any other Person, on the other.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(o)                                 Clawback Policy.  Each Award shall be subject to the Clawback Policy, to the extent provided by such policy.  The Committee may take all actions with respect to any Award, whether vested or unvested, consistent with the Clawback Policy, including but not limited to the rescission, modification or cancelation of any Award and recovery of amounts previously paid or awarded pursuant to an Award.  By accepting any Award or other benefit under the Plan, each Participant and each Person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, the Clawback Policy.  This Section 9(o) shall not be the Company’s exclusive remedy with respect to such matters.

(p)                                 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether (i) any fractional Shares shall be rounded up to the next whole number of Shares, (ii) cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or (iii) such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(q)                                 Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election.  If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such

Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(r)                                    Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Share Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(s)                                   Successors.  The Plan, and all obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, amalgamation, consolidation, scheme of arrangement or otherwise, of all or substantially all of the assets and/or business of the Company.

(t)                                    Consent to Authority of Committee.  By accepting any Award or other benefit under the Plan, each Participant and each Person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(u)                                 Headings and Construction.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.  Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.

(v)                                 International Considerations.  The Committee may grant Awards to Participants on terms and conditions that differ from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to (i) foster and promote achievement of the purposes of the Plan and (ii) comply with the applicable legal, tax or regulatory requirements of the jurisdiction in which such Participants reside or are subject to taxation or regulation (such compliance including, without limitation, the avoidance of triggering a public offering in the applicable jurisdiction or the maximization of tax efficiency), and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal, tax or regulatory requirements.

10.                               Dispute Resolution

(a)                                 Mediation.  If a dispute arises out of or relates to this Plan or a Participant’s Award Agreement or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, before resorting to binding arbitration as provided for in Section 10(b).

(b)                                 Arbitration.  If a dispute arising out of or relating to this Plan or a Participant’s Award Agreement cannot be settled amicably by the parties through negotiation or mediation, such dispute shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator.  If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within 10 days of the petition therefor.  Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party.  A hearing shall be held by the arbitrator in New York or Bermuda, as agreed by the parties (or, failing such agreement, in Bermuda), within 30 days of his or her appointment.  The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

11.                               Term of the Plan

(a)                                 Effective Date.  The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s shareholders.

(b)                                 Expiration Date.  No Award shall be granted under the Plan after the 10th anniversary of the date the Plan is approved by the Company’s shareholders under Section 11(a) of the Plan.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01FY6B 1 U PX + General Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote “FOR” all nominees in Proposals 1 and 2 and “FOR” Proposals 3, 4 and 5. 1. To fix the number of directors of the Company at twelve and to elect four Class A directors and one Class C director to the Company’s Board of Directors for terms ending in 2015 and 2014, respectively. 01 - John G. Bruton 04 - Anthony Taylor 02 - John D. Collins 05 - Michael R. Eisenson For Against Abstain For Against Abstain 01 - Thomas G.S. Busher For Against Abstain For Against Abstain 02 - Christopher L. Harris 03 - Candace L. Straight For Against Abstain For Against Abstain 03 - Christopher T. Schaper For Against Abstain For Against Abstain 5. An advisory vote to approve executive compensation. 2. To elect the designated company directors in respect of Montpelier Reinsurance Ltd., a wholly-owned reinsurance company organized under the laws of Bermuda. 3. To approve the adoption of the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan, which would go into effect from the conclusion of the 2012 Annual Meeting. 6. To consider such other business as may properly come before the 2012 Annual Meeting or any adjournments thereof. ANNUAL GENERAL MEETING INFORMATION 4. To appoint PricewaterhouseCoopers, an independent registered public accounting firm, as the Company’s independent auditor for 2012 and to authorize the Board, acting by the Company’s Audit Committee, to set their remuneration. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM 1 3 6 7 9 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 A.M, Central Time, On May 18, 2012 Vote by Internet • Go to www.investorvote.com/mrh • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MAY 18, 2012 The undersigned appoints Thomas G.S. Busher or failing him any other officer of Montpelier Re Holdings Ltd. as proxy, to vote on behalf of the undersigned, all Common Shares of the undersigned at the 2012 Annual Meeting to be held May 18, 2012, and at any adjournment thereof, subject to any directions indicated on the reverse side. Your vote is important! Please complete, date, sign and return this form to Proxy Services, c/o Computershare, P.O. Box 43102, Providence, RI 02940-5068 in the accompanying envelope, which does not require postage if mailed in the United States. This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will be voted FOR all nominees in proposals 1 and 2 and FOR proposals 3, 4 and 5, in each case listed on the reverse side and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the 2012 Annual Meeting. . Proxy — MONTPELIER RE HOLDINGS LTD. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.